                                                                     EXHIBIT 4.9
                                   $30,000,000

                                CREDIT AGREEMENT

                                      among

                  SECURUS TECHNOLOGIES, INC., as the Borrower,

        The Subsidiaries of the Borrower party hereto as the Guarantors,

             The financial institutions party hereto as the Lenders,

                     ING CAPITAL LLC, as the Issuing Lender,

                                       and

                  ING CAPITAL LLC, as the Administrative Agent

                                September 9, 2004

                                      INDEX

                                                                                          PAGE
                                                                                          ----
ARTICLE 1.         DEFINITIONS, ACCOUNTING PRINCIPLES AND OTHER INTERPRETIVE MATTERS....    1
      Section  1.1      Definitions.....................................................    1
      Section  1.2      Accounting Principles...........................................   22
      Section  1.3      Other Interpretive Matters......................................   22
ARTICLE 2.         THE LOANS AND THE LETTERS OF CREDIT..................................   23
      Section  2.1      Extension of Credit.............................................   23
      Section  2.2      Manner of Borrowing and Disbursement of Loans...................   24
      Section  2.3      Interest........................................................   27
      Section  2.4      Fees............................................................   27
      Section  2.5      Prepayment/Reduction of Commitment..............................   28
      Section  2.6      Repayment.......................................................   29
      Section  2.7      Notes; Loan Accounts............................................   30
      Section  2.8      Manner of Payment...............................................   30
      Section  2.9      Reimbursement...................................................   32
      Section 2.10      Pro Rata Treatment..............................................   33
      Section 2.11      Application of Payments.........................................   33
      Section 2.12      Use of Proceeds.................................................   34
      Section 2.13      All Obligations to Constitute One Obligation....................   34
      Section 2.14      Maximum Rate of Interest........................................   34
      Section 2.15      Letters of Credit...............................................   35
      Section 2.16      Hedge Agreements................................................   38
ARTICLE 3.         GUARANTY.............................................................   38
      Section  3.1      Guaranty........................................................   38
      Section  3.2      Special Provisions Applicable to Subsidiary Guarantors..........   42
ARTICLE 4.         CONDITIONS PRECEDENT.................................................   42
      Section  4.1      Conditions Precedent to Initial Advance.........................   42
      Section  4.2      Conditions Precedent to Each Advance............................   45
      Section  4.3      Conditions Precedent to Each Letter of Credit...................   46
ARTICLE 5.         REPRESENTATIONS AND WARRANTIES.......................................   46
      Section  5.1      General Representations and Warranties..........................   46
      Section  5.2      Representations and Warranties Relating to Accounts.............   53

      Section  5.3      Representations and Warranties Relating to Inventory..............   54
      Section  5.4      Survival of Representations and Warranties, etc...................   54
ARTICLE 6.         GENERAL COVENANTS......................................................   54
      Section  6.1      Preservation of Existence and Similar Matters.....................   54
      Section  6.2      Compliance with Applicable Law....................................   54
      Section  6.3      Maintenance of Properties.........................................   54
      Section  6.4      Accounting Methods and Financial Records..........................   54
      Section  6.5      Insurance.........................................................   55
      Section  6.6      Payment of Taxes and Claims.......................................   55
      Section  6.7      Visits and Inspections............................................   55
      Section  6.8      Conduct of Business...............................................   56
      Section  6.9      ERISA.............................................................   56
      Section 6.10      Lien Perfection...................................................   56
      Section 6.11      Location of Collateral............................................   56
      Section 6.12      Protection of Collateral..........................................   56
      Section 6.13      Assignments and Records of Accounts...............................   57
      Section 6.14      Administration of Accounts........................................   57
      Section 6.15      Deposit Accounts..................................................   58
      Section 6.16      Further Assurances................................................   58
      Section 6.17      Broker's Claims...................................................   58
      Section 6.18      Indemnity.........................................................   59
      Section 6.19      Environmental Matters.............................................   59
      Section 6.20      Formation of Subsidiaries.........................................   60
      Section 6.21      Post Closing Conditions...........................................   61
ARTICLE 7.         INFORMATION COVENANTS..................................................   61
      Section  7.1      Quarterly Financial Statements and Information....................   62
      Section  7.2      Annual Financial Statements and Information;
                        Certificate of No Default.........................................   62
      Section  7.3      Compliance Certificates...........................................   62
      Section  7.4      Access to Accountants.............................................   62
      Section  7.5      Additional Reports................................................   62
      Section  7.6      Notice of Litigation and Other Matters............................   63
ARTICLE 8.         NEGATIVE COVENANTS.....................................................   65
      Section  8.1      Funded Debt.......................................................   65
      Section  8.2      Guaranties........................................................   65

      Section   8.3     Liens.............................................................   66
      Section   8.4     Restricted Payments and Purchases.................................   66
      Section   8.5     Investments.......................................................   66
      Section   8.6     Affiliate Transactions............................................   66
      Section   8.7     Liquidation; Change in Ownership, Name, or Fiscal Year;
                        Disposition or Acquisition of Assets; Etc........................    67
      Section   8.8     Interest Coverage Ratio...........................................   68
      Section   8.9     Capital Expenditures..............................................   68
      Section  8.10     Minimum EBITDA....................................................   69
      Section  8.11     Sales and Leasebacks..............................................   69
      Section  8.12     Amendment and Waiver..............................................   69
      Section  8.13     ERISA Liability...................................................   69
      Section  8.14     Prepayments.......................................................   69
      Section  8.15     Negative Pledge, Etc..............................................   70
      Section  8.16     Inconsistent Agreements...........................................   70
ARTICLE 9.         DEFAULT................................................................   70
      Section   9.1     Events of Default.................................................   70
      Section   9.2     Remedies..........................................................   72
ARTICLE 10.        THE ADMINISTRATIVE AGENT...............................................   74
      Section  10.1     Appointment and Authorization.....................................   74
      Section  10.2     Interest Holders..................................................   74
      Section  10.3     Consultation with Counsel.........................................   74
      Section  10.4     Documents.........................................................   74
      Section  10.5     Administrative Agent and Affiliates...............................   74
      Section  10.6     Responsibility of the Administrative Agent........................   74
      Section  10.7     Action by Administrative Agent....................................   75
      Section  10.8     Notice of Default.................................................   75
      Section  10.9     Responsibility Disclaimed.........................................   75
      Section  10.10    Indemnification...................................................   76
      Section  10.11    Credit Decision...................................................   76
      Section  10.12    Successor Administrative Agent....................................   76
      Section  10.13    Administrative Agent May File Proofs of Claim.....................   77
      Section  10.14    Collateral........................................................   77
      Section  10.15    Release of Collateral.............................................   77
ARTICLE 11.        MISCELLANEOUS..........................................................   78

      Section  11.1     Notices...........................................................   78
      Section  11.2     Expenses..........................................................   79
      Section  11.3     Waivers...........................................................   80
      Section  11.4     Set-Off...........................................................   80
      Section  11.5     Assignment........................................................   81
      Section  11.6     Counterparts......................................................   82
      Section  11.7     Under Seal; Governing Law.........................................   82
      Section  11.8     Severability......................................................   83
      Section  11.9     Headings..........................................................   83
      Section 11.10     Source of Funds...................................................   83
      Section 11.11     Entire Agreement..................................................   83
      Section 11.12     Amendments and Waivers............................................   83
      Section 11.13     Other Relationships...............................................   84
      Section 11.14     Pronouns..........................................................   84
      Section 11.15     Disclosure........................................................   84
      Section 11.16     Replacement of Lender.............................................   84
      Section 11.17     Confidentiality...................................................   85
      Section 11.18     Revival and Reinstatement of Obligations..........................   85
      Section 11.19     USA Patriot Act...................................................   85
ARTICLE 12.        YIELD PROTECTION.......................................................   86
      Section  12.1     Eurodollar Rate Basis Determination...............................   86
      Section  12.2     Illegality........................................................   86
      Section  12.3     Increased Costs...................................................   86
      Section  12.4     Effect On Other Advances..........................................   88
      Section  12.5     Capital Adequacy..................................................   88
ARTICLE 13.        JURISDICTION, VENUE AND WAIVER OF JURY TRIAL...........................   88
      Section  13.1     Jurisdiction and Service of Process...............................   88
      Section  13.2     Consent to Venue..................................................   89
      Section  13.3     Waiver of Jury Trial..............................................   89

EXHIBITS
--------
Exhibit A             -  Form of Administrative Questionnaire
Exhibit B             -  Form of Assignment and Acceptance
Exhibit C             -  Form of Borrowing Base Certificate
Exhibit D-1           -  Form of Collateral Access Agreement - Landlord
Exhibit D-2           -  Form of Collateral Access Agreement - Bailee
Exhibit E             -  Form of Compliance Certificate
Exhibit F             -  Form of Note
Exhibit G             -  Form of Notice of Conversion/Continuation
Exhibit H             -  Form of Pledge Agreement
Exhibit I             -  Form of Request for Advance
Exhibit J             -  Form of Request for Issuance of Letter of Credit
Exhibit K             -  Form of Security Agreement
Exhibit L-1           -  Form of Secretary's Certificate
Exhibit L-2           -  Form of Officer's Certificate
Exhibit M             -  Form of Guaranty Supplement

SCHEDULES
---------
Schedule 1(a)         -  Commitment Ratios
Schedule 1(b)         -  Liens
Schedule 1(c)         -  Pro Forma Basis
Schedule 5.1(c)-1     -  Subsidiaries
Schedule 5.1(c)-2     -  Partnerships/Joint Ventures
Schedule 5.1(d)       -  Outstanding Capital Stock Ownership
Schedule 5.1(f)       -  Necessary Authorizations
Schedule 5.1(h)       -  Material Contracts
Schedule 5.1(i)       -  Labor Matters
Schedule 5.1(j)       -  Taxes
Schedule 5.1(m)       -  Investments/Guaranties as of the Agreement Date
Schedule 5.1(n)       -  Litigation
Schedule 5.1(o)       -  ERISA
Schedule 5.1(p)       -  Intellectual Property; Licenses and Certifications
Schedule 5.1(q)       -  Compliance
Schedule 5.1(v)       -  Insurance
Schedule 5.1(w)       -  Brokers' Fees
Schedule 5.1(x) - 1   -  Leased Real Property
Schedule 5.1(x) - 2   -  Owned Real Property
Schedule 5.1(y) - 1   -  Environmental Matters - Compliance
Schedule 5.1(y) - 2   -  Environmental Matters - Notices
Schedule 6.11         -  Location of Collateral
Schedule 6.15         -  Bank and Investment Accounts
Schedule 8.6          -  Affiliate Transactions

                                CREDIT AGREEMENT

                                      among

      THIS CREDIT AGREEMENT dated as of September 9, 2004, is by and among SECURUS TECHNOLOGIES, INC., as the Borrower, the Subsidiaries of the Borrower party hereto as the Guarantors, the financial institutions party hereto as the Lenders, ING CAPITAL LLC, as the Issuing Lender, and ING CAPITAL LLC, as the Administrative Agent.

                              W I T N E S S E T H:

      WHEREAS, the Borrower, Evercom Holdings, Inc. (the "Target") and other Persons are parties to the Merger Agreement; and

      WHEREAS, pursuant to the Merger Agreement, the Borrower will, upon the funding of the Loans under this Agreement and the issuance of Funded Debt pursuant to the Senior Note Documents and the Subordinated Note Documents, acquire the Target; and

      WHEREAS, the Borrower has requested that the Administrative Agent, the Issuing Lender and the Lenders make available to it the Commitments, on the terms and conditions set forth herein, to, among other things, finance in part the acquisition by the Borrower of the Stock of the Target and fund transaction costs and working capital needs of the Borrower and the Guarantors; and

      WHEREAS, the Administrative Agent, the Issuing Lender and the Lenders are willing to make the Commitments available to the Borrower upon the terms and conditions set forth herein;

      NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE 1.

                     DEFINITIONS, ACCOUNTING PRINCIPLES AND
                           OTHER INTERPRETIVE MATTERS

      Section 1.1 Definitions. For the purposes of this Agreement:

      "Account Debtor" shall mean any Person who is obligated to make payments in respect of an Account; provided that in the case of any third party billing aggregator or similar service provider, the "Account Debtor" shall mean the ultimate LEC that receives the relevant call detail records, any additional billing records or a monthly bill statement, and bills the end user.

      "Accounts" shall mean all "accounts," as such term is defined in the UCC, of each Borrower Party whether now existing or hereafter created or arising, including, without limitation, (i) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by chattel paper (as defined in the UCC) or instruments (as defined in the UCC)) (including any such obligations that may be characterized as an account or contract right under the UCC), (ii) all of each Borrower Party's rights in, to and under all purchase orders or receipts for goods or services,
(iii) all of each Borrower Party's rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods),
(iv) all rights to payment due to a Borrower Party for personal property (and any real property pledged to the Administrative Agent after the Agreement Date pursuant to Section 8.7(h)) sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel under a charter or other contract, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by such Borrower Party or in connection with any other transaction (whether or not yet earned by performance on the part of such Borrower Party), (v) all health care insurance receivables and (vi) all collateral security of any kind, given by any Account Debtor or any other Person with respect to any of the foregoing.

      "additional amount" shall have the meaning specified in Section 2.8(b)(i) hereof.

      "Administrative Agent" shall mean ING Capital LLC, acting as administrative agent for the Lender Group, and any successor Administrative Agent appointed pursuant to Section 10.12.

      "Administrative Agent Indemnified Person" shall have the meaning specified in Section 10.10 hereof.

      "Administrative Agent's Office" shall mean the office of the Administrative Agent located at 1325 Avenue of the Americas, New York, New York 10019, Attention: Lissette Ruiz, Associate, or such other office as may be designated pursuant to the provisions of Section 11.1.

      "Administrative Questionnaire" shall mean a questionnaire substantially in the form of Exhibit A.

      "Advance" or "Advances" shall mean amounts of the Loans advanced by the Lenders to, or on behalf of, the Borrower pursuant to Section 2.2 on the occasion of any borrowing and shall include, without limitation, all Agent Advances.

      "Affiliate" shall mean, with respect to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or that is a director, officer or partner of such Person. For purposes of this definition, "control", when used with respect to any Person, includes, without limitation, the direct or indirect beneficial ownership of ten percent (10%) or more of the outstanding Equity Interests of such Person or the power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

      "Agent Advances" shall have the meaning specified in Section 2.1(d) hereof.

      "Aggregate Commitment Ratio" shall mean, with respect to any Lender, the ratio, expressed as a percentage, of (i) the unutilized Commitment plus Loans (other than Agent Advances) outstanding plus participation interests in Letter of Credit Obligations and Agent Advances outstanding of such Lender, divided by
(ii) the sum of the aggregate unutilized Commitments plus Loans (other than Agent Advances) outstanding plus participation interests in Letter of Credit Obligations and Agent Advances of all Lenders, which, as of the Agreement Date, are set forth (together with Dollar amounts thereof) on Schedule 1(a).

      "Aggregate Revolving Credit Obligations" shall mean, as of any particular time, without duplication, the sum of (a) the aggregate principal amount of all Revolving Loans then outstanding, plus (b) the aggregate principal amount of all Agent Advances then outstanding, plus (c) the aggregate amount of all Letter of Credit Obligations then outstanding.

      "Agreement" shall mean this Credit Agreement, together with all exhibits and schedules hereto.

      "Agreement Date" shall mean the date as of which this Agreement is dated.

      "Anti-Terrorism Laws" shall mean 18 U.S.C. ss.ss. 1956 and 1957, Executive Order No. 13224 and the USA Patriot Act, and any regulations relating thereto.

      "Applicable Law" shall mean, in respect of any Person, all provisions of constitutions, statutes, rules, regulations, and orders of governmental bodies or regulatory agencies applicable to such Person, and all orders and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party or by which it is bound.

      "Appreciable" shall mean material in relation to the business, operations, financial condition, assets, or properties of the Borrower and its Subsidiaries taken as a whole.

      "Approved Fund" shall mean any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity that administers or manages a Lender.

      "Assignment and Acceptance" shall mean that certain form of Assignment and Acceptance attached hereto as Exhibit B, pursuant to which each Lender may, as further provided in Section 11.5, sell a portion of its Loans or Commitments.

      "Authorized Signatory" shall mean, with respect to any Borrower Party, such senior personnel of such Borrower Party as may be duly authorized and designated in writing to the Administrative Agent by such Borrower Party to execute documents, agreements, and instruments on behalf of such Borrower Party.

      "Availability" shall mean, as of any particular time, (a) the lesser of
(i) the Commitments and (ii) the Borrowing Base, minus (b) in each case, the Aggregate Revolving Credit Obligations.

      "Available Letter of Credit Amount" shall mean, as of any particular time, an amount equal to the lesser of (a) the Letter of Credit Commitment at such time less the aggregate amount of all Letter of Credit Obligations than outstanding and (b) Availability at such time.

      "Avoidance Provisions" shall mean the substantive state or federal laws under which the possible avoidance or unenforceability of the Obligations of any Borrower hereunder (or any other Obligations of such Borrower to the Lender Group and any other Person holding any of the Obligations) shall be determined in any such case or proceeding.

      "Bad Debt Reserve" shall have the meaning specified in the Borrowing Base Certificate.

      "Bankruptcy Code" shall mean the United States Bankruptcy Code (11 U.S.C.
Section 101 et seq.), as now or hereafter amended, and any successor statute and any rules and regulations promulgated thereunder.

      "Billing Tape" shall mean a billing tape or other data format presentable to an LEC in accordance with the applicable LEC Agreement or to a billing aggregator in accordance with the agreement with such billing aggregator.

      "Blocked Person" shall have the meaning specified in Section 5.1(dd)(ii) hereof.

      "Borrower" shall mean Securus Technologies, Inc., a Delaware corporation.

      "Borrower Parties" shall mean, collectively, the Borrower and the Guarantors; and "Borrower Party" shall mean any one of the foregoing Borrower Parties.

      "Borrower Payments" shall have the meaning specified in Section 2.8(b)(i) hereof.

      "Borrowing Base" shall mean, at any particular time, the sum of:

            (a)   up to 80% of Eligible Accounts; plus

            (b)   up to 50% of Eligible Inventory; minus

            (c)   the Reserves.

      "Borrowing Base Certificate" shall mean a certificate of an Authorized Signatory of the Borrower substantially in the form of Exhibit C.

      "Business Day" shall mean any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are closed; provided, however, that when used with reference to a Eurodollar Advance (including the making, continuing, prepaying or repaying of any Eurodollar Advance), the term "Business Day" shall also exclude any day in which banks are not open for dealings in deposits of Dollars on the London interbank market.

      "Capital Expenditure Carry Forward Amount" shall mean, to the extent positive, for any fiscal year, a carry forward amount equal to (a) for calendar year 2005, the lesser of (i) $9,000,000 less the aggregate amount of Capital Expenditures made pursuant to Section 8.9 in the previous period and (ii) $5,000,000 and (b) for calendar year 2006 and each calendar year thereafter, the lesser of (i) $22,000,000 less the aggregate amount of Capital Expenditures made pursuant to Section 8.9 in the immediately preceding period and (ii) $5,000,000.

      "Capital Expenditures" shall mean, for any period, on a consolidated basis for the Borrower Parties, the aggregate of all expenditures made by the Borrower Parties during such period that, in conformity with GAAP, are required to be included in or reflected on the consolidated balance sheet as a capital asset of the Borrower Parties, including, without limitation, the current portion of Capitalized Lease Obligations of the Borrower Parties but excluding capital expenditures consisting of line cards and equipment related thereto recovered from customers, returned to Inventory, and then subsequently installed at a new customer to the extent such items do not constitute a cash expenditure.

      "Capitalized Lease Obligation" shall mean that portion of any obligation of a Person as lessee under a lease which at the time would be required to be capitalized on the balance sheet of such lessee in accordance with GAAP.

      "Cash Equivalents" shall mean, collectively, (a) marketable, direct obligations of the US and its agencies maturing within three hundred sixty-five
(365) days of the date of purchase, (b) commercial paper issued by corporations, each of which shall (i) have a consolidated net worth of at least $250,000,000, and (ii) conduct substantially all of its business in the US, which commercial paper will mature within one hundred eighty (180) days from the date of the original issue thereof and is rated "P-1" or better by Moody's or "A-1" or better by S&P, (c) certificates of deposit maturing within three hundred sixty-five (365) days of the date of purchase and issued by a US national or state bank having deposits totaling more than $250,000,000, and whose short-term debt is rated "P-1" or better by Moody's or "A-1" or better by S&P, and (d) up to $100,000 per institution and up to $1,000,000 in the aggregate in (i) short-term obligations issued by any local commercial bank or trust company located in those areas where the Borrower conducts its business, whose deposits are insured by the Federal Deposit Insurance Corporation, or (ii) commercial bank-insured money market funds, or any combination of the types of investments described in this clause (d).

      "Change in Control" shall mean:

            (a) prior to the first public offering of common stock of the Borrower, the Permitted Holders cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of at least 40% of the total voting power of the Voting Stock of the Borrower, whether as a result of issuance of securities of the Borrower, any merger, consolidation, liquidation or dissolution of the Borrower, or any direct or indirect transfer of securities (for purposes of this clause (a) and clause (b) below, the Permitted Holders shall be deemed to beneficially own any Voting Stock of a Person (the "specified person") held by any other Person (the "parent entity") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent entity);

            (b) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (a) above, except that for purposes of this clause (b) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Borrower (for the purposes of this clause (b), such other person shall be deemed to beneficially own any Voting Stock of a specified person held by a parent entity, if such other person is the beneficial owner (as defined in this clause (b)), directly or indirectly, of more than 50% of the voting power of the Voting Stock of such parent entity);

            (c) individuals who on the Agreement Date constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Borrower was approved by a vote of 66-2/3% of the directors of the Borrower then still in office who were either directors on the Agreement Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; provided, however, that any individual appointed by H.I.G. (or an Affiliate of H.I.G.) to replace any existing H.I.G. Director shall be deemed to have been a member of the Board of Directors on the Agreement Date;

            (d) the adoption of a plan relating to the liquidation or dissolution of the Borrower;

            (e) the merger or consolidation of the Borrower with or into another Person or the merger of another Person with or into the Borrower, or the sale of all or substantially all the assets of the Borrower (determined on a consolidated basis) to another Person other than (i) a transaction in which the survivor or transferee is a Person that is controlled by the Permitted Holders or (ii) a transaction following which (A) in the case of a merger or consolidation transaction, holders of securities that represented at least a majority of the Voting Stock of the Borrower immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction and (B) in the case of a sale of assets transaction, each transferee becomes a Guarantor; or

            (f) the Borrower ceases to be the beneficial owner (as defined in clause (a) above), directly or indirectly, of 100% of the Voting Stock of each of T-Netix and Evercom, or, following a merger of T-Netix and Evercom, such surviving entity.

      "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

      "Collateral" shall mean all property pledged as collateral security for the Obligations pursuant to the Security Documents or otherwise, and all other non-real estate property (and any real property pledged to the Administrative Agent after the Agreement Date pursuant to Section 8.7(h)) of any Borrower Party that is now or hereafter in the possession or control of any member of the Lender Group, or on which any member of the Lender Group has been granted a Lien.

      "Collateral Access Agreement" shall mean any agreement of any lessor, warehouseman, processor, consignee or other Person in possession of, having a Lien upon or having rights or interests in, any of the Collateral in favor of the Administrative Agent, for the benefit of the Lender Group, substantially in the form of Exhibit D-1 or Exhibit D-2 or otherwise in form and substance reasonably satisfactory to the Administrative Agent, waiving or subordinating Liens such Person may hold in regard to the non-real estate property of any of the Borrower Parties and providing the Administrative Agent access to its Collateral.

      "Commercial Letter of Credit" shall mean a documentary Letter of Credit issued by the Issuing Lender in respect of the purchase of goods or services by the Borrower in the ordinary course of its business.

      "Commitment Ratio" shall mean, with respect to any Lender, the ratio, expressed as a percentage, of (a) the Commitment of such Lender, divided by (b) the Commitment of all Lenders, which, as of the Agreement Date, are set forth (together with Dollar amounts thereof) on Schedule 1(a).

      "Commitments" shall mean the several obligations of the Lenders to advance the aggregate amount of up to $30,000,000 to the Borrower on or after the Agreement Date, in accordance with their respective Commitment Ratios, pursuant to the terms of this Agreement, and as such amount may be reduced from time to time pursuant to the terms of this Agreement.

      "Compliance Certificate" shall mean a certificate executed by an Authorized Signatory of the Borrower substantially in the form of Exhibit E.

      "Control Agreement" shall mean any "authenticated" (as defined in the UCC) agreement between a depository bank or a securities intermediary, as applicable, and the Administrative Agent, for the benefit of the Lender Group, and acknowledged and agreed to by the applicable Borrower Party, in form acceptable to the Administrative Agent in its sole discretion.

      "Copyright Security Agreements" shall mean, collectively, the Copyright Security Agreements made in favor of the Administrative Agent, on behalf of the Lender Group, from time to time.

      "Customer Dispute" shall mean all instances in which (i) a customer of the Borrower has rejected or returned the goods and such return or rejection has not been accepted by the Borrower as a valid return or rejection, or (ii) a customer of the Borrower has otherwise affirmatively asserted grounds for nonpayment of an Account, including, without limitation, any repossession of goods by the Borrower, or any claim by an Account Debtor of total or partial failure of delivery, set-off, counterclaim, or breach of warranty.

      "Date of Issue" shall mean the date on which the Issuing Lender issues a Letter of Credit pursuant to Section 2.15.

      "Default" shall mean any Event of Default, and any of the events specified in Section 9.1 regardless of whether there shall have occurred any passage of time or giving of notice (or both) that would be necessary in order to constitute such event an Event of Default.

      "Default Rate" shall mean a simple per annum interest rate equal to, with respect to all outstanding Obligations, the sum of (a) the highest applicable Interest Rate Basis (including, for this purpose, the Interest Rate Margin in the Eurodollar Basis), plus (b) two percent (2.00%); provided, however, that (i) as to any Eurodollar Advance outstanding on the date that the Default Rate becomes applicable, the Default Rate shall be based on the then applicable Eurodollar Basis until the end of the current Eurodollar Advance Period and thereafter the Default Rate shall be based on the Prime Rate as in effect from time to time and (ii) as to any Prime Rate Advance outstanding on the date that the Default Rate becomes applicable, the Default Rate shall be based on the Prime Rate as in effect from time to time.

      "Disbursement Account" shall mean account number 06300066423 maintained at JPMorgan Chase Bank, or as otherwise designated to the Administrative Agent by the Borrower.

      "Distributable Cash Flow" shall mean the sum of (without duplication):

      (a) fifty percent (50%) of the Consolidated Net Income (for purposes of this definition, as defined in the Indenture) accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Agreement Date occurs to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such payment described in Section 8.4(e) (or, in case such Consolidated Net Income shall be a deficit, minus one hundred percent (100%) of such deficit); plus

      (b) one hundred percent (100%) of the aggregate Net Cash Proceeds (for purposes of this definition, as defined in the Indenture) received by the Borrower from the issuance or sale of its Capital Stock (for purposes of this definition, as defined in the Indenture) (other than Disqualified Stock (for purposes of this definition, as defined in the Indenture)) subsequent to the Agreement Date (other than an issuance or sale to a Subsidiary of the Borrower and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Borrower or any of its Subsidiaries for the benefit of their employees) and one hundred percent (100%) of any cash capital contribution received by the Borrower from its stockholders subsequent to the Agreement Date; plus

      (c) the amount by which Indebtedness (for purposes of this definition, as defined in the Indenture) of the Borrower is reduced upon the conversion or exchange subsequent to the Agreement Date of any Indebtedness of the Borrower convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Borrower (less the amount of any cash, or the fair value of any other property, distributed by the Borrower upon such conversion or exchange); provided, however, that the foregoing amount shall not exceed the Net Cash Proceeds received by the Borrower or any Restricted Subsidiary (for purposes of this definition, as defined in the Indenture) from the sale of such Indebtedness (excluding Net Cash Proceeds from sales to a Subsidiary of the Borrower or to an employee stock ownership plan or to a trust established by the Borrower or any of its Subsidiaries for the benefit of their employees); plus

      (d) an amount equal to the sum of (i) the net reduction in the Investments (for purposes of this definition, as defined in the Indenture) (other than Permitted Investments (for purposes of this definition, as defined in the Indenture)) made by the Borrower or any Restricted Subsidiary in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital (excluding dividends and distributions), in each case received by the Borrower or any Restricted Subsidiary and (ii) to the extent such Person is an Unrestricted Subsidiary (for purposes of this definition, as defined in the

Indenture), the portion (proportionate to the Borrower's equity interest in such Subsidiary) of the fair market value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made and treated as a Restricted Payment (for purposes of this definition, as defined in the Indenture) by the Borrower or any Restricted Subsidiary in such Person or Unrestricted Subsidiary; minus

      (e) the aggregate amount of all Restricted Payments since the Agreement Date.

      "Dividends" shall mean, any direct or indirect distribution, dividend, or payment to any Person on account of any Equity Interests of any Borrower Party.

      "Dollars" or "$" shall mean the lawful currency of the United States of America.

      "Domestic Subsidiary" shall mean any Subsidiary of the Borrower that is organized and existing under the laws of the US or any state or commonwealth thereof or under the laws of the District of Columbia.

      "EBITDA" shall mean, with respect to the Borrower on a consolidated basis with its Subsidiaries for any period, the Net Income for such period, plus (a) without duplication and to the extent deducted in determining Net Income for such period, the sum of (i) income taxes, (ii) Interest Expense, (iii) depreciation and amortization expense, (iv) all other non-cash charges and non-cash losses, (v) purchase accounting adjustments, (vi) non-recurring severance payments and expenses relating thereto in the ordinary course of business or as a result of the consummation of the Tender Offer, the T-Netix Consolidation and the Merger, (vii) fees, costs and expenses incurred in connection with the Tender Offer, the T-Netix Consolidation and the transactions consummated on the Agreement Date and contemplated by the Loan Documents, the Merger Documents and the Senior Note Documents to the extent such fees, costs and expenses are disclosed to the Administrative Agent in writing, (viii) the fees payable to H.I.G. under the Management Agreements, (ix) other success bonuses paid to H.I.G. or its Affiliates, (x) extraordinary losses, (xi) fees to directors of the Borrower and to former shareholders of the Target as contemplated by Section 8.4(c) and (xii) fees, costs and expenses incurred in connection with the restructuring of the Target and its Subsidiaries to the extent such fees, costs and expenses (A) are disclosed to the Administrative Agent in writing and (B) do not exceed $210,000 in the aggregate minus (b) without duplication and to the extent added in computing Net Income for such period, (i) non-cash gains and other non-cash income and (ii) extraordinary gains; provided, however, that if any such calculation includes any period in which an acquisition or sale of a Person or all or substantially all of the assets of a Person occurred, then such calculation shall be made on a Pro Forma Basis.

      "Eligible Accounts" shall have the meaning specified in the Borrowing Base Certificate; provided, however, that for purposes of calculating Eligible Accounts immediately prior to the Merger, references in this definition to "Accounts" shall include accounts of the Target to be acquired by the Borrower pursuant to the Merger Agreement.

      "Eligible Assignee" shall mean (a) a Lender; (b) an Affiliate of a Lender;
(c) an Approved Fund; or (d) any other Person approved by (i) the Administrative Agent, (ii) with respect to any proposed assignee of the Commitment, the Issuing Lender and, (iii) unless (x) such Person is taking delivery of an assignment in connection with physical settlement of a credit derivatives transaction or (y) an Event of Default exists, the Borrower, such approvals not to be unreasonably withheld or delayed; provided, however, that if the consent of the Borrower to an assignment or to an Eligible Assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment thresholds specified in Section 11.5(b)), the Borrower shall be deemed to have given its consent ten (10) Business Days after the date notice thereof has been delivered by the assigning Lender (through the Administrative Agent) unless such consent is expressly refused by the Borrower prior to such tenth (10th) Business Day.

      "Eligible Inventory" shall have the meaning specified in the Borrowing Base Certificate; provided, however, that for purposes of calculating Eligible Inventory immediately prior to the Merger, references in this definition to "Inventory" shall include accounts of the Target to be acquired by the Borrower pursuant to the Merger Agreement.

      "Employment Agreement" shall have the meaning ascribed thereto in Section 4.1(f).

      "Environmental Laws" shall mean, collectively, any and all applicable federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any Governmental Authority regulating, relating to or imposing liability or standards of conduct concerning environmental protection matters, including without limitation, Hazardous Materials, as now or may at any time during the term of this Agreement be in effect.

      "Equity Interests" shall mean, as applied to any Person, any capital stock, membership interests, partnership interests or other equity interests of such Person, regardless of class or designation, and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect thereto.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as in effect on the Agreement Date and as such Act may be amended thereafter from time to time.

      "ERISA Affiliate" shall mean, with respect to any Borrower Party, any trade or business (whether or not incorporated) that together with such Borrower Party, are treated as a single employer under Section 414(b), (c), (m) and (o) of the Code.

      "ERISA Event" shall mean, with respect to any Borrower Party or any ERISA Affiliate, (a) any "reportable event" within the meaning of Section 4043 of ERISA with respect to a Title IV Plan for which the thirty (30) day notice period has not been waived; (b) the withdrawal of any Borrower Party or ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any Borrower Party or any ERISA Affiliate from any Multiemployer Plan; (d) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (e) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (f) the reorganization or insolvency of a Multiemployer Plan under Section 4241 or 4245 of ERISA; (g) the failure by any Borrower Party or ERISA Affiliate to make when due required contributions to a Multiemployer Plan or Title IV Plan unless such failure is cured within thirty (30) days; (h) any other event or condition that would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA, or (i) the revocation of a Plan's tax-qualified status under Code Section 401(a).

      "Eurodollar Advance" shall mean an Advance which the Borrower requests to be made as a Eurodollar Advance or which is continued as or converted to a Eurodollar Advance, in accordance with the provisions of Section 2.2.

      "Eurodollar Advance Period" shall mean, for each Eurodollar Advance, each one, two, three, or six month period, as selected by the Borrower pursuant to
Section 2.2, during which the applicable Eurodollar Rate (but not the Interest Rate Margin) shall remain unchanged. Notwithstanding the foregoing, however: (a) any applicable Eurodollar Advance Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day, unless such Business Day falls in another calendar month, in which case such Eurodollar Advance Period shall end on the next preceding Business Day; (b) any applicable Eurodollar Advance Period which begins on a day for which there is no numerically corresponding day in the calendar month during which such Eurodollar Advance Period is to end shall (subject to clause (a) above) end on the last day of such calendar month; and (c) no Eurodollar Advance Period shall extend beyond the Maturity Date or such earlier date as would interfere with the repayment obligations of the Borrower under Section 2.6.

      "Eurodollar Basis" shall mean, with respect to each Eurodollar Advance Period, a simple per annum interest rate equal to the quotient of (i) the Eurodollar Rate divided by (ii) one minus the Eurodollar Reserve Percentage, stated as a decimal. The Eurodollar Basis shall remain unchanged during the applicable Eurodollar Advance Period, except for changes to reflect adjustments in the Eurodollar Reserve Percentage.

      "Eurodollar Rate" shall mean, for any applicable Eurodollar Advance Period, the rate per annum quoted at or about 11:00 a.m. (London, England time) two (2) Business Days prior to the first day of the Eurodollar Advance Period on that page of the Reuters, Telerate or Bloomberg reporting service (as then being used by the Administrative Agent to obtain such interest rate quotes) that displays British Banker's Association Interest Settlement Rates for deposits in Dollars for a period equal to such Eurodollar Advance Period or if such page or such service shall cease to be available, such other page or service (as the case may be) for the purpose of displaying British Banker's Association Interest Settlement Rates as reasonably determined by the Administrative Agent upon advising the Borrower as to the use of any such other service; provided, that if the Administrative Agent determines that the relevant foregoing sources are unavailable for the relevant Eurodollar Advance Period, the Eurodollar Rate shall mean the rate of interest determined by the Administrative Agent to be the average (rounded upward, if necessary, to the nearest one one-hundredth of one percent (1/100th of 1%)) of the rates per annum at which deposits in Dollars are offered to the Administrative Agent two (2) Business Days preceding the first day of such Eurodollar Advance Period by leading banks in the London interbank market as of 10:00 a.m. for delivery on the first day of such Eurodollar Advance Period, for the number of days comprised therein and in an amount comparable to the amount of the applicable Eurodollar Advance; provided, further, that if no such offered rates appear on such page and the Administrative Agent is providing any Hedge Agreement in effect on such date, the Eurodollar Rate for such Eurodollar Advance Period will be the applicable floating rate payable by the Administrative Agent with respect to the applicable Hedge Agreement (without regard to any applicable margins added thereto under the terms of such Hedge Agreement).

      "Eurodollar Reserve Percentage" shall mean the aggregate of the maximum reserve percentages (including, without limitation, any emergency, supplemental, special or other marginal reserves) expressed as a decimal (rounded upwards to the next one one-hundredth of one percent (1/100th of 1%)) in effect on any day to which the Administrative Agent is subject with respect to the Eurodollar Basis pursuant to regulations issued by the Board of Governors of the Federal Reserve System (or any Governmental Authority succeeding to any of its principal functions) ("Regulation D") with respect to Eurocurrency Liabilities (as that term is defined in Regulation D). Eurodollar Advances shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to the Administrative Agent under Regulation D. The Eurodollar Reserve Percentage shall be adjusted automatically on and as of the effective date of any change in any reserve percentage. The Eurodollar Basis for any Eurodollar Advance shall be adjusted as of the effective date of any changes in the Eurodollar Reserve Percentage.

      "Event of Default" shall mean any of the events specified in Section 9.1, provided that any requirement for notice or lapse of time, or both, has been satisfied.

      "Executive Order No. 13224" shall mean Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

      "Federal Funds Rate" shall mean, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Administrative Agent of the rates for the last transaction in overnight Federal funds arranged prior to 12:00 noon (Atlanta, Georgia time) on that day by each of three leading brokers of Federal funds transactions in New York, New York selected by the Administrative Agent.

      "Fee Letter" shall mean that certain fee letter of even date herewith executed by the Borrower and addressed to ING Capital LLC.

      "Financial Covenants" shall mean the financial covenants applicable to the Borrower Parties from time to time pursuant to Sections 8.8, 8.9 and 8.10.

      "Foreign Lender" shall have the meaning specified in Section 2.8(b)(v).

      "Foreign Subsidiary" shall mean any Subsidiary of a Borrower Party that is not a Domestic Subsidiary.

      "Fund" shall mean any Person that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

      "Funded Debt" shall mean, with respect to the Borrower and its Subsidiaries on a consolidated basis and without duplication, as of any calculation date, (a) any obligation of such Person for borrowed money, including, without limitation, all of the Obligations; (b) any obligation of such Person evidenced by bonds, debentures, notes or other similar instruments;
(c) any obligation of such Person to pay the deferred purchase price of property or for services (other than in the ordinary course of business); (d) any Capitalized Lease Obligation; (e) any obligation or liability of others secured by a Lien on property owned by such Person, whether or not such obligation or liability is assumed; (f) any reimbursement obligations (contingent or otherwise) of such Person with respect to letters of credit, bankers acceptances and similar instruments issued for the account of such Person; (g) any Guaranty (except items of shareholders' equity or Equity Interests or surplus or general contingency or deferred tax reserves); (h) any financial obligation of such Person under purchase money mortgages; (i) any financial obligation of such Person under asset securitization vehicles; (j) any obligations of such Person under conditional sales contracts and similar title retention instruments with respect to property acquired; and (k) any financial obligation of such Person as issuer of Equity Interests redeemable in whole or in part at the option of a Person other than such issuer, at a fixed and determinable date or upon the occurrence of an event not solely within the control of such issuer.

      "GAAP" shall mean generally accepted accounting principles and practices set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting

Standards Board (or agencies with similar functions of comparable stature and authority within the US accounting profession).

      "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any governmental entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government.

      "Guarantors" shall mean, collectively, the Subsidiary Guarantors; and "Guarantor" shall mean any one of the foregoing Guarantors.

      "Guaranty" or "guaranteed," as applied to an obligation (each a "primary obligation"), shall mean and include (a) any guaranty, direct or indirect, in any manner, of any part or all of such primary obligation, and (b) any agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of any part or all of such primary obligation, including, without limiting the foregoing, any reimbursement obligations as to amounts drawn down by beneficiaries of outstanding letters of credit, and any obligation of any Person, whether or not contingent, (i) to purchase any such primary obligation or any property or asset constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of such primary obligation or (2) to maintain working capital, equity capital or the net worth, cash flow, solvency or other balance sheet or income statement condition of any other Person, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner or holder of any primary obligation of the ability of the primary obligor with respect to such primary obligation to make payment thereof or (iv) otherwise to assure or hold harmless the owner or holder of such primary obligation against loss in respect thereof. All references in this Agreement to "this Guaranty" shall be to the Guaranty provided for pursuant to the terms of Article 3.

      "Guaranty Supplement" shall have the meaning specified in Section 6.20.

      "Hazardous Materials" shall mean any hazardous materials, hazardous wastes, hazardous constituents, hazardous or toxic substances, petroleum products (including crude oil or any fraction thereof), friable asbestos containing materials defined or regulated as such in or under any Environmental Law.

      "Hedge Agreement" shall mean any and all transactions, agreements or documents now existing or hereafter entered into between or among any Borrower Party, on the one hand, and the Administrative Agent (or an Affiliate of the Administrative Agent), on the other hand, which provides for an interest rate, credit or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging such Borrower Party's exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations.

      "H.I.G." shall mean H.I.G. Capital LLC, a Delaware limited liability company.

      "H.I.G. Directors" shall mean Sami Mnaymneh, Tony Tamer, Brian Schwartz, Douglas Berman and Lewis Schoenwetter and their successors designated by H.I.G. or its Affiliates.

      "Indemnified Person" shall mean each member of the Lender Group, each Affiliate thereof and each of their respective employees, representatives, officers and directors.

      "Indenture" shall mean that certain Indenture dated as of the Agreement Date, among the Borrower, the "Subsidiary Guarantors" (as defined in the Indenture) and the Indenture Trustee, as in effect on the Agreement Date.

      "Indenture Trustee" shall mean (a) The Bank of New York, in its capacity as trustee under the Indenture, or (b) any successor trustee under the Indenture from time to time.

      "Intercreditor Agreement" means that certain Intercreditor Agreement between the Administrative Agent and the Indenture Trustee, dated as of the Agreement Date, in form and substance satisfactory to the Administrative Agent.

      "Interest Coverage Ratio" shall mean, with respect to the Borrower and its Subsidiaries on a consolidated basis for any period, the ratio of (a) EBITDA plus any Junior Capital issued by the Borrower during such period to (b) Interest Expense during such period.

      "Interest Expense" shall mean, for any period, cash interest expense of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, in respect of the Loan Documents and the Senior Note Documents.

      "Interest Rate Basis" shall mean the Prime Rate or the Eurodollar Basis, as applicable.

      "Interest Rate Margin" shall mean 2.50% per annum.

      "Inventory" shall mean all "inventory," as such term is defined in the UCC, of each Borrower Party, whether now existing or hereafter acquired, wherever located, and in any event including inventory, merchandise, goods and other personal property that are held by or on behalf of a Borrower Party for sale or lease or are furnished or are to be furnished under a contract of service, goods that are leased by a Borrower Party as lessor, or that constitute raw materials, samples, work-in-process, finished goods, returned goods, promotional materials or materials or supplies of any kind, nature or description used or consumed or to be used or consumed in such Borrower Party's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.

      "Inventory Reserve" shall have the meaning specified in the Borrowing Base Certificate.

      "Investment" shall mean, with respect to any Person, any loan, advance or extension of credit by such Person to, or any Guaranty with respect to the Equity Interests, Funded Debt or other obligations of, or any contributions to the capital of, any other Person, or any ownership, purchase or other acquisition by such Person of any Equity Interests of any other Person, other than any acquisition of all or substantially all of the Equity Interests of a Person or all or substantially all of the assets, property or business of a Person.

      "Issuing Lender" shall mean ING Capital LLC, or any other Person who hereafter may be designated as the Issuing Lender pursuant to an Assignment and Acceptance or otherwise.

      "Junior Capital" shall mean the amount of any equity that is issued by the Borrower after the Agreement Date.

      "LEC" shall mean any independent local exchange company, provider of local telecommunications services, long distance telecommunications services, or clearinghouse.

      "LEC Agreement" shall mean any document, agreement or contract between a Borrower Party and an LEC which provides for billing and/or collection services, as the same may be amended, modified or replaced from time to time.

      "Lender Group" shall mean, collectively, the Administrative Agent, the Issuing Lender and the Lenders. In addition, if ING Capital LLC ceases to be the Administrative Agent, then for any Hedge Agreement entered into by any Borrower Party with ING Capital LLC while it was the Administrative Agent, ING Capital LLC or its Affiliate party to any Hedge Agreements shall be a deemed to be a member of the Lender Group for purposes of determining the secured parties under any Security Documents.

      "Lenders" shall mean those lenders whose names are set forth on the signature pages to this Agreement under the heading "Lenders" and any assignees of the Lenders who hereafter become parties hereto pursuant to and in accordance with Section 11.5; and "Lender" shall mean any one of the foregoing Lenders.

      "Letter of Credit Commitment" shall mean the obligation of the Issuing Lender to issue Letters of Credit in an aggregate face amount from time to time not to exceed $12,500,000 pursuant to the terms of this Agreement.

      "Letter of Credit Obligations" shall mean, at any time, without duplication, the sum of (a) an amount equal to one hundred percent (100%) of the aggregate undrawn and unexpired stated amount (including the amount to which any such Letter of Credit can be reinstated pursuant to its terms) of the then outstanding Letters of Credit, plus (b) an amount equal to one hundred percent (100%) of the aggregate drawn, but unreimbursed drawings of any Letters of Credit.

      "Letter of Credit Reserve Account" shall mean any account maintained by the Administrative Agent the proceeds of which shall be applied as provided in
Section 9.2(d).

      "Letters of Credit" shall mean either Standby Letters of Credit or Commercial Letters of Credit issued by the Issuing Lender on behalf of the Borrower from time to time in accordance with Section 2.15.

      "Lien" shall mean, with respect to any property, any mortgage, lien, pledge, negative pledge agreement, assignment, charge, option, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment, or other encumbrance of any kind in respect of such property, whether or not choate, vested, or perfected.

      "Loan Account" shall have the meaning specified in Section 2.7(b).

      "Loan Documents" shall mean this Agreement, any Notes, the Security Documents, the Control Agreements, the Fee Letter, the Guaranty Supplements, the Management Fees Subordination Agreement, the Intercreditor Agreement, the Subordination Agreement, all reimbursement agreements relating to Letters of Credit issued hereunder, all Collateral Access Agreements, all Compliance Certificates, all Requests for Advance, all Requests for Issuance of Letters of Credit, all Notices of Conversion/Continuation, all Borrowing Base Certificates and all other documents, lockbox agreements, instruments, certificates, and agreements executed or delivered in connection with or contemplated by this Agreement, including, without limitation, any security agreements or guaranty agreements from the Borrower's Subsidiaries to the Lender Group, or any of them; provided, however, that, notwithstanding the foregoing, none of the Hedge Agreements shall constitute Loan Documents.

      "Loans" shall mean, collectively, the Revolving Loans and the Agent Advances.

      "Majority Lenders" shall mean, as of any date of calculation, (a) if there are two (2) or fewer Lenders, ING Capital LLC, and (b) if there are three (3) or more Lenders, Lenders the sum of whose unutilized Commitments plus Loans (other than Agent Advances) outstanding plus participation interests in Letter of Credit Obligations and Agent Advances outstanding on such date of calculation equals or exceeds fifty-one percent (51%) of the sum of the aggregate unutilized Commitments plus Loans (other than Agent Advances) outstanding plus participation interests in Letter of Credit Obligations and Agent Advances outstanding of all of the Lenders as of such date of calculation.

      "Management Agreements" shall mean, collectively, that certain Amended and Restated Consulting Services Agreement dated as of the date hereof, among T-Netix, Evercom Systems, Inc. and H.I.G., and that certain Amended and Restated Professional Services Agreement dated as of the date hereof, among T-Netix, Evercom Systems, Inc. and H.I.G., in each case as such document may be amended, restated, supplemented or modified from time to time as permitted under this Agreement.

      "Management Fees Subordination Agreement" shall mean that certain Management Fees Subordination Agreement dated as of the Agreement Date, among T-Netix, Evercom Systems, Inc., H.I.G. and the Administrative Agent, for the benefit of the Lender Group, in form and substance satisfactory to the Administrative Agent.

      "Margin Stock" shall have the meaning specified in Section 5.1(t) hereof.

      "Material Contracts" shall mean, collectively, (a) the contracts with the Persons listed as the "Top Ten Customers Based on Sales Revenues" of the Borrower Parties on Schedule 5.1(h), and (b) all other contracts, leases, instruments, guaranties, licenses or other arrangements (other than the Loan Documents) to which any Borrower Party or any Subsidiary of a Borrower Party is or becomes a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto would reasonably be expected to have a Materially Adverse Effect.

      "Materially Adverse Effect" shall mean any materially adverse effect (a) upon the business, assets, liabilities, condition (financial or otherwise), or results of operations of the Borrower and its Subsidiaries, taken as a whole, or
(b) upon the ability of any Borrower Party to perform its material obligations under this Agreement or any other Loan Document to which it is a party, or (c) upon the rights, benefits or interests of the Administrative Agent, the Lenders or the Issuing Lender in or to this Agreement, any other Loan Document or the Collateral.

      "Maturity Date" shall mean September 9, 2009, or such earlier date as payment of the Loans shall be due pursuant to Section 9.2.

      "Maximum Guaranteed Amount" shall have the meaning specified in Section 3.1(g) hereof.

      "Merger" shall mean the acquisition by the Borrower on the Agreement Date of the Stock of the Target pursuant to the Merger Agreement.

      "Merger Agreement" shall mean that certain Agreement and Plan of Merger dated as of July 10, 2004, by and among the Borrower (formerly known as TZ Holdings, Inc.), New Mustang Acquisition, Inc., the Target and the Indemnification Representative (as defined therein).

      "Merger Documents" shall mean the Merger Agreement and all other documents related thereto and executed in connection with the Merger.

      "Moody's" shall mean Moody's Investor Service, Inc., or any successor thereto.

      "Multiemployer Plan" shall mean a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA, and to which any Borrower Party or ERISA Affiliate is making, is obligated to make or has made or been obligated to make, since January 1, 1998, contributions on behalf of participants who are or were employed by any of them.

      "Necessary Authorizations" shall mean all material authorizations, consents, permits, approvals, licenses, and exemptions from, and all filings and registrations with, and all reports to, any Governmental Authority whether federal, state, local, and all agencies thereof, which are required for the transactions contemplated by the Loan Documents, the consummation of the Merger and the conduct of the businesses and the ownership (or lease) of the properties and assets of the Borrower Parties.

      "Net Cash Proceeds" shall mean, with respect to any sale, lease, transfer, casualty loss or other disposition or loss of assets by any Borrower Party or the incurrence by any Borrower Party of any Funded Debt (other than the Obligations), the aggregate amount of cash received for such assets, or as a result of such Funded Debt, net of reasonable and customary transaction costs properly attributable to such transaction and payable by such Borrower Party to a non-Affiliate in connection with such sale, lease, transfer or other disposition of assets or the incurrence of any Funded Debt, including, without limitation, sales commissions and underwriting discounts.

      "Net Income" shall mean, with respect to any Person for any period, the consolidated net income (or deficit) of such Person and its Subsidiaries for such period, determined in accordance with GAAP.

      "Non-Depository Account" shall have the meaning specified in Section 6.15(c) hereof.

      "Note Purchase Agreement" shall mean that certain Note Purchase Agreement dated as of the Agreement Date by the Borrower and the "Subsidiary Guarantors" (as defined in the Note Purchase Agreement) to the Subordinated Creditors, as in effect on the Agreement Date.

      "Notes" shall mean those certain promissory notes issued by the Borrower to each of the Lenders that requests a promissory note, in accordance with each such Lender's Commitment Ratio of the Commitment, in substantially in the form of Exhibit F.

      "Notice of Conversion/Continuation" shall mean a notice in substantially the form of Exhibit G.

      "Obligations" shall mean (a) all payment and performance obligations as existing from time to time of the Borrower Parties to the Lender Group, or any of them, under this Agreement and the other Loan Documents (including all Letter of Credit Obligations and including any interest, fees and expenses that, but for the provisions of the Bankruptcy Code, would have accrued), or as a result of making the Loans or issuing the Letters of Credit, (b) the obligation to pay an amount equal to the amount of any and all damages which the Lender Group, or any of them, may suffer by reason of a breach by any Borrower Party of any obligation, covenant, or undertaking with respect to this Agreement or any other Loan Document, and (c) any debts, liabilities and obligations as existing from time to time of any Borrower Party to the Administrative Agent (or an Affiliate of the Administrative Agent) arising from or in connection with any Hedge Agreements and, if ING Capital LLC ceases to be the Administrative Agent, any debts, liabilities and obligations as existing from time to time of any Borrower Party to ING Capital LLC (or an Affiliate of ING Capital LLC) arising from or in connection with any Hedge Agreements entered into at a time when ING Capital LLC was the Administrative Agent.

      "OFAC" shall mean the Office of Foreign Assets Control of the United States Department of the Treasury.

      "Offering Circular" shall mean the final offering circular dated as of August 18, 2004, and used in connection with the offering of the Initial Securities (as defined in the Indenture) issued on the Agreement Date.

      "Other Taxes" shall have the meaning specified in Section 2.8(b)(ii) hereof.

      "Overadvance" shall have the meaning specified in Section 2.1(c).

      "Participant" shall have the meaning specified in Section 11.5(d).

      "Patent Security Agreements" shall mean, collectively, the Patent Security Agreements made in favor of the Administrative Agent, on behalf of the Lender Group, from time to time.

      "Payment Date" shall mean the last day of each Eurodollar Advance Period for a Eurodollar Advance.

      "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

      "Permitted Holders" shall mean H.I.G., the Affiliates of H.I.G., Richard Falcone and Richard E. Cree. Except for a Permitted Holder specifically identified by name, in determining whether Voting Stock is owned by a Permitted Holder, only Voting Stock acquired by a Permitted Holder in its described capacity will be treated as "beneficially owned" by such Permitted Holder.

      "Permitted Liens" shall mean, as applied to any Person:

      (a) Any Lien in favor of the Administrative Agent or any other member of the Lender Group given to secure the Obligations;

      (b) (i) Liens on real estate for real estate taxes not yet delinquent and
(ii) Liens for taxes, assessments, judgments, governmental charges or levies, or claims not yet delinquent or the non-payment of which is being diligently contested in good faith by appropriate proceedings and for which adequate reserves have been set aside on such Person's books;

      (c) Liens of carriers, warehousemen, mechanics, laborers, suppliers, workers and materialmen incurred in the ordinary course of business for sums not yet due or being diligently contested in good faith, if such reserve or appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

      (d) Liens incurred in the ordinary course of business in connection with worker's compensation and unemployment insurance or other types of social security benefits;

      (e) Easements, rights-of-way, restrictions (including zoning or deed restrictions), and other similar encumbrances on the use of real property which in the reasonable opinion of the Administrative Agent do not interfere with the ordinary conduct of the business of such Person;

      (f)Purchase money security interests and Liens securing Capitalized Lease Obligations, provided that such Lien attaches only to the asset (which asset shall not constitute Inventory) so purchased or leased by such Person and secures only Funded Debt incurred by such Person in order to purchase or lease such asset, but only to the extent permitted by Section 8.1(f);

      (g)Deposits to secure the performance of bids, trade contracts, tenders, sales, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

      (h) Liens on assets of the Borrower and its Subsidiaries existing as of the Agreement Date (after giving effect to the Merger) which are set forth on
Schedule 1(b);

      (i)Liens on the Collateral constituting personal property (other than any and all Accounts and Inventory and any and all proceeds thereof) in favor of the Indenture Trustee securing obligations under the Senior Note Documents, provided that such Liens are subject to the Intercreditor Agreement at all times; and

      (j) Liens securing Indebtedness in an aggregate amount not in excess of $1,000,000 at any one time.

      "Person" shall mean an individual, corporation, partnership, trust, joint stock company, limited liability company, unincorporated organization, other legal entity or joint venture or a government or any agency or political subdivision thereof.

      "Plan" shall mean an employee benefit plan within the meaning of Section 3(3) of ERISA subject to Title IV of ERISA that any Borrower Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to or has maintained, contributed to or had an obligation to contribute to at any time within the past six (6) years on behalf of participants who were employed by any Borrower Party or ERISA Affiliate.

      "Pledge Agreement" shall mean that certain Pledge Agreement dated as of the Agreement Date by certain of the Borrower Parties in favor of the Administrative Agent, for the benefit of the Lender Group, substantially in the form of Exhibit H, pursuant to which such Borrower Parties have pledged to the Administrative Agent, for the benefit of the Lender Group, as security for the Obligations all of the Equity Interests, whether now owned or hereafter acquired by each of them, in each of their respective Subsidiaries, except as otherwise described in Section 6.20.

      "Prime Rate" shall mean, at any time, the "prime rate" of interest reported, from time to time, by The Wall Street Journal; provided, however, that in the event that The Wall Street Journal ceases reporting a "prime rate", "Prime Rate" shall mean the per annum rate of interest reported as the "Lender Prime Loan" rate for the most recent weekday for which such rate is quoted in Statistical Release H.5 (519) published from time to time by the Board of Governors of the Federal Reserve System; provided, further that in the event that both of the aforesaid indices cease to be published or to report rates of the aforesaid types, the "Prime Rate" shall be determined from a comparable index chosen by the Administrative Agent in good faith. The "Prime Rate" shall change effective on the date of publication of any change in the applicable index by which such "Prime Rate" is determined.

      "Prime Rate Advance" shall mean an Advance which the Borrower requests to be made as a Prime Rate Advance or which is converted to a Prime Rate Advance, in accordance with the provisions of Section 2.2.

      "Pro Forma Basis" shall mean for purposes of determining compliance with the Financial Covenants and the defined terms relating thereto, giving pro forma effect to any acquisition or sale of a

Person, all or substantially all of the business or assets of a Person, and any related incurrence, repayment or refinancing of Funded Debt, Capital Expenditures or other related transactions which would otherwise be accounted for as an adjustment permitted by GAAP or as calculated in the definition of EBITDA, in each case, as if such acquisition or sale and related transactions were realized on the first day of the relevant period; provided that the pro forma adjustments listed on Schedule 1(c) hereto shall be permitted in any event.

      "Property" shall mean any real property or personal property, plant, building, facility, structure, underground storage tank or unit, equipment, Inventory or other asset owned, leased or operated by the Borrower Parties, their Subsidiaries or any of them (including, without limitation, any surface water thereon or adjacent thereto, and soil and groundwater thereunder).

      "Register" shall have the meaning specified in Section 11.5(c).

      "Reimbursement Obligations" shall mean the payment obligations of the Borrower under Section 2.15(d).

      "Replacement Event" shall have the meaning specified in Section 11.16.

      "Replacement Lender" shall have the meaning specified in Section 11.16.

      "Request for Advance" shall mean any certificate signed by an Authorized Signatory of the Borrower requesting a new Advance hereunder, which certificate shall be denominated a "Request for Advance," and shall be in substantially the form of Exhibit I. Each Request for Advance shall, among other things, specify the date of the Advance, which shall be a Business Day, the amount of the Advance, and the type of Advance.

      "Request for Issuance of Letter of Credit" shall mean any certificate signed by an Authorized Signatory of the Borrower requesting that the Issuing Lender issue a Letter of Credit hereunder, which certificate shall be in substantially the form of Exhibit J, and shall, among other things, (a) specify that the requested Letter of Credit is either a Commercial Letter of Credit or a Standby Letter of Credit, (b) the stated amount of the Letter of Credit (which shall be in Dollars), (c) the effective date (which shall be a Business Day) for the issuance of such Letter of Credit, (d) the date on which such Letter of Credit is to expire (which shall be a Business Day and which shall be subject to Section 2.15(a)), (e) the Person for whose benefit such Letter of Credit is to be issued, (f) other relevant terms of such Letter of Credit, and (g) the Available Letter of Credit Amount as of the scheduled date of issuance of such Letter of Credit.

      "Reserves" shall mean the following Borrowing Base reserves: (a) reserves for three (3) months' rent at each leased location where Inventory that is included in the Borrowing Base is located unless a Collateral Access Agreement with respect to such location has been delivered to the Administrative Agent;
(b) reserves for warehousemen's or bailees' charges at each location where Inventory that is included in the Borrowing Base is located unless a Collateral Access Agreement with respect to such location has been delivered to the Administrative Agent; (c) the Bad Debt Reserve; and (d) the Inventory Reserve.

      "Restricted Payment" shall mean (a) Dividends, (b) any payment of management, consulting or similar fees payable by any Borrower Party or any Subsidiary of a Borrower Party to any Affiliate, and (c) any payment of principal, interest or any other obligation on account of any Funded Debt incurred under the Subordinated Note Documents.

      "Restricted Purchase" shall mean any payment on account of the purchase, redemption, or other acquisition or retirement of any shares of Equity Interests of any Borrower Party.

      "Retiree Welfare Plan" shall mean a Plan that is an "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA that provides for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant's termination of employment, other than continuation coverage provided pursuant to Code Section 4980B and at the sole expense of the participant or the beneficiary.

      "Revolving Loans" shall mean, collectively, the amounts (other than Agent Advances) advanced from time to time by the Lenders to the Borrower under the Commitment, not to exceed the amount of the Commitment.

      "S&P" shall mean Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., or any successor thereto.

      "SEA" shall mean the Securities and Exchange Act of 1934 and the rules promulgated thereunder by the Securities and Exchange Commission, as amended from time to time or any similar Federal law then in force.

      "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar Federal law then in force.

      "Security Agreement" shall mean that certain Security Agreement dated as of the Agreement Date among the Borrower Parties and the Administrative Agent, on behalf of, and for the benefit of, the Lender Group, substantially in the form of Exhibit K.

      "Security Documents" shall mean, collectively, the Copyright Security Agreements, the Patent Security Agreements, the Pledge Agreement, the Security Agreement, the Trademark Security Agreements, all UCC-1 financing statements and any other document, instrument or agreement granting Collateral for the Obligations, as the same may be amended or modified from time to time.

      "Senior Note Documents" shall mean the Indenture, the Securities (as defined in the Indenture), the Security Documents (as defined in the Indenture, but excluding the Intercreditor Agreement) and any other documents, agreements and instruments executed in connection with any of the foregoing, in each case as such document may be amended, restated, supplemented or modified from time to time as permitted under this Agreement.

      "Standby Letter of Credit" shall mean a Letter of Credit issued to support obligations of the Borrower incurred in the ordinary course of its business, and which is not a Commercial Letter of Credit.

      "Subordinated Creditors" shall mean, collectively, Laminar Direct Capital, L.P. and any other Person party to the Subordination Agreement as a Subordinated Creditor (as defined in the Subordination Agreement).

      "Subordinated Note Documents" shall mean the Note Purchase Agreement, the Notes (as defined in the Note Purchase Agreement), that certain Warrant issued by the Borrower to Laminar Direct Capital, L.P. on the Agreement Date, that certain Investor Rights Agreement dated as of the Agreement Date between the Borrower and Laminar Direct Capital, L.P. and any other documents, agreements and instruments executed in connection with any of the foregoing, in each case as such document may be amended, restated, supplemented or modified from time to time as permitted under this Agreement.

      "Subordination Agreement" means that certain Subordination and Intercreditor Agreement between the Administrative Agent and the Subordinated Creditors, dated as of the date hereof, in form and substance satisfactory to the Administrative Agent.

      "Subsidiary" shall mean, as applied to any Person, any corporation of which more than fifty percent (50%) of the outstanding stock (other than directors' qualifying shares) having ordinary voting power to elect a majority of its board of directors, regardless of the existence at the time of a right of the holders of any class or classes of securities of such corporation to exercise such voting power by reason of the happening of any contingency, or any partnership or limited liability company of which more than fifty percent (50%) of the outstanding partnership interests or membership interests, as the case may be, is at the time owned by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person.

      "Subsidiary Guarantors" shall mean all Subsidiaries of the Borrower signatory to this Agreement as a "Guarantor" and all Subsidiaries of the Borrower that have executed and delivered a Guaranty Supplement.

      "T-Netix" shall mean T-Netix, Inc., a Delaware corporation.

      "T-Netix Consolidation" shall mean the merger of TZ Acquisition, Inc., a Delaware corporation, with and into T-Netix pursuant to the terms of that certain Agreement and Plan of Merger dated as of January 22, 2004, among the Borrower (formerly known as TZ Holdings, Inc.), TZ Acquisition, Inc. and T-Netix, which resulted in T-Netix being the surviving entity and a wholly-owned Subsidiary of the Borrower.

      "Target" shall have the meaning specified in the recitals of this Agreement.

      "Taxes" shall have the meaning specified in Section 2.8(b)(i) hereof.

      "Tender Offer" shall mean the offer made to the shareholders of T-Netix by TZ Acquisition, Inc. to purchase the Equity Interests of T-Netix for $4.60 per share, as more fully described in the Schedule TO filed by TZ Acquisition, Inc. with the Securities and Exchange Commission.

      "Title IV Plan" shall mean a Plan that is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA, that is covered by Title IV of ERISA.

      "Trademark Security Agreements" shall mean, collectively, the Trademark Security Agreements made in favor of the Administrative Agent, on behalf of the Lender Group, from time to time.

      "UCC" shall mean the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided, that to the extent that the UCC is used to define any term herein and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, the Administrative Agent's Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

      "Unfunded Pension Liability" shall mean at any time, the aggregate amount, if any, of the sum of (a) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions for funding purposes in effect under such Title IV Plan, and (b) for a period of five (5) years following a transaction which might reasonably be expected to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by any Borrower Party or any ERISA Affiliate as a result of such transaction.

      "Uniform Customs" shall mean the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

      "US" or "United States" shall mean the United States of America.

      "USA Patriot Act" shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001), as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

      "Value" shall mean, at any particular date, with respect to any item of
Inventory: (a) the lower of the fair market value of the Inventory and its cost, valued in accordance with the "First-In, First-Out" method of accounting, minus
(b) an amount which is equal to the amount of reserves which, under FASB No. 48, "Revenue recognition when the right of return exists," the Borrower shall be required to take in regard to the amount identified in clause (a) of this definition.

      "Voting Stock", of a Person, shall mean all classes of Equity Interests of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

      "Voidable Transfer" shall have the meaning specified in Section 11.18.

      Section 1.2 Accounting Principles. The classification, character and amount of all assets, liabilities, capital accounts and reserves and of all items of income and expense to be determined, and any consolidation or other accounting computation to be made, and the interpretation of any definition containing any financial term, pursuant to this Agreement shall be determined and made in accordance with GAAP consistently applied, unless such principles are inconsistent with the express requirements of this Agreement. All accounting terms used herein without definition shall be used as defined under GAAP. All financial calculations hereunder shall, unless otherwise stated, be determined for the Borrower on a consolidated basis with its Subsidiaries.

      Section 1.3 Other Interpretive Matters. Except as expressly provided to the contrary, each definition of an agreement in this Article 1 shall include such instrument or agreement as amended, restated, supplemented or otherwise modified from time to time with, if required, the prior written consent of the Majority Lenders, except as provided in Section 11.12 and otherwise to the extent permitted under this Agreement and the other Loan Documents. Except where the context otherwise requires, definitions imparting the singular shall include the plural and vice versa. Except where otherwise specifically provided herein, each reference to a "Section", "Article", "Exhibit" or "Schedule" shall be to a Section or Article of this Agreement or an Exhibit or Schedule attached to this Agreement. Except where otherwise specifically restricted, reference to a party to a Loan Document includes that party and its successors and assigns. An Event of Default, if one occurs, shall "exist", "continue" or be "continuing" until such Event of Default has been waived in writing in accordance with Section 11.12. All terms used herein which are defined in Article 9 of the UCC and which are not otherwise defined herein shall have the same meanings herein as set forth therein.

                                   ARTICLE 2.

                       THE LOANS AND THE LETTERS OF CREDIT

      Section 2.1 Extension of Credit. Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other Loan Documents, the Lenders agree, severally in accordance with their respective Commitment Ratios, and not jointly, to extend credit to the Borrower in an aggregate principal amount not to exceed Thirty Million Dollars ($30,000,000).

      (a) The Loans. Each Lender agrees, severally in accordance with its Commitment Ratio and not jointly with the other Lenders, upon the terms and subject to the conditions of this Agreement, to lend and relend to the Borrower, from time to time on any Business Day prior to the Maturity Date, amounts which do not exceed such Lender's ratable share (based upon such Lender's Commitment Ratio) of Availability as of such Business Day. Subject to the terms and conditions hereof and prior to the Maturity Date, Advances under the Commitment may be repaid and reborrowed from time to time on a revolving basis.

      (b) The Letters of Credit. Subject to the terms and conditions of this Agreement, the Issuing Lender agrees to issue Letters of Credit for the account of the Borrower, from time to time on any Business Day prior to the date thirty
(30) days prior to the Maturity Date, pursuant to Section 2.15 in an outstanding face amount not to exceed, with respect to the issuance of any individual Letter of Credit as of any Business Day, the Available Letter of Credit Amount as of such Business Day.

      (c) Overadvances; Optional Overadvances. If at any time the amount of the Aggregate Revolving Credit Obligations exceeds the Commitment, the Borrowing Base or any other applicable limitation set forth in this Agreement (including, without limitation, the limitations on Agent Advances and Letters of Credit) such excess (an "Overadvance") shall nevertheless constitute a portion of the Obligations that are secured by the Collateral and are entitled to all benefits thereof. In no event, however, shall the Borrower have any right whatsoever to
(i) receive any Revolving Loan or (ii) request the issuance of any Letter of Credit if, before or after giving effect thereto, there shall exist a Default. In the event that (1) the Lenders shall make any Revolving Loans, (2) the Administrative Agent shall make any Agent Advances or (3) the Issuing Lender shall agree to the issuance of any Letter of Credit, which in any such case gives rise to an Overadvance, the Borrower shall make, on demand, a payment on the Obligations to be applied to the Revolving Loans, the Agent Advances and the Letter of Credit Reserve Account, as appropriate, in an aggregate principal amount equal to such Overadvance.

      (d) Agent Advances.

                  (i) Subject to the limitations set forth below and notwithstanding anything else in this Agreement to the contrary, the Administrative Agent is authorized by the Borrower and the Lenders, from time to time in the Administrative Agent's sole discretion, (A) at any time that a Default exists, or (B) at any time that any of the other conditions precedent set forth in Article 4 have not been satisfied, to make Prime Rate Advances to the Borrower on behalf of the Lenders in an aggregate amount outstanding at any time not to exceed (together with all other Aggregate Revolving Credit Obligations) the lesser of (x) the Commitment and (y) $1,000,000 in excess of the Borrowing Base, which the Administrative Agent, in its reasonable business judgment, deems necessary or desirable (1) to preserve or protect the Collateral, or any portion thereof, (2) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or
(3) to pay any other amount chargeable to the Borrower pursuant to the terms of this Agreement, including costs, fees and expenses as provided under this Agreement (any of such advances are herein referred to as "Agent Advances"); provided, that the Majority Lenders may at any time revoke the Administrative Agent's authorization to make Agent Advances. Any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent's receipt thereof. The Administrative Agent shall promptly provide to the Borrower written notice of any Agent Advance.

                  (ii) The Agent Advances shall be secured by the Collateral and shall constitute Obligations hereunder. Each Agent Advance shall bear interest as a Prime Rate Advance. Each Agent Advance shall be subject to all terms and conditions of this Agreement and the other Loan Documents applicable to Revolving Loans, except that all payments thereon shall be made to the Administrative Agent solely for its own account. The Administrative Agent shall have no duty or obligation to make any Agent Advance hereunder.

                  (iii) The Administrative Agent shall notify each Lender no less frequently than weekly, as determined by the Administrative Agent, of the principal amount of Agent Advances outstanding as of 12:00 noon (Atlanta, Georgia time) as of such date, and each Lender's pro rata share thereof. Each Lender shall before 2:00 p.m. (Atlanta, Georgia time) on such Business Day make available to the Administrative Agent, in immediately available funds, the amount of its pro rata share of such principal amount of Agent Advances outstanding. Upon such payment by a Lender, such Lender shall be deemed to have made a Revolving Loan to the Borrower, notwithstanding any failure of the Borrower to satisfy the conditions in Section 4.2. The Administrative Agent shall use such funds to repay the principal amount of Agent Advances. Additionally, if at any time any Agent Advances are outstanding, any of the events described in clauses (g) or (h) of Section 9.1 shall have occurred, then each Lender shall automatically, upon the occurrence of such event, and without any action on the part of the Administrative Agent, the Borrower or the Lenders, be deemed to have purchased an undivided participation in the principal and interest of all Agent Advances then outstanding in an amount equal to such Lender's Commitment Ratio and each Lender shall, notwithstanding such Event of Default, immediately pay to the Administrative Agent in immediately available funds, the amount of such Lender's participation (and upon receipt thereof, the Administrative Agent shall deliver to such Lender, a loan participation certificate dated the date of receipt of such funds in such amount). The disbursement of funds in connection with the settlement of Agent Advances hereunder shall be subject to the terms and conditions of Section 2.2(f).

      Section 2.2 Manner of Borrowing and Disbursement of Loans.

      (a) Choice of Interest Rate, etc. Any Advance shall, at the option of the Borrower, be made either as a Prime Rate Advance or as a Eurodollar Advance (except for the first three (3) Business Days after the Agreement Date, during which period the Loans shall bear interest as a Prime Rate Advance); provided, however, that (i) if the Borrower fails to give the Administrative Agent written notice specifying whether a Eurodollar Advance is to be repaid, continued or converted on a Payment Date, such Advance shall be converted to a Prime Rate Advance on the Payment Date in accordance with Section 2.3(a)(iii), (ii) the Borrower may not select a Eurodollar Advance (A) with respect to an Advance, the proceeds of which are to reimburse the Issuing Lender pursuant to Section 2.15, or (B) if, at the time of such Advance or at the time of the continuation of, or conversion to, a Eurodollar Advance pursuant to Section 2.2(c), a Default exists and (iii) all Agent Advances shall be made as Prime Rate Advances. Any notice given to the Administrative Agent in connection with a requested Advance hereunder shall be given to the Administrative Agent prior to 1:00 p.m. (Atlanta, Georgia time) in order for such Business Day to count toward the minimum number of Business Days required.

      (b) Prime Rate Advances.

                  (i) Initial and Subsequent Advances. The Borrower shall give the Administrative Agent in the case of Prime Rate Advances irrevocable notice by telephone not later than 1:00 p.m. (Atlanta, Georgia time) on the date of such Prime Rate Advance and shall promptly confirm any such telephone notice with a written Request for Advance; provided, however, that the failure by the Borrower to confirm any notice by telephone with a written Request for Advance shall not invalidate any notice so given. Each Prime Rate Advance shall be in a principal amount of no less than $250,000 and in an integral multiple of $50,000 in excess thereof.

                  (ii) Repayments and Conversions. The Borrower may (A) subject to Section 2.5, at any time without prior notice repay a Prime Rate Advance, or
(B) upon at least three (3) Business Days' irrevocable prior written notice to the Administrative Agent in the form of a Notice of Conversion/Continuation, convert all or a portion of the principal thereof to one or more Eurodollar Advances. Upon the date indicated by the Borrower, such Prime Rate Advance shall be so repaid or converted.

      (c) Eurodollar Advances.

                  (i) Initial and Subsequent Advances. The Borrower shall give the Administrative Agent in the case of Eurodollar Advances irrevocable notice by telephone not later than 1:00 p.m. (Atlanta, Georgia time) three (3) days prior to the date of such Eurodollar Advance and shall promptly confirm any such telephone notice with a written Request for Advance; provided, however, that the failure by the Borrower to confirm any notice by telephone with a written Request for Advance shall not invalidate any notice so given.

                  (ii) Repayments, Continuations and Conversions. At least three
(3) Business Days prior to each Payment Date for a Eurodollar Advance, the Borrower shall give the Administrative Agent written notice in the form of a Notice of Conversion/Continuation specifying whether all or a portion of such Eurodollar Advance outstanding on such Payment Date is to be continued in whole or in part as one or more new Eurodollar Advances and also specifying the new Eurodollar Advance Period applicable to each such new Eurodollar Advance (and subject to the provisions of this Agreement, upon such Payment Date, such Eurodollar Advance shall be so continued). Upon such Payment Date, any Eurodollar Advance (or portion thereof) not so continued shall be converted to a Prime Rate Advance or, subject to Section 2.5, be repaid.

                  (iii) Miscellaneous. Notwithstanding any term or provision of this Agreement which may be construed to the contrary, each Eurodollar Advance shall be in a principal amount of no less than $500,000 and in an integral multiple of $100,000 in excess thereof, and at no time shall the aggregate number of all Eurodollar Advances then outstanding exceed eight (8).

      (d) Notification of Lenders. Upon receipt of a (i) Request for Advance or a telephone or telecopy request for Advance, (ii) notification from the Issuing Lender that a draw has been made under any Letter of Credit, or (iii) notice from the Borrower with respect to the prepayment of any outstanding Eurodollar Advance prior to the Payment Date for such Advance, the Administrative Agent shall promptly notify each Lender by telephone or telecopy of the contents thereof and the amount of each Lender's portion of any such Advance. Each Lender shall, not later than 2:00 p.m. (Atlanta, Georgia time) on the date specified for such Advance (under clause (i) or (ii) above) in such notice, make available to the Administrative Agent at the Administrative Agent's Office, or at such account as the Administrative Agent shall designate, the amount of such Lender's portion of the Advance in immediately available funds.

      (e) Disbursement. Prior to 3:00 p.m. (Atlanta, Georgia time) on the date of an Advance hereunder, the Administrative Agent shall, subject to the satisfaction of the conditions set forth in Article 4, disburse the amounts made available to the Administrative Agent by the Lenders in like funds by (i) transferring the amounts so made available by wire transfer to the Borrower's Disbursement Account or (ii) in the case of an Advance the proceeds of which are to reimburse the Issuing Lender pursuant to Section 2.15, transferring such amounts to such Issuing Lender. Unless the Administrative Agent shall have received notice from a Lender prior to 1:00 p.m. (Atlanta, Georgia time) on the date of any Advance that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Advance, the Administrative Agent may assume that such Lender has made or will make such portion available to the Administrative Agent on the date of such Advance and the Administrative Agent may, in its sole discretion and in reliance upon such assumption, make available to the Borrower or the Issuing Lender, as applicable, on such date a corresponding amount. If and to the extent such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower or the Issuing Lender, as applicable, until the date such amount is repaid to the Administrative Agent,
(x) for the first two (2) Business Days, at the Federal Funds Rate for such Business Days, and (y) thereafter, at the Prime Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's portion of the applicable Advance for purposes of this Agreement and if both such Lender and the Borrower shall pay and repay such corresponding amount, the Administrative Agent shall promptly relend to the Borrower such corresponding amount. If such Lender does not repay such corresponding amount immediately upon the Administrative Agent's demand therefor, the Administrative Agent shall notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The failure of any Lender to fund its portion of any Advance shall not relieve any other Lender of its obligation, if any, hereunder to fund its respective portion of the Advance on the date of such borrowing, but no Lender shall be responsible for any such failure of any other Lender. In the event that a Lender for any reason fails or refuses to fund its portion of an Advance in violation of this Agreement, then, until such time as such Lender has funded its portion of such Advance, or all other Lenders have received payment in full (whether by repayment or prepayment) of the principal and interest due in respect of such Advance, such non-funding Lender shall not (i) have the right to vote regarding any issue on which voting is required or advisable under this Agreement or any other Loan Document and, with respect to any such Lender, the amount of the Commitments or Loans, as applicable, held by such Lender shall not be counted as outstanding for purposes of determining "Majority Lenders" hereunder, and (ii) be entitled to receive any payments of principal, interest or fees from the Borrower or the Administrative Agent (or the other Lenders) in respect of its Loans.

      (f) Deemed Requests for Advance. Unless payment is otherwise timely made by the Borrower, the becoming due of any amount required to be paid under this Agreement or any of the other Loan Documents as principal, interest, reimbursement obligations in connection with Letters of Credit, premiums, fees, reimbursable expenses or other sums payable hereunder shall be deemed irrevocably to be a Request for Advance on the due date of, and in an aggregate amount required to pay, such principal, interest, reimbursement obligations in connection with Letters of Credit, premiums, fees, reimbursable expenses or other sums payable hereunder, and the proceeds of a Revolving Loan made pursuant thereto may be disbursed by way of direct payment of the relevant Obligation and shall bear interest as a Prime Rate Advance. The Lenders shall have no obligation to the Borrower to honor any deemed Request for Advance under this
Section 2.2(f) unless all the conditions set forth in Section 4.2 have been satisfied, but, with the consent of the Lenders required under the last sentence of Section 4.2, may do so in their sole discretion and without regard to the existence of, and without being deemed to have waived, any Default and without regard to the existence or creation of an Overadvance or the failure by the Borrower to satisfy any of the conditions set forth in Section 4.2. No further authorization, direction or approval by the Borrower shall be required to be given by the Borrower for any deemed Request for Advance under this Section 2.2(f). The Administrative Agent shall promptly provide to the Borrower written notice of any Advance pursuant to this Section 2.2(f).

      Section 2.3 Interest.

      (a) On Loans. Interest on the Loans, subject to Sections 2.3(b) and (c), shall be payable as follows:

                  (i) On Prime Rate Advances. Interest on each Prime Rate Advance shall be computed for the actual number of days elapsed on the basis of a hypothetical year of three hundred sixty-five (365) days and shall be payable quarterly in arrears on the first day of each calendar quarter for the prior calendar quarter, commencing on October 1, 2004. Interest on Prime Rate Advances then outstanding shall also be due and payable on the Maturity Date (or the date of any earlier prepayment in full of the Obligations). Interest shall accrue and be payable on each Prime Rate Advance at the simple per annum interest rate equal to the Prime Rate.

                  (ii) On Eurodollar Advances. Interest on each Eurodollar Advance shall be computed for the actual number of days elapsed on the basis of a hypothetical year of three hundred sixty (360) days and shall be payable in arrears on (x) the Payment Date for such Advance, and (y) if the Eurodollar Advance Period for such Advance is greater than three (3) months, on each three month anniversary of such Advance. Interest on Eurodollar Advances then outstanding shall also be due and payable on the Maturity Date (or the date of any earlier prepayment in full of the Obligations). Interest shall accrue and be payable on each Eurodollar Advance at a rate per annum equal to the sum of (A) the Eurodollar Basis applicable to such Eurodollar Advance, and (B) the Interest Rate Margin.

                  (iii) If No Notice of Selection of Interest Rate. If the Borrower fails to give the Administrative Agent timely notice of its selection of a Eurodollar Basis, or if for any reason a determination of a Eurodollar Basis for any Advance is not timely concluded, the Prime Rate shall apply to such Advance. If the Borrower fails to elect to continue any Eurodollar Advance then outstanding prior to the last Payment Date applicable thereto in accordance with the provisions of Section 2.2, as applicable, the Prime Rate shall apply to such Advance commencing on and after such Payment Date.

      (b) Upon Default. Immediately upon the occurrence of an Event of Default specified in Sections 9.1(b), 9.1(g) or 9.1(h) that has not been waived in writing, and, at the option of the Administrative Agent or the Majority Lenders, upon the occurrence of an Event of Default other than an Event of Default specified in Sections 9.1(b), 9.1(g) or 9.1(h) that has not been waived in writing, interest on the outstanding Obligations shall accrue at the Default Rate. Interest accruing at the Default Rate shall be payable on demand and in any event on the Maturity Date (or the date of any earlier prepayment in full of the Obligations) and shall accrue until the earliest to occur of (i) waiver of the applicable Event of Default in accordance with Section 11.12, (ii) agreement by the Majority Lenders to rescind the charging of interest at the Default Rate, or (iii) payment in full of the Obligations. The Lenders shall not be required to (A) accelerate the maturity of the Loans, (B) terminate the Commitments, or
(C) exercise any other rights or remedies under the Loan Documents in order to charge interest hereunder at the Default Rate.

      (c) Computation of Interest. In computing interest on any Advance, the date of making the Advance shall be included and the date of payment shall be excluded; provided, however, that if an Advance is repaid on the date that it is made, one (1) day's interest shall be due with respect to such Advance.

      Section 2.4 Fees.

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

      (a) Fee Letter. The Borrower agrees to pay to the Administrative Agent such fees as are set forth in the Fee Letter.

      (b) Unused Line Fee. The Borrower agrees to pay to the Administrative Agent, for the account of the Lenders in accordance with their respective Commitment Ratios, an unused line fee on the aggregate amount by which the Commitment exceeded the sum of the average daily amount of Aggregate Revolving Credit Obligations (other than with respect to any Agent Advances) for each day from the Agreement Date through the Maturity Date (or the date of any earlier prepayment in full of the Obligations), at a rate of one-half of one percent (.50%) per annum. Such unused line fee shall be computed on the annual basis of a hypothetical year of three hundred sixty (360) days for the actual number of days elapsed, shall be payable in arrears on October 5, 2004, for the immediately preceding calendar quarter and thereafter shall be payable quarterly in arrears on the fifth day of each calendar quarter thereafter for the immediately preceding calendar quarter, and if then unpaid, on the Maturity Date (or the date of any earlier prepayment in full of the Obligations), and shall be fully earned when due and non-refundable when paid.

      (c) Letter of Credit Fees.

                  (i) The Borrower shall pay to the Administrative Agent for the account of the Lenders, in accordance with their respective Commitment Ratios, a fee on the stated amount of any outstanding Letters of Credit for each day from the Date of Issue through the Maturity Date (or the date of any earlier prepayment in full of the Obligations) at a rate per annum on the amount of the Letter of Credit Obligations equal to two and one-half percent (2.50%). Such Letter of Credit fee shall be computed on the basis of a hypothetical year of three hundred sixty (360) days for the actual number of days elapsed, shall be payable quarterly in arrears for each calendar quarter on the fifth day of the immediately succeeding calendar quarter, commencing on October 5, 2004, and if then unpaid, on the Maturity Date (or the date of any earlier prepayment in full of the Obligations), and shall be fully earned when due and non-refundable when paid.

                  (ii) The Borrower shall also pay to the Administrative Agent, for the account of the Issuing Lender, (A) a fee on the stated amount of each Letter of Credit for each day from the Date of Issue through the expiration date of each such Letter of Credit (or any earlier prepayment in full of the Obligations) at a rate of one-eighth of one-percent (0.125%) per annum which fee shall be computed on the basis of a hypothetical year of three hundred sixty
(360) days for the actual number of days elapsed, shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter, commencing on October 1, 2004, and, if unpaid on the Maturity Date (or any earlier prepayment in full of the Obligations) and (B) any reasonable and customary fees charged by the Issuing Lender for issuance and administration of such Letters of Credit. The foregoing fees shall be fully earned when due, and non-refundable when paid.

      (d) Computation of Fees. In computing any fees payable under this Section 2.4, the first day of the applicable period shall be included and the date of the payment shall be excluded.

      Section 2.5 Prepayment/Reduction of Commitment.

      (a) The principal amount of any Prime Rate Advance may be repaid in full or in part at any time, without penalty or prior notice; and the principal amount of any Eurodollar Advance may be prepaid prior to the applicable Payment Date, upon three (3) Business Days' prior written notice to the Administrative Agent, provided that the Borrower shall reimburse the Lenders and the Administrative Agent, on the earlier of demand or the Maturity Date, for any loss or reasonable out-of-pocket expense incurred by the Lenders or the Administrative Agent in connection with such prepayment of such

Eurodollar Advance, as set forth in Section 2.9. Each notice of prepayment of any Eurodollar Advance shall be irrevocable, and each prepayment or repayment made under this Section 2.5(a) shall include the accrued interest on the amount so prepaid or repaid. Upon receipt of any notice of repayment or prepayment, the Administrative Agent shall promptly notify each Lender of the contents thereof by telephone or telecopy and of such Lender's portion of the repayment or prepayment. Notwithstanding the foregoing, the Borrower shall not make any repayment or prepayment of the Revolving Loans unless and until the balance of the Agent Advances then outstanding is zero. Other than with respect to amounts required to be applied to the Loans pursuant to the last sentence of Section 2.6(a) or pursuant to Section 2.6(c), repayments or prepayments of principal hereunder shall be in minimum amounts of $250,000 and integral multiples of $50,000 in excess thereof. Except as provided in Section 2.5(b), any repayment and prepayment of Advances outstanding under the Commitment shall not reduce the Commitment. Any prepayment of the Loans shall not affect the Borrower's obligation to continue to make payments under any swap agreement (as defined in 11 U.S.C. ss.101), including, without limitation, any such swap agreement that is a Hedge Agreement, which shall remain in full force and effect notwithstanding such prepayment, subject to the terms of the applicable swap agreement.

      (b) The Borrower shall have the right, at any time and from time to time after the Agreement Date and prior to the Maturity Date, upon at least ten (10) Business Days' prior written notice to the Administrative Agent, without premium or penalty, to cancel or reduce permanently all or a portion of the Commitment on a pro rata basis among the Lenders in accordance with their respective Commitment Ratios; provided, that (i) any such partial reduction shall be made in an amount not less than $500,000 and in integral multiples of $100,000 in excess thereof and (ii) the Commitment may not be reduced to an amount below the then outstanding Letter of Credit Obligations. As of the date of cancellation or reduction set forth in such notice, the Commitment shall be permanently canceled or reduced to the amount stated in the Borrower's notice for all purposes herein, and the Borrower shall pay to the Administrative Agent for the account of the Lenders the amount necessary to repay in full the principal amount of the Revolving Loans and Agent Advances or reduce the principal amount of the Revolving Loans and Agent Advances then outstanding to not more than the amount of the Commitment as so reduced, together with accrued interest on the amount so prepaid and the unused line fee set forth in Section 2.4(b) accrued through the date of the reduction with respect to the amount reduced, and shall reimburse the Administrative Agent and the Lenders for any loss or out-of-pocket expense incurred by any of them in connection with such payment as set forth in Section
2.9 and, in the case of cancellation of the Commitment, shall secure the Letter of Credit Obligations through the delivery of cash collateral in an amount equal to 105% of the Letters of Credit Obligations.

      Section 2.6 Repayment.

      (a) The Revolving Loans. All unpaid principal and accrued interest on the Revolving Loans shall be due and payable in full on the Maturity Date. Notwithstanding the foregoing, however, in the event that at any time and for any reason there shall exist an Overadvance, the Borrower shall pay to the Administrative Agent, on demand, an amount equal to the Overadvance, which payment shall constitute a mandatory payment of the Revolving Loans, Agent Advances and Letter of Credit Reserve Account, as appropriate.

      (b) Other Mandatory Repayments. All Net Cash Proceeds from the sale or other disposition or casualty or condemnation loss of any Collateral or other assets of any Borrower Party (other than Net Cash Proceeds from the sale of Inventory in the ordinary course of business), including, without limitation, the sale or other disposition of any Subsidiary of any Borrower Party, shall be paid on the date of receipt thereof by the Borrower Parties as a mandatory payment of the Obligations; provided, however, so long as no Default or Event of Default exists, the Borrower shall not be required to apply such Net Cash Proceeds in the aggregate amount of $2,000,000 for each fiscal year to repay the Obligations to the extent that such Net Cash Proceeds are reinvested in equipment or other assets that are used or useful in the business of such Borrower Party within one hundred twenty (120) days of receipt by such Borrower Party of such Net Cash Proceeds. So long as no Event of Default exists, all such Net Cash Proceeds (other than Net Cash Proceeds from the sale of Inventory in the ordinary course of business or from the casualty loss of any Inventory) shall be applied first to repay outstanding Agent Advances and then to repay outstanding Revolving Loans. So long as no Event of Default exists, all such other Net Cash Proceeds shall be applied in the manner set forth in Section 2.11(a). Notwithstanding the foregoing, if an Event of Default exists, all such Net Cash Proceeds shall be applied in the manner set forth in Section 2.11(b). The Commitment shall not be permanently reduced by the amount of any payment of the Agent Advances or Revolving Loans due under this Section 2.6(b).

      (c) The Other Obligations. In addition to the foregoing, the Borrower hereby promises to pay all Obligations (other than Obligations in respect of Hedge Agreements), including, without limitation, the principal amount of the Loans, amounts drawn under Letters of Credit and interest and fees on the foregoing, as the same become due and payable hereunder and, in any event, on the Maturity Date. In addition to the foregoing, the Borrower hereby promises to pay all Obligations in respect of Hedge Agreements as the same become due and payable under the applicable Hedge Agreements.

      Section 2.7 Notes; Loan Accounts.

      (a) The Loans shall be repayable in accordance with the terms and provisions set forth herein and, upon request by any Lender, the Loans owed to such Lender shall be evidenced by Notes. A Note shall be payable to the order of each Lender requesting such a Note in accordance with the Commitment Ratio of such Lender. Each such Note shall be issued by the Borrower to the applicable Lender and shall be duly executed and delivered by an Authorized Signatory of the Borrower.

      (b) The Administrative Agent shall open and maintain on its books in the name of the Borrower a loan account with respect to the Loans and interest thereon (the "Loan Account"). The Administrative Agent shall debit such Loan Account for the principal amount of each Advance made by it on behalf of the Lenders, accrued interest thereon, and all other amounts which shall become due from the Borrower pursuant to this Agreement and shall credit the Loan Account for each payment which the Borrower shall make in respect to the Obligations. The records of the Administrative Agent with respect to such Loan Account shall be conclusive evidence of the Loans and accrued interest thereon, absent manifest error.

      Section 2.8 Manner of Payment.

      (a) When Payments Due.

                  (i) Each payment (including any prepayment) by the Borrower on account of the principal of or interest on the Loans, fees, and any other amount owed to any member of the Lender Group under this Agreement or the other Loan Documents shall be made not later than 1:00 p.m. (Atlanta, Georgia time) on the date specified for payment under this Agreement or any other Loan Document to the Administrative Agent at the Administrative Agent's Office, for the account of the Lenders, the Issuing Lender or the Administrative Agent, as the case may be, in Dollars in immediately available funds. Any payment received by the Administrative Agent after 1:00 p.m. (Atlanta, Georgia time) shall be deemed received on the next Business Day. In the case of a payment for the account of a Lender, the Administrative Agent will promptly thereafter distribute the amount so received in like funds to such Lender. In the case of a payment for the account of the Issuing Lender, the Administrative Agent will promptly thereafter distribute the amount so received in like funds to the Issuing Lender. If the

Administrative Agent shall not have received any payment from the Borrower as and when due, the Administrative Agent will promptly notify the Lenders accordingly.

                  (ii) Except as provided in the definition of Eurodollar Advance Period, if any payment under this Agreement or any other Loan Document shall be specified to be made on a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day, and such extension of time shall in such case be included in computing interest and fees, if any, in connection with such payment.

      (b) No Deduction.

                  (i) Any and all payments of principal and interest, or of any fees or indemnity or expense reimbursements by the Borrower hereunder or under any other Loan Documents (the "Borrower Payments") shall be made without setoff or counterclaim and free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings with respect to such Borrower Payments and all interest, penalties or similar liabilities with respect thereto, excluding taxes imposed on the net income of any member of the Lender Group by the jurisdiction under the laws of which such member of the Lender Group is organized or conducts business or any political subdivision thereof (all such nonexcluded taxes, levies, imposts, deductions, charges or withholdings and liabilities collectively or individually "Taxes"). If the Borrower shall be required to deduct any Taxes from or in respect of any sum payable to any member of the Lender Group hereunder or under any other Loan Document, (i) the sum payable shall be increased by the amount (an "additional amount") necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.8(b)(i), such member of the Lender Group shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with Applicable Law.

                  (ii) In addition, the Borrower shall pay to the relevant Governmental Authority in accordance with Applicable Law any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (such taxes being "Other Taxes").

                  (iii) The Borrower shall indemnify the members of the Lender Group for the full amount of Taxes and Other Taxes with respect to Borrower Payments paid by such Person, and any liability (including penalties, interest and expenses (including reasonable attorney's fees and expenses)) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority. A certificate setting forth and containing an explanation in reasonable detail of the manner in which such amount shall have been determined and the amount of such payment or liability prepared by a member of the Lender Group or the Administrative Agent on its behalf, absent manifest error, shall be final, conclusive and binding for all purposes. Such indemnification shall be made within thirty (30) days after the date the Administrative Agent or such member, as the case may be, makes written demand therefor. If any Taxes or Other Taxes for which the Administrative Agent or any member of the Lender Group has received indemnification from the Borrower hereunder shall be finally determined to have been incorrectly or illegally asserted and are refunded to the Administrative Agent or such member, the Administrative Agent or such member, as the case may be, shall promptly forward to the Borrower any such refunded amount (after deduction of any Tax or Other Tax paid or payable by any member of the Lender Group as a result of such refund), not exceeding the increased amount paid by the Borrower pursuant to this Section 2.8(b).

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

                  (iv) As soon as practicable after the date of any payment of Taxes or Other Taxes by the Borrower to the relevant Governmental Authority, the Borrower will deliver to the Administrative Agent, at its address, the original or a certified copy of a receipt issued by such Governmental Authority evidencing payment thereof.

                  (v) On or prior to the Agreement Date (or, in the case of any Lender that becomes a party to this Agreement pursuant to an Assignment and Acceptance, on or prior to the effective date of such Assignment and Acceptance), each Lender which is organized in a jurisdiction other than the United States or a political subdivision thereof (a "Foreign Lender") shall provide each of the Administrative Agent and the Borrower with either (A) two
(2) properly executed originals of Form W-8ECI or Form W-8BEN (or any successor forms) prescribed by the Internal Revenue Service or other documents satisfactory to the Borrower and the Administrative Agent, as the case may be, certifying (1) as to such Foreign Lender's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to such Foreign Lender hereunder and under any other Loan Documents or
(2) that all payments to be made to such Foreign Lender hereunder and under any other Loan Documents are subject to such taxes at a rate reduced to zero by an applicable tax treaty, or (B)(1) a certificate executed by such Lender certifying that such Lender is not a "bank" and that such Lender qualifies for the portfolio interest exemption under Section 881(c) of the Code, and (2) two
(2) properly executed originals of Internal Revenue Service Form W-8BEN (or any successor form), in each case, certifying such Lender's entitlement to an exemption from United States withholding tax with respect to payments of interest to be made hereunder or under any other Loan Documents. Each such Foreign Lender agrees to provide the Administrative Agent and the Borrower with new forms prescribed by the Internal Revenue Service upon the expiration or obsolescence of any previously delivered form, or after the occurrence of any event requiring a change in the most recent forms delivered by it to the Administrative Agent and the Borrower.

                  (vi) The Borrower shall not be required to indemnify any Foreign Lender, or to pay any additional amounts to such Foreign Lender pursuant to Section 2.8(b)(i) or (b)(iii) above to the extent that (A) the obligation to withhold amounts with respect to United States Federal, state or local withholding tax existed on the date such Foreign Lender became a party to this Agreement (or, in the case of a transferee, on the effective date of the Assignment and Acceptance pursuant to which such transferee became a Lender) or, with respect to payments to a new lending office, the date such Foreign Lender designated such new lending office; provided, however, that this clause (A) shall not apply to any Foreign Lender that became a Lender or new lending office that became a new lending office as a result of an assignment or designation made at the request of the Borrower; and provided further, however, that this clause (A) shall not apply to the extent the indemnity payment or additional amounts, if any, that any member of the Lender Group through a new lending office would be entitled to receive (without regard to this clause (A)) do not exceed the indemnity payment or additional amounts that the Person making the assignment or transfer to such member of the Lender Group making the designation of such new lending office would have been entitled to receive in the absence of such assignment, transfer or designation or (B) the obligation to pay such additional amounts or such indemnity payments would not have arisen but for a failure by such member of the Lender Group to comply with the provisions of
Section 2.8(b)(v) above.

                  (vii) Nothing contained in this Section 2.8(b) shall require any member of the Lender Group to make available to the Borrower any of its tax returns (or any other information) that it deems confidential or proprietary.

      Section 2.9 Reimbursement. Whenever any Lender shall sustain or incur any losses (including losses of anticipated profits) or out-of-pocket expenses in connection with (a) failure by the Borrower to borrow or continue any Eurodollar

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

Advance, or convert any Advance to a Eurodollar Advance, in each case, after having given notice of its intention to do so in accordance with Section 2.2 (whether by reason of the election of the Borrower not to proceed or the non-fulfillment of any of the conditions set forth in this Agreement), or (b) prepayment of any Eurodollar Advance in whole or in part for any reason or (c) failure by the Borrower to prepay any Eurodollar Advance after giving notice of its intention to prepay such Advance, the Borrower agrees to pay to such Lender, promptly upon such Lender's demand therefor, an amount sufficient to compensate such Lender for all such losses and out-of-pocket expenses. Such Lender's good faith determination of the amount of such losses and out-of-pocket expenses, absent manifest error, shall be binding and conclusive. Losses subject to reimbursement hereunder shall include, without limitation or duplication, expenses incurred by any Lender or any participant of such Lender permitted hereunder in connection with the re-employment of funds prepaid, repaid, not borrowed, or paid, as the case may be, and any lost profit of such Lender or any participant of such Lender over the remainder of the Eurodollar Advance Period for such prepaid Advance. For purposes of calculating amounts payable to a Lender under this paragraph, each Lender shall be deemed to have actually funded its relevant Eurodollar Advance through the purchase of a deposit bearing interest at the Eurodollar Rate in an amount equal to the amount of that Eurodollar Advance and having a maturity and repricing characteristics comparable to the relevant Eurodollar Advance Period; provided, however, that each Lender may fund each of its Eurodollar Advances in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section 2.9.

      Section 2.10 Pro Rata Treatment.

      (a) Advances. Each Advance with respect to the Revolving Loans from the Lenders under this Agreement shall be made pro rata on the basis of their respective Commitment Ratios.

      (b) Payments. Each payment and prepayment of the principal of the Revolving Loans and each payment of interest on the Revolving Loans received from the Borrower shall be made by the Administrative Agent to the Lenders pro rata on the basis of their respective unpaid principal amounts thereof outstanding immediately prior to such payment or prepayment (except in cases when a Lender's right to receive payments is restricted pursuant to Section 2.2(e)). If any Lender shall obtain any payment (whether involuntary, through the exercise of any right of set-off or otherwise) on account of the Loans in excess of its ratable share of Loans under its Aggregate Commitment Ratio (or in violation of any restriction set forth in Section 2.2(e)), such Lender shall forthwith purchase from the other Lenders such participation in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery without interest thereon unless the Lender obligated to repay such amount is required to pay interest. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.10(b) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

      Section 2.11 Application of Payments.

      (a) Payments Prior to Event of Default. Prior to the occurrence and continuance of an Event of Default, all amounts received by the Administrative Agent from the Borrower (other than payments specifically earmarked for application to certain principal, interest, fees or expenses hereunder or payments made pursuant to Section 2.6(b) (which shall be applied as earmarked or, with respect to payments under Section 2.6(b), as set forth in Section 2.6(b))), shall be distributed by the Administrative Agent in the following order of priority: FIRST, to the payment of fees and expenses then due and payable to the Administrative Agent hereunder; SECOND, pro rata, to the payment of any fees and

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

expenses then due and payable to the Lenders and the Issuing Lender hereunder or under any other Loan Documents; THIRD, pro rata, to the payment of interest then due and payable on the Agent Advances and the Revolving Loans; FOURTH, to the payment of principal then due and payable on the Agent Advances; FIFTH, pro rata, to (i) the payment of principal on the Revolving Loans then outstanding and (ii) the payment of any Obligation arising in respect of the Hedge Agreements; and SIXTH, to the payment of all other Obligations not otherwise referred to in this Section 2.11(a) then due and payable.

      (b) Payments Subsequent to Event of Default. Notwithstanding anything in this Agreement or any other Loan Documents which may be construed to the contrary, subsequent to the occurrence and during the continuance of an Event of Default, payments and prepayments with respect to the Obligations made to the Lender Group, or any of them, or otherwise received by any member of the Lender Group (from realization on Collateral or otherwise) shall be distributed in the following order of priority (subject, as applicable, to Section 2.10): FIRST, to the costs and expenses (including attorneys' fees and expenses), if any, incurred by any member of the Lender Group in the collection of such amounts under this Agreement or of the Loan Documents, including, without limitation, any costs incurred in connection with the sale or disposition of any Collateral; SECOND, to any fees then due and payable to the Administrative Agent under this Agreement or any other Loan Document; THIRD, pro rata, to any fees then due and payable to the Lenders and the Issuing Lender under this Agreement or any other Loan Document; FOURTH, pro rata, to the payment of interest then due and payable on the Agent Advances and the Revolving Loans; FIFTH, pro rata, to (i) the payment of the principal of the Agent Advances then outstanding, (ii) the payment of principal on the Revolving Loans then outstanding, (iii) the Letter of Credit Reserve Account to the extent of one hundred five percent (105%) of any Letter of Credit Obligations then outstanding, and (iv) the payment of any Obligation arising in respect of the Hedge Agreements; SIXTH, to any other Obligations not otherwise referred to in this Section 2.11(b); SEVENTH, to damages incurred by the Administrative Agent or any Lender by reason of any breach hereof or of any other Loan Document; and EIGHTH, upon satisfaction in full of all Obligations, to the Borrower or as otherwise required by law.

      Section 2.12 Use of Proceeds. The proceeds of the Loans shall be used by the Borrower as follows:

      (a) The proceeds of the initial Advance of Revolving Loans hereunder shall be used on the Agreement Date to provide financing, related to the acquisition by the Borrower of the Stock of the Target pursuant to the Merger Agreement, to fund transaction costs, and for working capital.

      (b) The balance of the proceeds of the Loans shall be advanced to the Borrower and may be used for the Borrower Parties' general operating needs to the extent not inconsistent with the provisions of this Agreement.

      Section 2.13 All Obligations to Constitute One Obligation. All Obligations shall constitute one general obligation of the Borrower and shall be secured by the Administrative Agent's security interest (on behalf of, and for the benefit of, the Lender Group) and Lien upon all of the Collateral, and by all other security interests and Liens heretofore, now or at any time hereafter granted by any Borrower Party to the Administrative Agent or any other member of the Lender Group, to the extent provided in the Security Documents under which such Liens arise.

      Section 2.14 Maximum Rate of Interest. The Borrower and the Lender Group hereby agree and stipulate that the only charges imposed upon the Borrower for the use of money in connection with this Agreement are and shall be the specific interest and fees described in this Article 2 and in any other Loan Document. Notwithstanding the foregoing, the Borrower and the Lender Group further agree and stipulate that all closing fees, agency fees, syndication fees, facility fees, underwriting fees, default

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

charges, late charges, funding or "breakage" charges, increased cost charges, attorneys' fees and reimbursement for costs and expenses paid by any member of the Lender Group to third parties or for damages incurred by the Lender Group, or any of them, are charges to compensate the Lender Group for underwriting and administrative services and costs or losses performed or incurred, and to be performed and incurred, by the Lender Group in connection with this Agreement and the other Loan Documents and shall under no circumstances be deemed to be charges for the use of money pursuant to Official Code of Georgia Annotated Sections 7-4-2 and 7-4-18 or any other Applicable Law. In no event shall the amount of interest and other charges for the use of money payable under this Agreement exceed the maximum amounts permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. The Borrower and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and other charges for the use of money and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if the amount of such interest and other charges for the use of money or manner of payment exceeds the maximum amount allowable under Applicable Law, then, ipso facto as of the Agreement Date, the Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from the Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Revolving Loans to the extent of such excess.

      Section 2.15 Letters of Credit.

      (a) Subject to the terms and conditions of this Agreement, the Issuing Lender, on behalf of the Lenders, and in reliance on the agreements of the Lenders set forth in Section 2.15(c) below, hereby agrees to issue one or more Letters of Credit up to an aggregate face amount equal to the Letter of Credit Commitment; provided, however, that, except as described in the last sentence of
Section 4.3, the Issuing Lender shall not issue any Letter of Credit unless the conditions precedent to the issuance thereof set forth in Section 4.3 have been satisfied. Each Letter of Credit shall (1) be denominated in Dollars, and (2) expire no later than the earlier to occur of (A) the date thirty (30) days prior to the Maturity Date, and (B) three hundred sixty (360) days after its date of issuance (but may contain provisions for automatic renewal provided that no Default exists on the renewal date or would be caused by such renewal and provided no such renewal shall extend beyond the date thirty (30) days prior to the Maturity Date). Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York. The Issuing Lender shall not at any time be obligated to issue, or cause to be issued, any Letter of Credit if such issuance would conflict with, or cause the Issuing Lender to exceed any limits imposed by, any Applicable Law.

      (b) The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit. The Borrower shall execute and deliver to the Administrative Agent and the Issuing Lender a Request for Issuance of Letter of Credit for each Letter of Credit to be issued by the Issuing Lender, not later than 1:00 p.m. (Atlanta, Georgia time) on the third (3rd) Business Day preceding the date on which the requested Letter of Credit is to be issued, or such shorter notice as may be acceptable to the Issuing Lender and the Administrative Agent. Upon receipt of any such Request for Issuance of Letter of Credit, subject to satisfaction of all conditions precedent thereto as set forth in
Section 4.3 or waiver of such conditions pursuant to the last sentence of
Section 4.3, the Issuing Lender shall process such Request for Issuance of Letter of Credit and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby. The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower and the Administrative Agent following the issuance thereof. In addition to the fees payable pursuant to Section 2.4(c)(ii), the Borrower shall pay or reimburse the Issuing Lender for normal and customary costs and expenses incurred by the Issuing Lender in issuing, effecting payment under, amending or otherwise administering the Letters of Credit.

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

      (c) Immediately upon the issuance by the Issuing Lender of a Letter of Credit and in accordance with the terms and conditions of this Agreement, the Issuing Lender shall be deemed to have sold and transferred to each Lender, and each Lender shall be deemed irrevocably and unconditionally to have purchased and received from the Issuing Lender, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Commitment Ratio, in such Letter of Credit and the obligations of the Borrower with respect thereto (including, without limitation, all Letter of Credit Obligations with respect thereto). The Issuing Lender shall promptly notify the Administrative Agent of any draw under a Letter of Credit. At such time as the Administrative Agent shall be notified by the Issuing Lender that the beneficiary under any Letter of Credit has drawn on the same, the Administrative Agent shall promptly notify the Borrower and the Lenders, by telephone or telecopy, of the amount of the draw and, in the case of each Lender, such Lender's portion of such draw amount as calculated in accordance with its Commitment Ratio.

      (d) The Borrower hereby agrees to immediately reimburse the Issuing Lender for amounts paid by the Issuing Lender in respect of draws under each Letter of Credit. In order to facilitate such repayment, the Borrower hereby irrevocably requests the Lenders, and the Lenders hereby severally agree, on the terms and conditions of this Agreement (other than as provided in Article 2 with respect to the amounts of, the timing of requests for, and the repayment of Advances hereunder and in Article 4 with respect to conditions precedent to Advances hereunder), with respect to any drawing under a Letter of Credit, to make a Prime Rate Advance on each day on which a draw is made under any Letter of Credit and in the amount of such draw, and to pay the proceeds of such Advance directly to the Issuing Lender to reimburse the Issuing Lender for the amount paid by it upon such draw. Each Lender shall pay its share of such Prime Rate Advance by paying its portion of such Advance to the Administrative Agent in accordance with Section 2.2(e) and its Commitment Ratio, without reduction for any set-off or counterclaim of any nature whatsoever and regardless of whether any Default exists or would be caused thereby. The disbursement of funds in connection with a draw under a Letter of Credit pursuant to this Section hereunder shall be subject to the terms and conditions of Section 2.2(e). The obligation of each Lender to make payments to the Administrative Agent, for the account of the Issuing Lender, in accordance with this Section 2.15 shall be absolute and unconditional and no Lender shall be relieved of its obligations to make such payments by reason of noncompliance by any other Person with the terms of the Letter of Credit or for any other reason (other than the gross negligence or willful misconduct of the Issuing Lender in paying such Letter of Credit, as determined by a final non-appealable judgment of a court of competent jurisdiction). The Administrative Agent shall promptly remit to the Issuing Lender the amounts so received from the other Lenders. Any overdue amounts payable by the Lenders to the Issuing Lender in respect of a draw under any Letter of Credit shall bear interest, payable on demand, (x) for the first two
(2) Business Days, at the Federal Funds Rate, and (y) thereafter, at the Prime Rate.

      (e) The Borrower agrees that each Advance by the Lenders to reimburse the Issuing Lender for draws under any Letter of Credit, shall, for all purposes hereunder, unless and until converted into a Eurodollar Advance pursuant to
Section 2.2(b)(ii), be deemed to be a Prime Rate Advance under the Commitment and shall be payable and bear interest in accordance with all other Prime Rate Advances of Revolving Loans.

      (f) The Borrower agrees that any action taken or omitted to be taken by the Issuing Lender in connection with any Letter of Credit, except for such actions or omissions as shall constitute gross negligence or willful misconduct on the part of such Issuing Lender as determined by a final non-appealable judgment of a court of competent jurisdiction, shall be binding on the Borrower as between the Borrower and the Issuing Lender, and shall not result in any liability of the Issuing Lender to the Borrower. The obligation of the Borrower to reimburse the Issuing Lender for a drawing under any Letter of Credit or the Lenders for Advances made by them to the Issuing Lender on account of draws made under the Letters of Credit shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances whatsoever, including, without limitation, the following circumstances:

                  (i) Any lack of validity or enforceability of any Loan
Document;

                  (ii) Any amendment or waiver of or consent to any departure from any or all of the Loan Documents;

                  (iii) Any improper use which may be made of any Letter of Credit or any improper acts or omissions of any beneficiary or transferee of any Letter of Credit in connection therewith;

                  (iv) The existence of any claim, set-off, defense or any right which the Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or Persons for whom any such beneficiary or any such transferee may be acting), any Lender or any other Person, whether in connection with any Letter of Credit, any transaction contemplated by any Letter of Credit, this Agreement, or any other Loan Document, or any unrelated transaction;

                  (v) Any statement or any other documents presented under any Letter of Credit proving to be insufficient, forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

                  (vi) The insolvency of any Person issuing any documents in connection with any Letter of Credit;

                  (vii) Any breach of any agreement between the Borrower and any beneficiary or transferee of any Letter of Credit;

                  (viii) Any irregularity in the transaction with respect to which any Letter of Credit is issued, including any fraud by the beneficiary or any transferee of such Letter of Credit;

                  (ix) Any errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, wireless or otherwise, whether or not they are in code;

                  (x) Any act, error, neglect or default, omission, insolvency or failure of business of any of the correspondents of the Issuing Lender;

                  (xi) Any other circumstances arising from causes beyond the control of the Issuing Lender;

                  (xii) Payment by the Issuing Lender under any Letter of Credit against presentation of a sight draft or a certificate which does not comply with the terms of such Letter of Credit, provided that such payment shall not have constituted gross negligence or willful misconduct of the Issuing Lender as determined by a final non-appealable judgment of a court of competent jurisdiction; and

                  (xiii) Any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

      (g) The Borrower will indemnify and hold harmless each Indemnified Person from and against any and all claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits,

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

costs, expenses or disbursements of any kind or nature whatsoever (including reasonable attorneys' fees) which may be imposed on, incurred by or asserted against such Indemnified Person in any way relating to or arising out of the issuance of a Letter of Credit, except that the Borrower shall not be liable to an Indemnified Person for any portion of such claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of such Indemnified Person as determined by a final non-appealable judgment of a court of competent jurisdiction. This Section 2.15(g) shall survive termination of this Agreement.

      (h) Each Lender shall be responsible (to the extent the Issuing Lender is not reimbursed by the Borrower) for its pro rata share (based on such Lender's Commitment Ratio) of any and all reasonable out-of-pocket costs, expenses (including reasonable legal fees) and disbursements which may be incurred or made by the Issuing Lender in connection with the collection of any amounts due under, the administration of, or the presentation or enforcement of any rights conferred by any Letter of Credit, the Borrower's or any guarantor's obligations to reimburse draws thereunder or otherwise. In the event the Borrower shall fail to pay such expenses of the Issuing Lender within fifteen (15) days of demand for payment by the Issuing Lender, each Lender shall thereupon pay to the Issuing Lender its pro rata share (based on such Lender's Commitment Ratio) of such expenses within ten (10) days from the date of the Issuing Lender's notice to the Lenders of the Borrower's failure to pay; provided, however, that if the Borrower shall thereafter pay such expenses, the Issuing Lender will repay to each Lender the amounts received from such Lender hereunder.

      Section 2.16 Hedge Agreements. Any Borrower Party may request Hedge Agreements although no Borrower Party is required to do so. If any Hedge Agreements are provided, the Borrower Parties agree to indemnify and hold the Lender Group, or any of them, harmless from any and all costs and obligations now or hereafter incurred by the Lender Group, or any of them, which arise from any indemnity given by them to the Administrative Agent or its Affiliate, as applicable, related to such Hedge Agreements. The agreement contained in this Section shall survive termination of this Agreement. The Borrower Parties acknowledge and agree that the obtaining of Hedge Agreements from the Administrative Agent or any of its Affiliates (a) is in the sole and absolute discretion of the Administrative Agent or such Affiliates, and (b) is subject to all rules and regulations of the Administrative Agent or such Affiliate.

                                   ARTICLE 3.

                                    GUARANTY

      Section 3.1 Guaranty.

      (a) Each Guarantor hereby guarantees to the Administrative Agent, for the benefit of the Lender Group, the full and prompt payment of the Obligations, including, without limitation, any interest therein (including, without limitation, interest as provided in this Agreement accruing after the filing of a petition initiating any insolvency proceedings, whether or not such interest accrues or is recoverable against the Borrower after the filing of such petition for purposes of the Bankruptcy Code or is an allowed claim in such proceeding), plus reasonable attorneys' fees and expenses if the obligations represented by this Guaranty are collected by law, through an attorney-at-law, or under advice therefrom.

      (b) Regardless of whether any proposed guarantor or any other Person shall become in any other way responsible to the Lender Group, or any of them, for or in respect of the Obligations or any part thereof, and regardless of whether or not any Person now or hereafter responsible to the Lender Group, or any of them, for the Obligations or any part thereof, whether under this Guaranty or otherwise, shall cease to be so liable, each Guarantor hereby declares and agrees that this Guaranty shall be a joint and several

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

obligation, shall be a continuing guaranty and shall be operative and binding until the Obligations shall have been indefeasibly paid in full in cash (or in the case of Letter of Credit Obligations, secured through delivery of cash collateral in an amount equal to one hundred and five percent (105%) of the Letter of Credit Obligations) and the Commitments shall have been terminated.

      (c) Each Guarantor absolutely, unconditionally and irrevocably waives any and all right to assert any defense (other than the defense of payment in cash in full, to the extent of its obligations hereunder, or a defense that such Guarantor's liability is limited as provided in Section 3.1(g)), set-off, counterclaim or cross-claim of any nature whatsoever with respect to this Guaranty or the obligations of the Guarantors under this Guaranty or the obligations of any other Person or party (including, without limitation, the Borrower) relating to this Guaranty or the obligations of any of the Guarantors under this Guaranty or otherwise with respect to the Obligations in any action or proceeding brought by the Administrative Agent or any other member of the Lender Group to collect the Obligations or any portion thereof, or to enforce the obligations of any of the Guarantors under this Guaranty.

      (d) The Lender Group, or any of them, may from time to time, without exonerating or releasing any Guarantor in any way under this Guaranty, (i) take such further or other security or securities for the Obligations or any part thereof as they may deem proper, or (ii) release, discharge, abandon or otherwise deal with or fail to deal with any Guarantor of the Obligations or any security or securities therefor or any part thereof now or hereafter held by the Lender Group, or any of them, or (iii) amend, modify, extend, accelerate or waive in any manner any of the provisions, terms, or conditions of the Loan Documents, all as they may consider expedient or appropriate in their sole discretion. Without limiting the generality of the foregoing, or of Section 3.1(e), it is understood that the Lender Group, or any of them, may, without exonerating or releasing any Guarantor, give up, modify or abstain from perfecting or taking advantage of any security for the Obligations and accept or make any compositions or arrangements, and realize upon any security for the Obligations when, and in such manner, and with or without notice, all as such Person may deem expedient.

      (e) Each Guarantor acknowledges and agrees that no change in the nature or terms of the Obligations or any of the Loan Documents, or other agreements, instruments or contracts evidencing, related to or attendant with the Obligations (including any novation), shall discharge all or any part of the liabilities and obligations of such Guarantor pursuant to this Guaranty; it being the purpose and intent of the Guarantors and the Lender Group that the covenants, agreements and all liabilities and obligations of each Guarantor hereunder are absolute, unconditional and irrevocable under any and all circumstances. Without limiting the generality of the foregoing, each Guarantor agrees that until each and every one of the covenants and agreements of this Guaranty is fully performed, and without possibility of recourse, whether by operation of law or otherwise, such Guarantor's undertakings hereunder shall not be released, in whole or in part, by any action or thing which might, but for this paragraph of this Guaranty, be deemed a legal or equitable discharge of a surety or guarantor, or by reason of any waiver, omission of the Lender Group, or any of them, or their failure to proceed promptly or otherwise, or by reason of any action taken or omitted by the Lender Group, or any of them, whether or not such action or failure to act varies or increases the risk of, or affects the rights or remedies of, such Guarantor or by reason of any further dealings between the Borrower, on the one hand, and any member of the Lender Group, on the other hand, or any other guarantor or surety, and such Guarantor hereby expressly waives and surrenders any defense to its liability hereunder, or any right of counterclaim or offset of any nature or description which it may have or may exist based upon, and shall be deemed to have consented to, any of the foregoing acts, omissions, things, agreements or waivers.

      (f) The Lender Group, or any of them, may, without demand or notice of any kind upon or to any Guarantor, at any time or from time to time when any amount shall be due and payable hereunder by any Guarantor, if the Borrower shall not have timely paid any of the Obligations (or in the case of Letter

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

of Credit Obligations, secured through delivery of cash collateral in an amount equal to one hundred and five percent (105%) of the Letter of Credit Obligations), set-off and appropriate and apply to any portion of the Obligations hereby guaranteed, and in such order of application as the Administrative Agent may from time to time elect in accordance with this Agreement, any deposits, property, balances, credit accounts or moneys of any Guarantor in the possession of any member of the Lender Group or under their respective control for any purpose. If and to the extent that any Guarantor makes any payment to the Administrative Agent or any other Person pursuant to or in respect of this Guaranty, any claim which such Guarantor may have against the Borrower by reason thereof shall be subject and subordinate to the prior payment in full of the Obligations to the satisfaction of the Lender Group.

      (g) The creation or existence from time to time of Obligations in excess of the amount committed to or outstanding on the date of this Guaranty is hereby authorized, without notice to any Guarantor, and shall in no way impair or affect this Guaranty or the rights of the Lender Group herein. It is the intention of each Guarantor and the Administrative Agent that each Guarantor's obligations hereunder shall be, but not in excess of, the Maximum Guaranteed Amount (as herein defined). The "Maximum Guaranteed Amount" with respect to any Guarantor, shall mean the maximum amount which could be paid by such Guarantor without rendering this Guaranty void or voidable as would otherwise be held or determined by a court of competent jurisdiction in any action or proceeding involving any state or Federal bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to the insolvency of debtors.

      (h) To the extent set forth in Section 3.1(g), but only to the extent that the Obligations of any Guarantor hereunder, or the transfers made by such Guarantor under any Security Document, would otherwise be subject to avoidance under any Avoidance Provisions if such Guarantor is not deemed to have received valuable consideration, fair value, fair consideration or reasonably equivalent value for such transfers or obligations, or if such transfers or obligations of any Guarantor hereunder would render such Guarantor insolvent, or leave such Guarantor with an unreasonably small capital or unreasonably small assets to conduct its business, or cause such Guarantor to have incurred debts (or to have intended to have incurred debts) beyond its ability to pay such debts as they mature, in each case as of the time any of the obligations of such Guarantor are deemed to have been incurred and transfers made under such Avoidance Provisions, then the obligations of such Guarantor hereunder shall be reduced to that amount which, after giving effect thereto, would not cause the Obligations of such Guarantor hereunder (or any other Obligations of such Guarantor to the Lender Group or any other Person holding any of the Obligations), as so reduced, to be subject to avoidance under such Avoidance Provisions. This Section 3.1(h) is intended solely to preserve the rights hereunder of the Lender Group and any other Person holding any of the Obligations to the maximum extent that would not cause the obligations of the Guarantors hereunder to be subject to avoidance under any Avoidance Provisions, and none of the Guarantors nor any other Person shall have any right, defense, offset, or claim under this Section 3.1(h) as against the Lender Group or any other Person holding any of the Obligations that would not otherwise be available to such Person under the Avoidance Provisions.

      (i) Upon the bankruptcy or winding up or other distribution of assets of the Borrower, or of any surety or guarantor (other than the applicable Guarantor) for any Obligations of the Borrower to the Lender Group, or any of them, the rights of the Administrative Agent against any Guarantor shall not be affected or impaired by the omission of any member of the Lender Group to prove its claim, or to prove the full claim, as appropriate, against the Borrower, or any such other guarantor or surety, and the Administrative Agent may prove such claims as it sees fit and may refrain from proving any claim and in its discretion may value as it sees fit or refrain from valuing any security held by it without in any way releasing, reducing or otherwise affecting the liability to the Lender Group of each of the Guarantors.

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

      (j) Each Guarantor hereby absolutely, unconditionally and irrevocably expressly waives, except to the extent such waiver would be expressly prohibited by Applicable Law, the following: (i) notice of acceptance of this Guaranty,
(ii) notice of the existence or creation of all or any of the Obligations, (iii) presentment, demand, notice of dishonor, protest and all other notices whatsoever (other than notices expressly required hereunder or under any other Loan Document to which any Guarantor is a party), (iv) all diligence in collection or protection of or realization upon the Obligations or any part thereof, any obligation hereunder, or any security for any of the foregoing, (v) all rights to enforce any remedy which the Lender Group, or any of them, may have against the Borrower, and (vi) until the Obligations shall have been paid in full in cash (or in the case of a Letter of Credit Obligations, secured through delivery of cash collateral in an amount equal to one hundred and five percent (105%) of the Letter of Credit Obligations), all rights of subrogation, indemnification, contribution and reimbursement from the Borrower for amounts paid hereunder and any benefit of, or right to participate in, any collateral or security now or hereinafter held by the Lender Group, or any of them, in respect of the Obligations. If a claim is ever made upon any member of the Lender Group for the repayment or recovery of any amount or amounts received by such Person in payment of any of the Obligations and such Person repays all or part of such amount by reason of (A) any judgment, decree or order of any court or administrative body having jurisdiction over such Person or any of its property, or (B) any settlement or compromise of any such claim effected by such Person with any such claimant, including the Borrower, then in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such Guarantor, notwithstanding any revocation hereof or the cancellation of any promissory note or other instrument evidencing any of the Obligations, and such Guarantor shall be and remain obligated to such Person hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by such Person.

      (k) This Guaranty is a continuing guaranty of the Obligations and all liabilities to which it applies or may apply under the terms hereof and shall be conclusively presumed to have been created in reliance hereon. No failure or delay by any member of the Lender Group in the exercise of any right, power, privilege or remedy shall operate as a waiver thereof, and no single or partial exercise by the Administrative Agent of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy and no course of dealing between any Guarantor and any member of the Lender Group shall operate as a waiver thereof. No action by any member of the Lender Group permitted hereunder shall in any way impair or affect this Guaranty. For the purpose of this Guaranty, the Obligations shall include, without limitation, all Obligations of the Borrower to the Lender Group, notwithstanding any right or power of any third party, individually or in the name of the Borrower and the Lender Group, or any of them, to assert any claim or defense as to the invalidity or unenforceability of any such Obligation, and no such claim or defense shall impair or affect the obligations of any Guarantor hereunder.

      (l) This is a guaranty of payment and not of collection. In the event the Administrative Agent makes a demand upon any Guarantor in accordance with the terms of this Guaranty, such Guarantor shall be held and bound to the Administrative Agent directly as debtor in respect of the payment of the amounts hereby guaranteed. All costs and expenses, including, without limitation, reasonable attorneys' fees and expenses, incurred by the Administrative Agent in obtaining performance of or collecting payments due under this Guaranty shall be deemed part of the Obligations guaranteed hereby.

      (m) Each Subsidiary Guarantor is a direct or indirect wholly owned Subsidiary of the Borrower. Each Guarantor expressly represents and acknowledges that any financial accommodations by the Lender Group to the Borrower, including, without limitation, the extension of credit, are and will be of direct interest, benefit and advantage to such Guarantor.

      (n) The payment obligation of a Guarantor to any other Guarantor under any Applicable Law regarding contribution rights among co-obligors or otherwise shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Guarantor under the other provisions of this Guaranty, and such Guarantor shall not exercise any right or remedy with respect to such rights until payment and satisfaction in full of all such obligations.

      Section 3.2 Special Provisions Applicable to Subsidiary Guarantors. Pursuant to Section 6.20 of this Agreement, except as otherwise provided in such Section, any new Subsidiary of the Borrower is required to enter into this Agreement by executing and delivering to the Administrative Agent a Guaranty Supplement. Upon the execution and delivery of a Guaranty Supplement by such new Subsidiary, such Subsidiary shall become a Guarantor and Borrower Party hereunder with the same force and effect as if originally named as a Guarantor or Borrower Party herein. The execution and delivery of any Guaranty Supplement adding an additional Guarantor as a party to this Agreement shall not require the consent of any other party hereto. The rights and obligations of each party hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor hereunder.

                                   ARTICLE 4.

                              CONDITIONS PRECEDENT

      Section 4.1 Conditions Precedent to Initial Advance. The obligations of the Lenders to undertake the Commitments and to make the initial Advance hereunder, and the obligation of the Issuing Lender to issue the initial Letter of Credit hereunder, are subject to the prior fulfillment of each of the following conditions:

      (a) The Administrative Agent shall have received each of the following, in form and substance satisfactory to the Lender Group:

                  (i) This duly executed Agreement;

                  (ii) A duly executed Note to the order of each Lender requesting a promissory note in the amount of such Lender's Commitment Ratio of the Commitment;

                  (iii) The Pledge Agreement duly executed by each Borrower Party having one or more direct Subsidiaries, together with Uniform Commercial Code financing statements related to all of the Equity Interests pledged as security thereunder and certificates representing all of the certificated Equity Interests of the pledged Subsidiaries and stock powers duly endorsed in blank;

                  (iv) The Security Agreement duly executed by each Borrower Party, together with Uniform Commercial Code financing statements related thereto;

                  (v) A Copyright Security Agreement duly executed by each Borrower Party;

                  (vi) A Patent Security Agreement duly executed by each Borrower Party;

                  (vii) A Trademark Security Agreement duly executed by each Borrower Party;

                  (viii) The Fee Letter duly executed by the Borrower;

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

                  (ix) The legal opinion of White & Case LLP, counsel to the Borrower Parties, addressed to the Lender Group;

                  (x) The duly executed Request for Advance for the initial Advance of the Loans and the duly executed Request for Issuance of Letter of Credit for the initial Letter of Credit;

                  (xi) A duly executed Borrowing Base Certificate dated as of the Agreement Date;

                  (xii) With respect to each Borrower Party, certificates signed by an Authorized Signatory of such Borrower Party (or, in the case of a Borrower Party that is a partnership, the general partner of such Borrower Party or, in the case of a Borrower Party that is a limited liability company, the members or manager, as appropriate, of such Borrower Party) in substantially the form of Exhibits L-1 and L-2, including a certificate of incumbency with respect to each Authorized Signatory of such Person, together with appropriate attachments which shall include, without limitation, the following: (A) a copy of the Certificate of Incorporation or Formation of such Person certified to be true, complete and correct by the Secretary of State of the State of such Person's incorporation or formation, (B) a true, complete and correct copy of the By-Laws, partnership agreement or operating agreement of such Person, (C) a true, complete and correct copy of the resolutions of such Person (or it general partner, members or manager, as applicable) authorizing the execution, delivery and performance by such Person of the Loan Documents and the Hedge Agreements and, with respect to the Borrower, authorizing the borrowings hereunder, (D) certificates of good standing from each jurisdiction in which such Person does business, (E) copies of written employment contracts for key management level employees of such Person, and (F) copies of all shareholders or share purchase agreements relating to the Equity Interests of such Person;

                  (xiii) The duly executed Management Fees Subordination Agreement and a true, correct and complete copy of the executed Management Agreements, and the Lender Group shall have received a certificate of an Authorized Signatory of the Borrower so stating;

                  (xiv) The duly executed Intercreditor Agreement and a true, correct and complete copy of the executed Senior Note Documents, and the Lender Group shall have received a certificate of an Authorized Signatory of the Borrower so stating

                  (xv) The duly executed Subordination Agreement and a true, correct and complete copy of the executed Subordinated Note Documents, and the Lender Group shall have received a certificate of an Authorized Signatory of the Borrower so stating;

                  (xvi) A true, correct and complete copy of the executed Merger Agreement, together with all exhibits and schedules thereto, and the Lender Group shall have received a certificate of an Authorized Signatory of the Borrower so stating;

                  (xvii) A true, correct and complete copy of the other executed Merger Documents, and the Lender Group shall have received a certificate of an Authorized Signatory of the Borrower so stating;

                  (xviii) A certificate of the Secretary or an Assistant Secretary of the Borrower certifying that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of the Borrower authorizing the execution, delivery and performance of the Senior Note Documents, the Subordinated Note Documents and the Merger Agreement and the consummation of the transactions provided for therein;

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

                  (xix) Certificates of insurance and loss payable endorsements with respect to the Borrower Parties meeting the requirements of Section 6.5;

                  (xx) Pay-off letters, termination statements, canceled mortgages and the like required by the Administrative Agent in connection with the removal of any Liens (other than Permitted Liens) against the assets of the Borrower Parties after giving effect to the Merger;

                  (xxi) Lien search results with respect to the Target and the Borrower Parties from all appropriate jurisdictions and filing offices;

                  (xxii) Evidence satisfactory to the Administrative Agent that the Liens granted pursuant to the Security Documents will be first priority perfected Liens on the Collateral (subject only to Permitted Liens);

                  (xxiii) Payment of all fees and expenses payable to the Administrative Agent, the Affiliates of the Administrative Agent, and the Lenders in connection with the execution and delivery of this Agreement, including, without limitation, reasonable fees and expenses of counsel to the Administrative Agent;

                  (xxiv) A flow of funds report duly executed by the Borrower, which report shall include a statement of all sources and uses of funds on the Agreement Date (the "Flow of Funds Report");

                  (xxv) The Flow of Funds Report and financial statements of the Borrower and its Subsidiaries on a consolidated basis as at June 30, 2004, that collectively evidence, as of the Agreement Date, that a group of investors shall have made capital contributions to the Borrower in an aggregate amount of at least $30,000,000;

                  (xxvi) All documentation and other information required by bank regulatory authorities under applicable "know your customer" and anti-money laundering rules and regulations, including the USA Patriot Act; and

                  (xxvii) All such other documents as the Administrative Agent may reasonably request, certified by an appropriate governmental official or an Authorized Signatory if so requested.

      (b) The Lender Group shall have received evidence satisfactory to them that no change in the business, assets, management, operations, financial condition or prospects of the Borrower Parties or the Target shall have occurred since June 30, 2004, which change has had or is reasonably likely to have a Materially Adverse Effect, and the Lender Group shall have received a certificate of an Authorized Signatory of the Borrower so stating.

      (c) The Lender Group shall have received evidence satisfactory to them that all conditions to the closing of the transactions contemplated by the Senior Note Documents have been satisfied and that the Initial Securities (as defined in the Indenture) in the principal face amount of $154,000,000 have been purchased, and the Lender Group shall have received a certificate of an Authorized Signatory of the Borrower so stating.

      (d) The Lender Group shall have received evidence satisfactory to them that all conditions to the closing of the transactions contemplated by the Subordinated Note Documents have been satisfied and that the Notes (as defined in the Note Purchase Agreement) have been purchased in the principal amount of $40,000,000, and the Lender Group shall have received a certificate of an Authorized Signatory of the Borrower so stating.

      (e) The Lender Group shall have received evidence satisfactory to them that all Necessary Authorizations, except as set forth on Schedule 5.1(f), are in full force and effect and are not subject to any pending or threatened reversal or cancellation, and that no Default exists, after giving effect to the initial Advance hereunder, and the Lender Group shall have received a certificate of an Authorized Signatory of the Borrower so stating.

      (f) The Lender Group shall have received evidence satisfactory to them that the Borrower shall have entered into an employment, confidentiality and noncompetition agreement (the "Employment Agreement") with Richard Falcone, which Employment Agreement shall be in form and substance satisfactory to the Administrative Agent and which Employment Agreement shall be in full force and effect on the Agreement Date, and the Lender Group shall have received a certificate of an Authorized Signatory of the Borrower certifying that a true, correct and complete copy of such Employment Agreement is attached to such certificate.

      (g) The Lender Group shall have received evidence satisfactory to the Administrative Agent that the Merger will be consummated on terms satisfactory to the Administrative Agent immediately following the initial Advance of the Loans hereunder as of the Agreement Date, and the Lender Group shall have received a certificate of an Authorized Signatory of the Borrower so stating.

      (h) The Administrative Agent shall have received confirmation that the original Uniform Commercial Code financing statements signed by the respective Borrower Parties as debtor and naming the Administrative Agent as secured party have been duly filed in all appropriate jurisdictions, in such form as shall be satisfactory to the Administrative Agent.

      (i) The Lender Group shall have received evidence satisfactory to it that as of the Agreement Date, after giving effect to the borrowings hereunder on the Agreement Date and the issuance of any Letters of Credit hereunder on the Agreement Date, Availability shall not be less than $1,000,000 (assuming trade payables are being paid currently, expenses and liabilities are being paid in the ordinary course of business and without acceleration of sales, and without deterioration in working capital).

      Section 4.2 Conditions Precedent to Each Advance. The obligation of the Lenders to make each Advance, including the initial Advance hereunder (but excluding Advances, the proceeds of which are to reimburse (i) the Administrative Agent for Agent Advances or (ii) the Issuing Lender for amounts drawn under a Letter of Credit), is subject to the fulfillment of each of the following conditions immediately prior to or contemporaneously with such
Advance:

      (a) All of the representations and warranties of the Borrower Parties under this Agreement and the other Loan Documents, which, pursuant to Section 5.4, are made at and as of the time of such Advance, shall be true and correct in all material respects at such time, both before and after giving effect to the application of the proceeds of the Advance;

      (b) The incumbency of the Authorized Signatories of the Borrower shall be as stated in the certificate of incumbency contained in the certificate of the Borrower delivered pursuant to Section 4.1(a) or as subsequently modified and reflected in a certificate of incumbency delivered to the Administrative Agent and the Lenders;

      (c) The most recent Borrowing Base Certificate which shall have been delivered to the Administrative Agent pursuant to Section 7.5(a) shall demonstrate that, after giving effect to the making of such Advance, no Overadvance shall exist; and

      (d) There shall not exist on the date of such Advance and after giving effect thereto, a Default.

The Borrower hereby agrees that the delivery of any Request for Advance hereunder or any telephonic request for an Advance hereunder shall be deemed to be the certification of the Authorized Signatory thereof that all of the conditions set forth in this Section 4.2 have been satisfied. Notwithstanding the foregoing, if the conditions, or any of them, set forth above are not satisfied, such conditions may be waived by the requisite Lenders under Section 11.12, and, in any event the Majority Lenders may waive the condition set forth in Section 4.2(c).

      Section 4.3 Conditions Precedent to Each Letter of Credit. The obligation of the Issuing Lender to issue each Letter of Credit (including the initial Letter of Credit) hereunder is subject to the fulfillment of each of the following conditions immediately prior to or contemporaneously with the issuance of such Letter of Credit:

      (a) All of the representations and warranties of the Borrower Parties under this Agreement and the other Loan Documents, which, pursuant to Section 5.4, are made at and as of the time of the issuance of such Letter of Credit, shall be true and correct in all material respects at such time, both before and after giving effect to the issuance of such Letter of Credit;

      (b) The incumbency of the Authorized Signatories of the Borrower shall be as stated in the certificate of incumbency contained in the certificate of the Borrower delivered pursuant to Section 4.1(a) or as subsequently modified and reflected in a certificate of incumbency delivered to the Administrative Agent and the Lenders;

      (c) The most recent Borrowing Base Certificate which shall have been delivered to the Administrative Agent pursuant to Section 7.5(a) hereof shall demonstrate that, after giving effect to the making of such Letter of Credit, no Overadvance shall exist; and

      (d) There shall not exist on the date of issuance of such Letter of Credit, and after giving effect thereto, a Default.

The Borrower hereby agrees that the delivery of any Request for Issuance of a Letter of Credit hereunder shall be deemed to be the certification of the Authorized Signatory thereof that all of the conditions set forth in this
Section 4.3 have been satisfied. Notwithstanding the foregoing, if the conditions, or any of them, set forth above are not satisfied, such conditions may be waived by the requisite Lenders under Section 11.12, and, in any event the Majority Lenders may waive the condition set forth in Section 4.3(c).

                                   ARTICLE 5.

                         REPRESENTATIONS AND WARRANTIES

      Section 5.1 General Representations and Warranties. In order to induce the Lender Group to enter into this Agreement and to extend the Loans and issue the Letters of Credit to the Borrower, each Borrower Party hereby represents, and warrants that:

      (a) Organization; Power; Qualification. Each Borrower Party (i) is a corporation, partnership or limited liability company duly organized, validly existing, and in good standing under the laws of its state of incorporation or formation, (ii) has the corporate or other company power and authority to own or lease and operate its properties and to carry on its business as now being and hereafter proposed to be conducted, and (iii) is duly qualified and is in good standing as a foreign corporation or other company, and authorized to do business, in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization, except where the failure to be so qualified would not reasonably be expected to have a Materially Adverse Effect.

      (b) Authorization; Enforceability. Each Borrower Party has the power and has taken all necessary action, corporate or otherwise, to authorize it to execute, deliver, and perform this Agreement and each of the other Loan Documents to which it is a party in accordance with the terms thereof and to consummate the transactions contemplated hereby and thereby. Each of this Agreement and each other Loan Document to which a Borrower Party is a party has been duly executed and delivered by such Borrower Party, and is a legal, valid and binding obligation of such Borrower Party, enforceable in accordance with its terms except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditor's rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

      (c) Partnerships; Joint Ventures; Subsidiaries. Except as disclosed on
Schedule 5.1(c)-1, no Borrower Party has any Subsidiaries. No Borrower Party is a partner or joint venturer in any partnership or joint venture other than (i) the Subsidiaries listed on Schedule 5.1(c)-1 and (ii) the partnerships and joint ventures (that are not Subsidiaries) listed on Schedule 5.1(c)-2. Schedule 5.1(c)-1 and Schedule 5.1(c)-2 set forth, for each Person set forth thereon, a complete and accurate statement of (a) the percentage ownership of each such Person by the applicable Borrower Party, (b) the state or other jurisdiction of incorporation or formation, as appropriate, of each such Person, (c) each state in which each such Person is qualified as a corporation to do business on the Agreement Date and (d) all of each such Person's trade names, trade styles or doing business forms which such Person has used or under which such Person has transacted business during the five (5) year period immediately preceding the Agreement Date.

      (d) Capital Stock and Related Matters. The authorized Equity Interests as of the Agreement Date of each Borrower Party that is a corporation and the number of shares of such Equity Interests that are issued and outstanding as of the Agreement Date are as set forth on Schedule 5.1(d). All of the shares of such Equity Interests that are issued and outstanding as of the Agreement Date have been duly authorized and validly issued and are fully paid and non-assessable. None of such Equity Interests have been issued in material violation of the Securities Act, or the securities, "Blue Sky" or other Applicable Laws of any applicable jurisdiction. As of the Agreement Date, the Equity Interests of each such Borrower Party are owned by the parties listed on
Schedule 5.1(d) in the amounts set forth on such schedule and a description of the Equity Interests of each such party is listed on Schedule 5.1(d). Except as described on Schedule 5.1(d), no Borrower Party has outstanding any stock or securities convertible into or exchangeable for any shares of its Equity Interests, nor are there any preemptive or similar rights to subscribe for or to purchase, or any other rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments, or claims of any character relating to, any Equity Interests or any stock or securities convertible into or exchangeable for any Equity Interests. Except as set forth on Schedule 5.1(d), no Borrower Party is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its Equity Interests or to register any shares of its Equity Interests, and there are no agreements restricting the transfer of any shares of such Borrower Party's Equity Interests or restricting the ability of any Subsidiary of the Borrower from making distributions, dividends or other Restricted Payments to the Borrower.

      (e) Compliance with Law, Loan Documents, and Contemplated Transactions. The execution, delivery, and performance of this Agreement and each of the other Loan Documents and the Hedge Agreements in accordance with their respective terms and the consummation of the transactions contemplated hereby and thereby do not and will not (i) except as set forth on
Schedule 5.1(q), violate any Applicable Law, (ii) conflict with, result in a breach of, or constitute a default under (A) the certificate of incorporation or formation or by-laws, partnership agreement or operating agreement of any Borrower Party or (B) under any material indenture, agreement, or other instrument to which any Borrower Party is a party or by which any Borrower Party or any of its properties may be bound in any material respect, or (iii) result in or require the creation or imposition of any Lien upon or with any Borrower Party except Permitted Liens.

      (f) Necessary Authorizations. Except as set forth on Schedule 5.1(f), each Borrower Party has obtained all Necessary Authorizations, and all such Necessary Authorizations are in full force and effect. None of such Necessary Authorizations is the subject of any pending or, to the best of each Borrower Party's knowledge, threatened revocation, by the grantor of the Necessary Authorization. No Borrower Party is required to obtain any additional Necessary Authorizations in connection with the execution, delivery, and performance of this Agreement, any other Loan Document or any Hedge Agreement, in accordance with their respective terms, or the consummation of the transactions contemplated hereby or thereby. None of such exceptions disclosed on Schedule 5.1(f), individually or collectively, is reasonably expected to have a Materially Adverse Effect.

      (g) Title to Properties. Each Borrower Party has good, marketable, and legal title to, or a valid leasehold interest in, all of its properties and assets, and none of such properties or assets is subject to any Liens, other than Permitted Liens.

      (h) Material Contracts. Schedule 5.1(h) contains a complete list, as of the Agreement Date, of each Material Contract, true, correct and complete copies of which have been delivered or otherwise made available to the Administrative Agent. Schedule 5.1(h) further identifies, as of the Agreement Date, each Material Contract that requires consent to the granting of a Lien in favor of the Administrative Agent on the rights of any Borrower Party thereunder. No Borrower is in default in any material respect under or with respect to any Material Contract to which it is a party or by which it or any of its properties are bound.

      (i) Labor Matters. Except as disclosed on Schedule 5.1(i): (a) no labor contract to which any Borrower Party is a party or is otherwise subject is scheduled to expire prior to the Maturity Date; (b) no Borrower Party has, since June 30, 2002, taken any action which would have constituted or resulted in a "plant closing" or "mass layoff" within the meaning of the Federal Worker Adjustment and Retraining Notification Act of 1988 or any similar applicable federal, state or local law; and (c) on the Agreement Date (i) no Borrower Party is a party to any labor dispute (other than any immaterial disputes with such Borrower Party's employees as individuals and not affecting such Borrower Party's relations with any labor group or its workforce as a whole), nor, to the knowledge of the Borrower, is any labor dispute imminent that might have a Materially Adverse Effect, and (ii) there are no pending or, to each Borrower Party's knowledge, threatened strikes or walkouts relating to any labor contracts to which any Borrower Party is a party or is otherwise subject. Except as set forth on Schedule 5.1(i), none of the employees of any Borrower Party is a party to any collective bargaining agreement with such Borrower Party.

      (j) Taxes. Except as set forth on Schedule 5.1(j), since January 1, 2002, all material federal, state and other tax returns of each Borrower Party required by law to be filed have been duly filed, all such tax returns are true, complete and correct in all material respects, and all federal, state, and other taxes (including without limitation, all real estate and personal property, income, franchise, transfer and gains taxes), all general or special assessments, and other governmental charges or levies upon each Borrower Party and any of their respective properties, income, profits, and assets, which are due and payable, have been paid, except any payment of any of the foregoing which such Borrower Party, is currently contesting in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of such Borrower Party or are otherwise involving amounts less than or equal to $10,000. Except as set forth on Schedule 5.1(j), since June 30, 2002, no adjustment involving amounts in excess of $10,000 relating to any tax returns has been proposed formally or informally by any Governmental Authority and, to the knowledge of each Borrower Party, no basis exists for any such adjustment. The charges, accruals, and reserves on the books of the Borrower Parties in respect of taxes are, in the reasonable judgment of the Borrower Parties, adequate. Except as set forth on Schedule 5.1(j), no Borrower Party is currently being audited, or has knowledge of any pending audit, by the Internal Revenue Service or any other taxing authority. Except as described in Schedule 5.1(j), no Borrower Party has executed or filed with the Internal Revenue Service or any other Governmental Authority any current agreement or other document extending, or having the effect of extending, the period for assessment or collection of any current taxes. None of the Borrower Parties are liable for any taxes: (a) under any agreement (including any tax sharing agreements) or (b) to each Borrower Party's knowledge, as a transferee. As of the Agreement Date, no Borrower Party has agreed, or been requested, to make any adjustment under Code
Section 481(a), by reason of a change in accounting method or otherwise.

      (k) Financial Statements. The Borrower Parties and their Subsidiaries have furnished, or caused to be furnished, to the Lenders (i) the audited financial statements of the Borrower and its Subsidiaries on a consolidated basis and the audited financial statements for the Target and its Subsidiaries on a consolidated basis which are complete and correct in all material respects and present fairly in accordance with GAAP the respective financial positions of the Borrower and its Subsidiaries and the Target and its Subsidiaries as at December 31, 2003, and the results of operations for the fiscal year then ended and (ii) the unaudited financial statements of the Borrower and its Subsidiaries on a consolidated basis and the unaudited financial statements for the Target and its Subsidiaries on a consolidated basis which are complete and correct in all material respects and present fairly in accordance with GAAP, subject to normal year end adjustments, the respective financial positions of the Borrower and its Subsidiaries and the Target and its Subsidiaries as at June 30, 2004, and the results of operations for the fiscal quarter then ended. In addition, the Borrower Parties shall furnish to the Lenders the balance sheet of the Borrower and its Subsidiaries on a consolidated basis dated as of June 30, 2004 giving pro forma effect to the Merger and the borrowings hereunder and under the Senior Note Documents and the Subordinated Note Documents. The assumptions used in preparing the pro forma financial statements provided as described in this Section provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts. Except as disclosed in the financial statements provided as described in this Section, no Borrower Party or any Subsidiary of a Borrower Party has, as of such date, any material liabilities, contingent or otherwise, required by GAAP of any Borrower Party or any Subsidiary of a Borrower Party which have not heretofore been disclosed in writing to the Lenders.

      (l) No Adverse Change. Since June 30, 2004, there has occurred no event which has had or could reasonably be expected to have a Materially Adverse Effect.

      (m) Investments and Guaranties. As of the Agreement Date, no Borrower Party owns any Equity Interests of any Person except as disclosed on Schedules 5.1(c)-1 and 5.1(c)-2, or has outstanding loans or advances to, or guaranties of the obligations of, any Person in excess of $100,000, except as reflected in the financial statements referred to in Section 5.1(k) or disclosed on Schedule 5.1(m).

      (n) Liabilities, Litigation, etc. Since June 30, 2004, except for liabilities incurred in the normal course of business, no Borrower Party has any material (individually or in the aggregate) liabilities, direct or contingent required to be disclosed by GAAP, except as disclosed or referred to in the financial statements referred to in Section 5.1(k) or with respect to the Obligations or Funded Debt under the Senior Note Documents or the Subordinated Note Documents. As of the Agreement Date, except as described on Schedules 5.1(n) and 5.1(y)(1) and (2), there is no litigation, legal or administrative proceeding, investigation, or other action of any nature pending or, to the knowledge of the Borrower Parties, threatened against or affecting any Borrower Party, any Subsidiary of any Borrower Party or any of their respective properties which could reasonably be expected to result in any judgment against or liability of such Borrower Party in excess of $500,000 or the loss of any certification or license material to the operation of such Borrower Party's business. None of such litigation disclosed on Schedules 5.1(n) and 5.1(y)(1) and (2), individually or collectively, is reasonably expected to have a Materially Adverse Effect.

      (o) ERISA. Schedule 5.1(o) lists all Plans and separately identifies all Multiemployer Plans. Copies of all such listed Plans, together with a copy of the latest IRS/DOL 5500-series form for each such Plan, have been delivered to the Administrative Agent. Except with respect to Multiemployer Plans, each Plan intended to be qualified under Code Section 401 has been determined by the IRS to qualify under Section 401 of the Code, and, to the knowledge of the Borrower Parties, nothing has occurred since the date of the most recent determination that would cause the loss of such qualification. Each Borrower Party and each ERISA Affiliate and each of their respective Plans are in compliance with ERISA and the Code and no Borrower Party nor any of its ERISA Affiliates has incurred any accumulated funding deficiency with respect to any such Plan within the meaning of ERISA or the Code which would reasonably be expected to have a Materially Adverse Effect. Since January 1, 1997, no Borrower Party or ERISA Affiliate has incurred any liability to the PBGC in connection with any such Plan (other than the payment of premiums that are not past due) which would reasonably be expected to have a Materially Adverse Effect. No Title IV Plan has any Unfunded Pension Liability which would reasonably be expected to have a Materially Adverse Effect. No ERISA Event or event described in Section 4062(e) of ERISA has occurred and is continuing with respect to any such Plan which would reasonably be expected to have a Materially Adverse Effect. There are no pending, or to the knowledge of any Borrower Party, threatened material claims (other than claims for benefits in the normal course and appeals of denied claims), sanctions, actions or lawsuits, asserted or instituted against any Plan which would reasonably be expected to have a Materially Adverse Effect. No such Plan or trust created thereunder, or party in interest (as defined in Section 3(14) of ERISA, or any fiduciary (as defined in Section 3(21) of ERISA), has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which would subject such Plan or any other Plan of any Borrower Party or any of its ERISA Affiliates, any trust created thereunder, or any such party in interest or fiduciary, or any party dealing with any such Plan or any such trust to any material penalty or tax on "prohibited transactions" imposed by Section 502 of ERISA or Section 4975 of the Code which would reasonably be expected to have a Materially Adverse Effect.

      (p) Intellectual Property; Licenses; Certifications. Except as set forth on Schedule 5.1(p), no Borrower Party owns any registered patents, trademarks, service marks or copyrights, and has no pending registration applications with respect to any of the foregoing. The Borrower and its Subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other material intellectual property necessary to conduct the business now operated by them, or presently employed by them. Except as set forth on Schedule 5.1(p), to the best of the Borrower Parties' knowledge, no material licenses or certifications are necessary for the operation of the Borrower Parties' business as it is currently conducted.

      (q) Compliance with Law; Absence of Default. Except as set forth on
Schedule 5.1(q), each Borrower Party is in material compliance with all Applicable Laws and with all of the provisions of its certificate of incorporation or formation and by-laws or other governing documents, and no event has occurred or has failed to occur which has not been remedied or waived, the occurrence or non-occurrence of which constitutes (i) a Default, (ii) a default by such Borrower Party under the Senior Note Documents,
(iii) a default by such Borrower Party under the Subordinated Note Documents or
(iv) a default under any other indenture, agreement, or other instrument, or any judgment, decree, or order to which such Borrower Party is a party or by which such Borrower Party or any of their respective properties may be bound, in each case involving $500,000 or more.

      (r) Casualties; Taking of Properties, etc. Since June 30, 2004, neither the business nor the properties of the Borrower Parties or the Target has been materially and adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, embargo, requisition or taking of property or cancellation of contracts, permits or concessions by any domestic or foreign government or any agency thereof, riot, activities of armed forces, or acts of God or of any public enemy which would reasonably be expected to have a Materially Adverse Effect.

      (s) Accuracy and Completeness of Information. (i) All representations and warranties in the Loan Documents were, at the time furnished, complete and correct in all material respects. No fact is currently known to any Borrower Party which has, or could reasonably be expected to have, a Materially Adverse Effect. With respect to projections, estimates and forecasts given to the Lender Group, such projections, estimates and forecasts are based on the Borrower Parties' good faith assessment of the future of the business at the time made. The Borrower Parties had a reasonable basis for such assessment at the time made.

                  (ii) On the Agreement Date, the Offering Circular does not include any untrue statement of a Appreciable fact or omit to state any Appreciable fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to (A) statements in, or omissions from, the section of the Offering Circular entitled "Description of the New Working Capital Facility" and (B) statements in or omissions in the Offering Circular that are based upon written information furnished to the Borrower by Credit Suisse First Boston LLC or Morgan Stanley & Co. Incorporated specifically for use therein. The provisions of the Offering Circular contain a true and correct description of
(Y) all of the Appreciable secured and unsecured Funded Debt and other Appreciable obligations of the Borrower Parties as of June 30, 2004, and (Z) all of the Appreciable Investments of the Borrower Parties as of June 30, 2004.

      (t) Compliance with Regulations T, U, and X. No Borrower Party is engaged principally in or has as one of its important activities in the business of extending credit for the purpose of purchasing or carrying, and no Borrower Party owns or presently intends to acquire, any "margin security" or "margin stock" as defined in Regulations T, U and X of the Board of Governors of the Federal Reserve System (herein called "Margin Stock"). None of the proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of said Regulations T, U and
X. No Borrower Party or any bank acting on its behalf has taken or will take any action which might cause this Agreement or any other Loan Documents to violate Regulation T, U or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the SEA, in each case as now in effect or as the same may hereafter be in effect. If so requested by the Administrative Agent, the Borrower Parties will furnish the Administrative Agent with (i) a statement or statements in conformity with the requirements of Federal Reserve Form U-1 or Form G-3 referred to in Regulation U of said Board of Governors and
(ii) other documents evidencing its compliance with the margin regulations, including without limitation an opinion of counsel in form and substance satisfactory to the Administrative Agent. Neither the making of the Loans nor the use of proceeds thereof will violate, or be inconsistent with, the provisions of Regulation T, U or X of said Board of Governors.

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

      (u) Solvency. As of the Agreement Date and after giving effect to the transactions contemplated by the Senior Note Documents, the Subordinated Note Documents, the Merger Documents, the Merger and the transactions contemplated by the Loan Documents (i) the assets, tangible and intangible, of Borrower Parties, at a fair valuation on a going concern basis, will exceed their debt on a consolidated basis; (ii) the capital of each Borrower Party will not be unreasonably small to conduct its business; and (iii) no Borrower Party will have incurred debts, or have intended to incur debts, beyond its ability to pay such debts as they mature. For purposes of this Section, "debt" shall mean any liability on a claim, and "claim" shall mean (A) the right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, undisputed, legal, equitable, secured or unsecured, or (B) the right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, undisputed, secured or unsecured.

      (v) Insurance. The Borrower Parties have insurance meeting the requirements of Section 6.5, and such insurance policies are in full force and effect. As of the Agreement Date, all insurance maintained by the Borrower Parties is fully described on Schedule 5.1(v).

      (w) Broker's or Finder's Commissions. Except as set forth on Schedule 5.1(w), no broker's or finder's fee or commission will be payable with respect to the execution and delivery of this Agreement and the other Loan Documents, and no other similar fees or commissions will be payable by the Borrower Parties for any other services rendered to the Borrower Parties ancillary to the credit transactions contemplated herein.

      (x) Real Property. All real property leased by each Borrower Party as of the Agreement Date, and the name of the lessor of such real property, is set forth in Schedule 5.1(x)-1. The leases of each Borrower Party are valid, enforceable against the Borrower Party and in full force and effect, and have not been modified or amended, except as otherwise set forth in Schedule 5.1(x)-1. There is no default or condition which, with the passage of time or the giving of notice, or both, would constitute a material default on the part of any Borrower Party under such leases and the Borrower Parties have paid all rents and other charges due and payable under such leases. All real property owned by each Borrower Party as of the Agreement Date is set forth in Schedule 5.1(x)-2. As of the Agreement Date, no Borrower Party owns, leases or uses any real property other than as set forth on Schedule 5.1(x)-1 or 2. Each Borrower Party owns good and marketable fee simple title to all of its owned real property, and none of its respective owned real property is subject to any Liens, except Permitted Liens.

      (y) Environmental Matters.

                  (i) Except as is described on Schedule 5.1(y) - 1, each Borrower Party is in material compliance with all applicable Environmental Laws.

                  (ii) Except as is described on Schedule 5.1(y) - 2, no Borrower Party has received from any Governmental Authority any written complaint, or written notice of violation or alleged violation, investigation or written advisory action or written notice of potential liability regarding matters of environmental protection or permit compliance under applicable Environmental Laws that would reasonably be expected to have an Materially Adverse Effect with regard to the Properties, nor is any Borrower Party aware that any such notice is pending.

      (z) OSHA. All of the Borrower Parties' operations are conducted in compliance, in all material respects, with all applicable rules and regulations promulgated by the Occupational Safety and Health Administration of the United States Department of Labor.

      (aa) Name of Borrower Parties. Except as disclosed on Schedule 5.1(c) - 1, no Borrower Party has changed its name within the preceding five (5) years from the Agreement Date, nor has any Borrower Party transacted business under any other name or trade name.

      (bb) Investment Company Act; Public Utility Holding Company Act. No Borrower Party is required to register under the provisions of the Investment Company Act of 1940, as amended, and neither the entering into or performance by the Borrower Parties of this Agreement nor the issuance of any Notes violates any provision of such Act or requires any consent, approval, or authorization of, or registration with, any governmental or public body or authority pursuant to any of the provisions of such Act. No Borrower Party is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

      (cc) Holding Company Status. The Borrower does not own or lease, directly or indirectly, any real, personal, intangible or tangible property of any nature, other than the Equity Interests of its Subsidiaries. The Borrower does not conduct, transact or otherwise engage in any material business or operations other than those incidental to the ownership of such Equity Interests of its Subsidiaries. The Borrower does not have any material obligations or liabilities other than under the Loan Documents, the Senior Note Documents and the Subordinated Note Documents.

      (dd) Anti-Terrorism Laws.

                  (i) Anti-Terrorism Laws. No Borrower Party is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law; provided that no representation is made herein as to a Person that may use a Borrower Party's telephone services.

                  (ii) Executive Order No. 13224. No Borrower Party is any of the following (each a "Blocked Person"):

                        (1) a Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224;

                        (2) a Person controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224;

                        (3) a Person or entity with which any bank or other financial institution is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

                        (4) a Person or entity that commits, threatens or conspires to commit "terrorism" as defined in Executive Order No. 13224; or

                        (5) a Person or entity that is named as a "specially designated national" on the most current list published by OFAC at its official website or any replacement website or other replacement official publication of such list.

      Section 5.2 Representations and Warranties Relating to Accounts. With respect to all Accounts of each Borrower Party, such Borrower Party hereby warrants and represents to the Lender Group that such Accounts are legally valid and binding obligations of Account Debtors created by the sale and delivery of Inventory or the rendition of services to such Account Debtors in the ordinary course of such Borrower Party's business, subject to offsets and disputes in the ordinary course of business. As to each Account that is identified by such Borrower Party as an Eligible Account in a Borrowing Base Certificate submitted to the Administrative Agent by the Borrower, to the best of the Borrower's knowledge, such Account is not ineligible by virtue of one or more of the excluding criteria set forth in the definition of Eligible Accounts.

      Section 5.3 Representations and Warranties Relating to Inventory. With respect to all Eligible Inventory, the Administrative Agent may rely upon all statements, warranties, or representations made in any Borrowing Base Certificate in determining the classification of such Inventory and in determining which items of Inventory listed in such Borrowing Base Certificate meet the requirements of eligibility.

      Section 5.4 Survival of Representations and Warranties, etc. All representations and warranties made under this Agreement and the other Loan Documents shall be deemed to be made, and shall be true and correct, at and as of the Agreement Date (after giving effect to the Merger) and on the date of each Advance or issuance of a Letter of Credit hereunder, except to the extent previously fulfilled in accordance with the terms of this Agreement or the other Loan Documents and to the extent subsequently inapplicable. All representations and warranties made under this Agreement and the other Loan Documents shall survive, and not be waived by, the execution hereof by the Lender Group, or any of them, any investigation or inquiry by any member of the Lender Group, or the making of any Advance or the issuance of any Letter of Credit under this Agreement.

                                   ARTICLE 6.

                                GENERAL COVENANTS

      Until the later of the date the Obligations are repaid in full or the date the Borrower no longer has the right to borrow, or have Letters of Credit issued, hereunder (whether or not the conditions to borrowing have been or can be fulfilled), and unless the Majority Lenders shall otherwise give their prior consent in writing:

      Section 6.1 Preservation of Existence and Similar Matters. Each Borrower Party will (i) except as expressly permitted by Section 8.7, preserve and maintain its existence, rights, franchises, licenses, and privileges in its jurisdiction of incorporation or organization including, without limitation, all Necessary Authorizations, and (ii) qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization in the case of (i) or (ii) where the failure to do so would not have an Materially Adverse Effect on a consolidated basis.

      Section 6.2 Compliance with Applicable Law. Each Borrower Party will comply, in all material respects, with the requirements of all Applicable Law.

      Section 6.3 Maintenance of Properties. Each Borrower Party will maintain or cause to be maintained in the ordinary course of business in good repair, working order and condition, normal wear and tear and disposal of obsolete equipment excepted, all properties owned by it except where the failure to do so would not reasonably be expected to have an Materially Adverse Effect.

      Section 6.4 Accounting Methods and Financial Records. Each Borrower Party will maintain a system of accounting established and administered in accordance with GAAP, and will keep adequate records and books of account in which complete entries will be made in accordance with such accounting principles consistently applied and reflecting all transactions required to be reflected by such accounting principles.

      Section 6.5 Insurance. Each Borrower Party will maintain insurance including, but not limited to, public liability, property insurance, comprehensive general liability, product liability, business interruption and fidelity coverage insurance, in such amounts and against such risks as would be customary for companies in the same industry and of comparable size as the Borrower Parties from financially sound and reputable insurance companies having and maintaining an A.M. Best rating of "A" or better and being in a size category of VI or larger or otherwise acceptable to the Administrative Agent. In addition to the foregoing, each Borrower Party further agrees to maintain and pay for insurance upon all goods constituting Collateral wherever located, in storage or in transit in vehicles, vessels or aircraft, including goods evidenced by documents, covering casualty, hazard, public liability and such other risks and in such amounts as would be customary for companies in the same industry and of comparable size as the Borrower Parties, from financially sound and reputable insurance companies having and maintaining an A.M. Best rating of "A" or better and being in a size category of VI or larger or otherwise acceptable to the Administrative Agent to insure the Lender Group's interest in such Collateral. All such property insurance policies shall name the Administrative Agent as loss payee and all liability insurance policies shall name the Administrative Agent as additional insured. Each Borrower Party shall deliver the original certificates of insurance evidencing that the required insurance is in force together with satisfactory lender's loss payable and additional insured, as applicable, endorsements. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than thirty (30) days' prior written notice to the Administrative Agent in the event of cancellation or modification of the policy for any reason whatsoever and a clause that the interest of the Administrative Agent shall not be impaired or invalidated by any act or neglect of any Borrower Party or owner of the Collateral nor by the occupation of the premises for purposes more hazardous than are permitted by said policy. If any Borrower Party fails to provide and pay for such insurance, the Administrative Agent may, after notice, at the Borrower's expense, procure the same, but shall not be required to do so. Each Borrower Party agrees to deliver to the Administrative Agent, promptly as rendered, true copies of all material reports made in any reporting forms to insurance companies.

      Section 6.6 Payment of Taxes and Claims. Each Borrower Party will pay and discharge all material taxes, assessments, and governmental charges or levies imposed upon it or its income or profit or upon any properties belonging to it prior to the date on which penalties attach thereto, and all lawful claims for labor, materials and supplies which have become due and payable and which by law have or may become a Lien upon any of its Property; except that, no such tax, assessment, charge, levy, or claim need be paid which is being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on the appropriate books, but only so long as such tax, assessment, charge, levy, or claim does not become a Lien or charge other than a Permitted Lien and no foreclosure, distraint, sale, or similar proceedings shall have been commenced and remain unstayed for a period thirty (30) days after such commencement. Each Borrower Party shall timely file all material information returns required by federal, state, or local tax authorities.

      Section 6.7 Visits and Inspections. Each Borrower Party will permit representatives of the Administrative Agent to (a) visit and inspect the properties of the Borrower Parties during normal business hours, (b) inspect and make extracts from and copies of the Borrower Parties' books and records, and
(c) discuss with the Borrower Parties' respective principal officers the Borrower Parties' businesses, assets, liabilities, financial positions, results of operations, and business prospects relating to the Borrower Parties. Any other member of the Lender Group may, at its expense, accompany the Administrative Agent on any regularly scheduled visit (or at any time that a Default exists any visit regardless of whether it is regularly scheduled) to the Borrower Parties' properties.

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

      Section 6.8 Conduct of Business. Each Borrower Party shall continue to engage in business of the same general type or incidental thereto as conducted by it as of the Agreement Date.

      Section 6.9 ERISA. Each Borrower Party shall at all times make, or cause to be made, prompt payment of contributions required to meet the minimum funding standards set forth in ERISA with respect to each Borrower Party's and its ERISA Affiliates' Plans; furnish to the Administrative Agent, promptly upon the Administrative Agent's request therefor, copies of any annual report required to be filed pursuant to ERISA in connection with each such Plan of each Borrower Party and its ERISA Affiliates; notify the Administrative Agent as soon as practicable of any ERISA Event; and furnish to the Administrative Agent, promptly upon the Administrative Agent's request therefor, correspondence and filings with governmental agencies or the Plan's actuaries or accountants as may be reasonably requested by the Administrative Agent with respect to an ERISA Event.

      Section 6.10 Lien Perfection. Each Borrower Party agrees to take such action as may be required to perfect or continue the perfection of the Administrative Agent's (on behalf of, and for the benefit of, the Lender Group) security interest in the Collateral. Each Borrower Party hereby authorizes the Administrative Agent to file any such financing statement on such Borrower Party's behalf describing the Collateral as "all assets of the debtor" or "all personal property of the debtor."

      Section 6.11 Location of Collateral. All Collateral, other than Inventory in transit, Inventory sold in the ordinary course of business and equipment moved in the ordinary course of business, will at all times be kept by the Borrower Parties at one or more of the business locations of the Borrower Parties set forth in Schedule 6.11. The Inventory shall not, without the prior written approval of the Administrative Agent, be moved from the locations set forth on Schedule 6.11 except as permitted in the immediately preceding sentence and prior to an Event of Default, (i) sales or other dispositions of assets permitted pursuant to Section 8.7 and (ii) the storage of Inventory at locations within the continental US other than those specified in the first sentence of this Section 6.11 if (A) the Borrower gives the Administrative Agent written notice of the new storage location at least thirty (30) days prior to storing Inventory at such location, (B) the Lender Group's security interest in such Inventory is and continues to be a duly perfected, first priority Lien thereon,
(C) neither any Borrower Party's nor the Administrative Agent's right of entry upon the premises where such Inventory is stored or its right to remove the Inventory therefrom, is in any way restricted, (D) the owner of such premises, and any bailee, warehouseman or similar party that will be in possession of such Inventory, shall have executed and delivered to the Administrative Agent a Collateral Access Agreement, and (E) all negotiable documents and receipts in respect of any Collateral maintained at such premises are promptly delivered to the Administrative Agent and any non-negotiable documents and receipts in respect of any Collateral maintained at such premises are issued to the Administrative Agent and promptly delivered to the Administrative Agent.

      Section 6.12 Protection of Collateral. All insurance expenses and expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping the Collateral (including, without limitation, all rent payable by any Borrower Party to any landlord of any premises where any of the Collateral may be located), and any and all excise, property, sales, and use taxes imposed by any state, federal, or local authority on any of the Collateral or in respect of the sale thereof, shall be borne and paid by the Borrower Parties. If the Borrower Parties fail to promptly pay any portion thereof when due, the Lenders may, at their option, but shall not be required to, make a Prime Rate Advance for such purpose and pay the same directly to the appropriate Person. The Borrower agrees to reimburse the Lenders promptly therefor with interest accruing thereon daily at the Default Rate provided in this Agreement. All sums so paid or incurred by the Lenders for any of the foregoing and all reasonable costs and expenses (including attorneys' fees, legal expenses, and court costs) which the Lenders may incur in enforcing or protecting the Lien on or rights and interest in the Collateral or any of their rights or remedies under this or any other agreement between the parties hereto or in respect of any of the transactions to be had hereunder until paid by the Borrower to the Lenders with interest at the Default Rate, shall be considered Obligations owing by the Borrower to the Lenders hereunder. Such Obligations shall be secured by all Collateral and by any and all other collateral, security, assets, reserves, or funds of the Borrower Parties in or coming into the hands or inuring to the benefit of the Lenders. Neither the Administrative Agent nor the Lenders shall be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto (except for reasonable care in the custody thereof while any Collateral is in the Lenders' actual possession) or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other person whomsoever, but the same shall be at the Borrower Parties' sole risk.

      Section 6.13 Assignments and Records of Accounts. If so requested by the Administrative Agent following an Event of Default, each Borrower Party shall execute and deliver to the Administrative Agent, for the benefit of the Lender Group, formal written assignments of all of the Accounts daily, which shall include all Accounts that have been created since the date of the last assignment, together with copies of invoices or invoice registers related thereto. Each Borrower Party shall keep accurate and complete records of the Accounts and all payments and collections thereon.

      Section 6.14 Administration of Accounts.

      (a) The Administrative Agent retains the right after the occurrence and during the continuance of an Event of Default to notify the Account Debtors that the Accounts have been assigned to the Administrative Agent, for the benefit of the Lender Group, and to collect the Accounts directly in its own name and to charge the collection costs and expenses, including attorneys' fees, to the Borrower. The Administrative Agent has no duty to protect, insure, collect or realize upon the Accounts or preserve rights in them. Each Borrower Party irrevocably makes, constitutes and appoints the Administrative Agent as such Borrower Party's true and lawful attorney and agent-in-fact to endorse such Borrower Party's name on any checks, notes, drafts or other payments relating to, the Accounts which come into the Administrative Agent's possession or under the Administrative Agent's control as a result of its taking any of the foregoing actions. Additionally, the Administrative Agent, for the benefit of the Lender Group, shall have the right to collect and settle or adjust all disputes and claims directly with the Account Debtor and to compromise the amount or extend the time for payment of the Accounts upon such terms and conditions as the Administrative Agent may deem advisable, and to charge the deficiencies, reasonable costs and expenses thereof, including attorney's fees, to the Borrower.

      (b) If an Account includes a charge for any tax payable to any governmental taxing authority, the Administrative Agent on behalf of the Lenders is authorized, in its sole discretion, to pay the amount thereof to the proper taxing authority for the account of the applicable Borrower Party and to make a Prime Rate Advance to the Borrower to pay therefor. The Borrower Parties shall notify the Administrative Agent if any Account includes any tax due to any governmental taxing authority and, in the absence of such notice, the Administrative Agent shall have the right to retain the full proceeds of the Account and shall not be liable for any taxes to any governmental taxing authority that may be due by any Borrower Party by reason of the sale and delivery creating the Account.

      (c) After a Default has occurred and is continuing, any of the Administrative Agent's officers, employees or agents shall have the right, at any time or times hereafter, in the name of the Lenders, or any designee of the Lenders or the Borrower Parties, to verify the validity, amount or other matter relating to any Accounts by mail, telephone, telegraph or otherwise. The Borrower Parties shall cooperate fully with the Administrative Agent and the Lenders in an effort to facilitate and promptly conclude any such verification process.

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

      Section 6.15 Deposit Accounts.

      (a) After an Event of Default has occurred and is continuing, the Borrower Parties shall take all steps to ensure that all of their Account Debtors and all of their credit card processors forward all items of payment to deposit accounts subject to a Control Agreement. After an Event of Default has occurred and is continuing, upon the request of the Administrative Agent, the Borrower Parties shall cause each of their credit card processors to enter into an agreement, in form and substance satisfactory to the Administrative Agent, with the Administrative Agent and the applicable Borrower Party pursuant to which the applicable Borrower Party shall irrevocably instruct such credit card processor to forward all items of payment owing to the Borrower Parties directly to a deposit account subject to a Control Agreement.

      (b) After an Event of Default has occurred and is continuing, in the event that any Borrower Party shall at any time receive any payments described above directly or shall receive any other funds representing proceeds of the Collateral, such Borrower Party shall hold the same as trustee for the Administrative Agent, shall segregate such remittances from its other assets, and shall promptly deposit the same into a deposit account subject to a Control Agreement. All cash, cash equivalents, checks, notes, drafts or similar items of payment (including, without limitation, from the sale of any assets under Section 8.7(b) or otherwise or constituting insurance or condemnation proceeds) received by any Borrower Party shall be deposited into a deposit account subject to a Control Agreement promptly upon receipt thereof by such Borrower Party.

      (c) As of the Agreement Date, all bank accounts and investment accounts of the Borrower Parties are listed on Schedule 6.15 and such Schedule designates which such accounts are deposit accounts. After an Event of Default has occurred and is continuing, no Borrower Party shall open any other deposit account unless the depository bank for such account shall have entered into a Control Agreement with the Administrative Agent. In addition, no Borrower Party shall maintain a balance in excess of the amount necessary to cover outstanding checks drawn on such account in any other bank account or investment account (each a "Non-Depository Account") unless and until such Borrower Party has delivered to the Administrative Agent a Control Agreement executed by such Borrower Party, the Administrative Agent and the financial institution where such account is located.

      Section 6.16 Further Assurances. Each Borrower Party will promptly cure, or cause to be cured, defects in the creation and issuance of any Notes and the execution and delivery of the Loan Documents (including this Agreement) and any Hedge Agreements, resulting from any act or failure to act by any Borrower Party or any employee or officer thereof. Each Borrower Party at its expense will promptly execute and deliver to the Administrative Agent and the Lenders, or cause to be executed and delivered to the Administrative Agent and the Lenders, all such other and further documents, agreements, and instruments in compliance with or accomplishment of the covenants and agreements of the Borrower Parties in the Loan Documents (including this Agreement) and the Hedge Agreements, or to correct any omissions in the Loan Documents or any Hedge Agreements, or more fully to state the obligations set out herein or in any of the Loan Documents or the Hedge Agreements, or to obtain any consents, all as may be necessary or appropriate in connection therewith as may be reasonably requested.

      Section 6.17 Broker's Claims. Each Borrower Party hereby indemnifies and agrees to hold each member of the Lender Group harmless from and against any and all losses, liabilities, damages, costs and expenses which may be suffered or incurred by such member of the Lender Group in respect of any claim, suit, action or cause of action now or hereafter asserted by a broker or any Person acting in a similar capacity arising from or in connection with the execution and delivery of this Agreement or any other Loan Document or Hedge Agreement or the consummation of the transactions contemplated herein or therein. This
Section 6.17 shall survive termination of this Agreement.

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

      Section 6.18 Indemnity. Each Borrower Party will indemnify and hold harmless each Indemnified Person from and against any and all claims, liabilities, investigations, losses, damages, actions, demands, penalties, judgments, suits, investigations and, to the extent provided in Section 11.2, costs, expenses (including fees and expenses of experts, agents, consultants and counsel) and disbursements, in each case, of any kind or nature (whether or not the Indemnified Person is a party to any such action, suit or investigation) whatsoever which may be imposed on, incurred by, or asserted against an Indemnified Person resulting from any breach or alleged breach by the Borrower Parties of any representation or warranty made hereunder, or otherwise in any way relating to or arising out of the Commitments, this Agreement, the other Loan Documents, the Hedge Agreements or any other document contemplated by this Agreement, the making, administration or enforcement of the Loan Documents and the Loans or any Hedge Agreements, any transaction contemplated hereby or any related matters unless, with respect to any of the above, such Indemnified Person is determined by a final non-appealable judgment of a court of competent jurisdiction to have acted or failed to act with gross negligence or willful misconduct. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO ANY LOAN DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OR SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER ANY LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT. This Section 6.18 shall survive termination of this Agreement.

      Section 6.19 Environmental Matters.

      (a) Each Borrower Party shall comply in all material respects with the Environmental Laws and shall notify the Administrative Agent within thirty (30) days in the event of any discharge or discovery of any Hazardous Materials at, upon, under or within the Properties in amounts that require material remediation. Each Borrower Party shall forward to the Administrative Agent copies of all documents alleging a violation of Environmental Laws, all responses thereto and all documents submitted to environmental agencies relative to remediation of Hazardous Materials on the Properties, in each case, within thirty (30) days of receipt, delivery or submission (as the case may be) of the same.

      (b) The Borrower Parties will not use or permit any other party to use any Hazardous Materials on their premises except such materials as are used in the Borrower Parties' normal course of business, maintenance and repairs, and then only in material compliance with all applicable Environmental Laws. The Borrower Parties shall not install in the Property friable asbestos or any substance containing asbestos and deemed hazardous by an Applicable Law respecting such material.

      (c) Each Borrower Party shall at all times indemnify and hold harmless the Lender Group against and from any and all claims, suits, actions, debts, damages, costs, losses, obligations, judgments, charges, and expenses, or any nature whatsoever under or on account of the Environmental Laws including the assertion of any lien thereunder, with respect to:

                  (i) any discharge of Hazardous Materials, the threat of a discharge of any Hazardous Materials or the presence of any Hazardous Materials affecting the Properties whether or not the same originates or emanates from the Properties or any contiguous real estate including any loss of value of the Properties as a result of any of the foregoing;

                  (ii) any costs of removal or remedial action incurred by the US government or any costs incurred by any other person or damages from injury to, destruction of, or loss of natural

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

resources, including reasonable costs of assessing such injury, destruction or loss incurred pursuant to any Environmental Laws;

                  (iii) liability for personal injury or property damage arising under any statutory or common law tort theory (including without limitation damages assessed) for the maintenance of a public or private nuisance or for the carrying on of an abnormally dangerous activity at or caused by any Borrower Party near the Properties; or

                  (iv) any other environmental matter affecting the Properties within the jurisdiction of the Environmental Protection Agency, any other federal agency, or any state or local environmental agency.

      (d) In the event of any discharge or discovery by any Borrower Party of any Hazardous Materials at, upon, under or within the Properties in amounts that require remediation by any Borrower Party, if the applicable Borrower Party fails to begin the remediation within thirty (30) days after notice to the Administrative Agent, the Administrative Agent may at its election, but without the obligation to do so, give such notices or cause such work to be performed at the Properties or take any and all other actions as the Administrative Agent shall deem necessary or advisable in order to abate the discharge of such Hazardous Material, remove such Hazardous Material or cure such Borrower Party's noncompliance.

      (e) All of the representations, warranties, covenants and indemnities of this Section 6.19 and Section 5.1(y) shall survive the termination of this Agreement and the repayment of the Obligations and shall survive the transfer of any or all right, title and interest in and to the Properties by the Borrower Parties or any Subsidiary to any party, whether or not affiliated with the Borrower Parties.

      Section 6.20 Formation of Subsidiaries. (a) At the time of the formation of any direct or indirect Subsidiary of the Borrower after the Agreement Date or the acquisition of any direct or indirect Subsidiary of the Borrower after the Agreement Date, except as provided in Section 6.20(b), the parent Borrower or Borrower Party, as appropriate, shall (i) cause such new Subsidiary to provide to the Administrative Agent, for the benefit of the Lender Group, a joinder and supplement to this Agreement substantially in the form of Exhibit M attached hereto (each a "Guaranty Supplement"), pursuant to which such new Subsidiary shall agree to join as a Guarantor of the Obligations under Article 3 and as a Borrower Party under this Agreement, a supplement to the Security Agreement, and such other security documents, together with appropriate Uniform Commercial Code financing statements, all in form and substance reasonably satisfactory to the Administrative Agent, (ii) provide to the Administrative Agent, for the benefit of the Lender Group, a pledge agreement and appropriate certificates and powers or Uniform Commercial Code financing statements, pledging all direct or beneficial ownership interest in such new Subsidiary, in form and substance reasonably satisfactory to the Administrative Agent; provided, however, that, except as otherwise provided in Section 6.20(b), with respect to any new Foreign Subsidiary, such pledge shall be limited to sixty-six and two-thirds percent (66.67%) of the Equity Interests of such Foreign Subsidiary and (iii) provide to the Administrative Agent, for the benefit of the Lender Group, all other documentation, including one or more opinions of counsel satisfactory to the Administrative Agent, which in its reasonable opinion is appropriate with respect to such formation and the execution and delivery of the applicable documentation referred to above.

      (b) If, at the time of formation or acquisition of any direct or indirect Foreign Subsidiary of the Borrower after the Agreement Date or following a change in the relevant sections of the Code or the regulations, rules, rulings, notices or other official pronouncements issued or promulgated thereunder, counsel for the Borrower reasonably acceptable to the Administrative Agent does not, within thirty (30) days after a request from the Administrative Agent, deliver evidence, in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, that (i) a pledge of more than sixty-six and two-thirds percent (66 2/3%) of the total combined voting power of all classes of capital stock of such Foreign Subsidiary entitled to vote, (ii) the entering into by such Foreign Subsidiary of a security agreement in substantially the form of the Security Agreement and (iii) the entering into by such Foreign Subsidiary of a guaranty in substantially the form of Article 3, in any such case, would cause the undistributed earnings of such Foreign Subsidiary as determined for Federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary's United States parent for Federal income tax purposes, then (A) in the case of a failure to deliver the evidence described in clause (i) above, that portion of such Foreign Subsidiary's outstanding capital stock so issued by such Foreign Subsidiary not theretofore pledged pursuant to the Pledge Agreement shall be pledged to the Administrative Agent for the benefit of the Lender Group pursuant to the Pledge Agreement (or another pledge agreement in substantially similar form, if needed), (B) in the case of a failure to deliver the evidence described in clause (ii) above, such Foreign Subsidiary shall execute and deliver the Security Agreement (or another security agreement in substantially similar form, if needed), granting the Lender Group a security interest in all of such Foreign Subsidiary's assets and securing the Obligations and, in the event a Guaranty Supplement shall have been executed by such Foreign Subsidiary, the obligations of such Foreign Subsidiary thereunder, and (C) in the case of a failure to deliver the evidence described in clause (iii) above, such Foreign Subsidiary shall execute and deliver the Guaranty Supplement (or a guaranty in substantially similar form as the guaranty under Article 3, if needed), guaranteeing the Obligations, in each case to the extent that the entering into such Security Agreement or Guaranty Supplement is permitted by the laws of the respective foreign jurisdiction and with all documents delivered pursuant to this Section 6.20(b) to be in form and substance reasonably satisfactory to the Administrative Agent.

      (c) Any document, agreement or instrument executed or issued pursuant to this Section 6.20 shall be a "Loan Document" for purposes of this Agreement.

      Section 6.21 Post Closing Conditions. The Borrower shall perform or cause to be performed the following:

      (a) No later than thirty (30) days from the Agreement Date, the Borrower shall deliver duly executed Collateral Access Agreements with respect to the following locations of the Borrower Parties: (i) 2155 Chenault Avenue, Carrollton, Texas, and (ii) 1544 and 1548 Valwood Parkway, Carrollton, Texas;

      (b) No later than thirty (30) days from the Agreement Date, the Borrower shall deliver certified copies of all insurance policies of the Borrower Parties meeting the requirements of Section 6.5; and

      (c) No later than one hundred (100) days from the Agreement Date, the Borrower shall deliver a duly executed Collateral Access Agreement with respect to the 8201 Tristar Drive, Irving, Texas location of the Borrower Parties.

                                   ARTICLE 7.

                              INFORMATION COVENANTS

      Until the earlier of the date the Obligations are repaid in full or the date the Borrower no longer has a right to borrow, or have Letters of Credit issued, hereunder (whether or not the conditions to borrowing have been or can be fulfilled) and unless the Majority Lenders shall otherwise give their prior consent in writing, the Borrower Parties will furnish or cause to be furnished to each member of the Lender Group:

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

      Section 7.1 Quarterly Financial Statements and Information. Within forty-five (45) days after the last day of each fiscal quarter in each fiscal year of the Borrower, the balance sheet of the Borrower as at the end of such fiscal quarter, and the related statement of income and retained earnings and related statement of cash flows for such fiscal quarter which financial statements shall, (a) set forth in comparative form the figures for the applicable period set forth in the projections delivered by the Borrower Parties pursuant to Section 7.5(c), and (b) set forth in comparative form such figures as at the end of such quarter during the previous fiscal year and for such quarter during the previous fiscal year, all of which shall be on a consolidated basis with the other Borrower Parties and shall be certified by an Authorized Signatory of the Borrower to be, in his or her opinion, complete and correct in all material respects and to present fairly in accordance with GAAP the financial position of the Borrower Parties, as at the end of such period and the results of operations for such period, subject only to normal year-end adjustments.

      Section 7.2 Annual Financial Statements and Information; Certificate of No Default. Within ninety (90) days after the end of each fiscal year of the Borrower, the audited balance sheet of the Borrower as at the end of such year and the related audited statements of income and retained earnings and related audited statements of cash flows for such year, all of which shall be on a consolidated basis with the other Borrower Parties, which financial statements shall set forth in comparative form such figures as at the end of and for the previous year, and shall be accompanied by an opinion of independent certified public accountants of recognized standing satisfactory to the Administrative Agent, stating that such financial statements are unqualified and prepared in all material respects in accordance with GAAP, without any explanatory paragraphs, together with a statement of such accountants of the Borrower certifying that no Default, including, without limitation, any Default under the Financial Covenants, was detected during the examination of the Borrower Parties.

      Section 7.3 Compliance Certificates.

      (a) Quarterly and Annual Compliance Certificates. At the time the financial statements are furnished pursuant to Sections 7.1 and 7.2, a Compliance Certificate:

            (i) Setting forth as at the end of such quarter or year, as the case may be, the arithmetical calculations required to establish whether or not the Borrower Parties were in compliance with the requirements of the Financial Covenants; and

            (ii) Stating that, to the best of his or her knowledge, no Default has occurred as at the end of such quarter or year, as the case may be, or, if a Default has occurred, disclosing each such Default and its nature, when it occurred and whether it is continuing.

      Section 7.4 Access to Accountants. Each Borrower Party hereby authorizes the Administrative Agent to communicate directly with the Borrower Parties' and their Subsidiaries' independent public accountants and authorizes these accountants to disclose to the Administrative Agent any and all financial statements and other supporting financial data, including matters relating to the annual audit and copies of any management letter with respect to its business, financial condition and other affairs. On or before the Agreement Date, the Borrower Parties shall deliver to their independent public accountants a letter authorizing them to comply with the provisions of this Section 7.4.

      Section 7.5 Additional Reports.

      (a) Within thirty (30) days after the end of each fiscal month, or more frequently as reasonably required by the Administrative Agent, the Borrower shall deliver to the Administrative Agent and the Lenders, a Borrowing Base Certificate as of the last day of the preceding fiscal month or such other date reasonably required by the Administrative Agent, which shall be in such form as shall be satisfactory to the Administrative Agent, setting forth the amount of Inventory owned by the Borrower, and specifically setting forth the amount of Eligible Inventory and setting forth a categorical breakdown of all Accounts of the Borrower and a calculation of Eligible Accounts as of such last day of the preceding fiscal month.

      (b) Promptly upon receipt thereof, the Borrower Parties shall deliver to the Lender Group copies of all final reports, if any, submitted to any Borrower Party by the Borrower Parties' independent public accountants in connection with any annual or interim audit of the Borrower Parties, including, without limitation, any final management report prepared in connection with the annual audit referred to in Section 7.2;

      (c) On or before the commencement of each fiscal year, the Borrower Parties shall deliver to the Lender Group the annual budget for the Borrower Parties approved by the board of directors of the Borrower, including forecasts of the income statement, the balance sheet and a cash flow statement for the immediately succeeding year on a month by month basis;

      (d) To the extent not covered elsewhere in this Article 7, promptly after the sending thereof, the Borrower Parties shall deliver to the Administrative Agent and the Lenders copies of all financial statements, reports and other information which any Borrower Party sends to any holder of its Funded Debt (including the Funded Debt under the Senior Note Documents and the Subordinated Note Documents) or its securities or which any Borrower Party files with the Securities and Exchange Commission or any national securities exchange;

      (e) If there is a material change in GAAP after December 31, 2003, that affects the presentation of the financial statements referred to in Section 7.1 and 7.2, then, in addition to delivery of such financial statements, and on the date such financial statements are required to be delivered, the Borrower Parties shall furnish the adjustments and reconciliations necessary to enable the Borrower and each Lender to determine compliance with each of the Financial Covenants, all of which shall be determined in accordance with GAAP consistently applied; and

      (f) From time to time and promptly upon each request the Borrower Parties shall deliver to the Administrative Agent on behalf of the Lender Group such data, certificates, reports, statements, opinions of counsel, documents, or further information regarding the business, assets, liabilities, financial position, projections or results of operations of the Borrower Parties as the Administrative Agent may reasonably request.

      Section 7.6 Notice of Litigation and Other Matters.

      (a) Promptly upon (and in any event within three (3) Business Days of) any Borrower Party's obtaining knowledge of the institution of, or a written threat of, any action, suit, governmental investigation or arbitration proceeding against any Borrower Party or any Property, which action, suit, governmental investigation or arbitration proceeding, if adversely determined, would expose, in such Borrower Party's reasonable judgment, any Borrower Party or any Subsidiary of a Borrower Party to liability in an aggregate amount in excess of $2,000,000, such Borrower Party shall notify the Lender Group of the occurrence thereof, and the Borrower Parties shall provide such additional information with respect to such matters as the Lender Group, or any of them, may reasonably request.

      (b) Immediately following the occurrence of any default (whether or not any Borrower Party has received notice thereof from any other Person) on Funded Debt of any Borrower Party which singly,

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

or in the aggregate, exceeds $2,000,000, such Borrower Party shall notify the Lender Group of the occurrence thereof.

      (c) Promptly upon (and in any event within three (3) Business Days of) any Borrower Party's receipt of notice of the pendency of any proceeding for the condemnation or other taking of any material Personal Property of any Borrower Party, such Borrower Party shall notify the Lender Group of the occurrence thereof.

      (d) Promptly upon (and in any event within three (3) Business Days of) any Borrower Party's receipt of notice of any event that would reasonably be likely to result in a Materially Adverse Effect, such Borrower Party shall notify the Lender Group of the occurrence thereof.

      (e) Promptly (and in any event within three (3) Business Days) following any material amendment or change approved by the board of directors of the Borrower to the budget submitted to the Lender Group pursuant to Section 7.5(c) hereof, the Borrower Parties shall notify the Lender Group of the occurrence thereof.

      (f) Immediately following any (i) Default under any Loan Document, or any default by any Borrower Party under the Senior Note Documents or the Subordinated Note Documents, or (ii) default under any other agreement (other than those referenced in clause (i) of this Section 7.6(f) above or in Section 7.6(b)) to which any Borrower Party is a party or by which any Borrower Party's is bound which would reasonably be expected to have a Materially Adverse Effect, the Borrower Parties shall notify the Lender Group of the occurrence thereof giving in each case the details thereof and specifying the action proposed to be taken with respect thereto.

      (g) Promptly (and in any event within three (3) Business Days) following any request therefor, the Borrower Parties shall provide all documentation and other information required by bank regulatory authorities under applicable "know your customer" and anti-money laundering rules and regulations, including the USA Patriot Act.

      (h) Promptly (and in any event within three (3) Business Days) following the occurrence of any ERISA Event or a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan of any Borrower Party or any of its ERISA Affiliates or the commencement or threatened commencement of any litigation regarding any such Plan or naming it or the trustee of any such Plan with respect to such Plan (other than claims for benefits in the ordinary course of business), the Borrower Parties shall notify the Administrative Agent and the Lenders of the occurrence thereof.

      (i) The Borrower Parties shall deliver updates or supplements to the following schedules (i) within forty-five days after the end of the end of each fiscal year, as of the last day of such fiscal year: Schedule 5.1(c)-1, Schedule 5.1(c)-2, Schedule 5.1(d), Schedule 5.1(h), Schedule 5.1(m), Schedule 5.1(p),
Schedule 5.1(x)-1, Schedule 5.1(x)-2, Schedule 5.1(y)-1 and Schedule 5.1(y)-2, and (ii) within forty-five days after the end of the end of each of the first and third fiscal quarters of each fiscal year, as of the last day of such fiscal quarter: Schedule 6.11 and Schedule 6.15, in each case, as may be required to render correct the representations and warranties contained in the applicable sections to which such schedules relate as of the last day of such fiscal quarter without giving effect to any references therein to the "Agreement Date" in each case, appropriately marked to show the changes made therein; provided that no such supplement to any such Schedules or representation shall be deemed a waiver of any Default resulting from the matters disclosed therein, except as consented to by the Majority Lenders in writing.

                                   ARTICLE 8.

                               NEGATIVE COVENANTS

      Until the earlier of the date the Obligations are repaid in full or the date the Borrower no longer has a right to borrow, or have Letters of Credit issued, hereunder (whether or not the conditions to borrowing have been or can be fulfilled) and unless the Majority Lenders shall otherwise give their prior consent in writing:

      Section 8.1 Funded Debt. No Borrower Party will create, assume, incur, or otherwise become or remain obligated in respect of, or permit to be outstanding, any Funded Debt except, provided no Default then exists or would be caused thereby:

      (a) Funded Debt under this Agreement and the other Loan Documents and the Hedge Agreements;

      (b) Funded Debt under the Senior Note Documents in an aggregate principal amount outstanding not to exceed $154,000,000 at any time;

      (c) Funded Debt under the Subordinated Note Documents in an aggregate principal amount outstanding not to exceed the sum of $40,000,000 plus any non-cash interest payments made in the form of Notes (as defined in the Note Purchase Agreement) as permitted by Section 8.4(d) at any time, provided that such Funded Debt is subject to the Subordination Agreement at all times;

      (d) So long as the Borrower delivers to the Lender Group evidence satisfactory to the Administrative Agent that the Borrower Parties will be in pro forma compliance with this Agreement and the other Loan Documents after giving effect to the incurrence thereof, unsecured Funded Debt used:

                  (i) to finance any acquisition permitted by Section 8.7(d), provided that all assets acquired are subject to the Lien of the Administrative Agent upon the acquisition thereof, or

                  (ii) to finance the general corporate and working capital needs of the Borrower Parties, provided that the aggregate principal amount of such unsecured Funded Debt incurred pursuant to this clause (ii) shall not exceed $20,000,000 at any time;

      (e) Trade or accounts payable or similar obligations, and accrued expenses, incurred in the ordinary course of business, other than for borrowed money;

      (f) Funded Debt of a Borrower Party that is unsecured or secured by Permitted Liens described in clause (f) of the definition of Permitted Liens set forth in Article 1 (including, without limitation, Capitalized Lease Obligations), collectively, not to exceed the aggregate principal amount of $5,000,000 at any time;

      (g) Guaranties permitted by Section 8.2;

      (h) Unsecured Funded Debt of any Borrower Party owed to another Borrower Party; and

      (i) Funded Debt permitted under Section 8.7.

      Section 8.2 Guaranties. No Borrower Party will at any time guarantee or enter into or assume any Guaranty, or be obligated with respect to, or permit to be outstanding, any Guaranty, other than (a) guaranties of the Obligations, (b) so long as no Default then exists or would be caused thereby, guaranties by any Borrower Party of obligations under agreements of any other Borrower Party entered into in connection with the acquisition of services, supplies, and equipment in the ordinary course of business of such Borrower Party, (c) guaranties of Funded Debt under the Senior Note Documents existing as of the Agreement Date, and, so long as no Default then exists or would be caused thereby, guaranties of Funded Debt under the Senior Note Documents entered into after the Agreement Date, (d) guaranties of Funded Debt under the Subordinated Note Documents existing as of the Agreement Date, and, so long as no Default then exists or would be caused thereby, guaranties of Funded Debt under the Subordinated Note Documents entered into after the Agreement Date, provided that all such guaranties are subject to the Subordination Agreement at all times, (e) so long as no Default then exists or would be caused thereby, endorsements of instruments in the ordinary course of business and (f) so long as no Default then exists or would be caused thereby, guaranties by any Borrower Party of any obligation (other than the Funded Debt under the Senior Note Documents or the Subordinated Note Documents) of any other Borrower Party.

      Section 8.3 Liens. No Borrower Party will create, assume, incur, or permit to exist or to be created, assumed, or permitted to exist, directly or indirectly, any Lien on any of its property, real or personal, now owned or hereafter acquired, except for Permitted Liens.

      Section 8.4 Restricted Payments and Purchases. No Borrower Party shall directly or indirectly declare or make any Restricted Payment or Restricted Purchase, or set aside any funds for any such purpose, other than Dividends on common stock which accrue (but are not paid in cash) or are paid in kind or Dividends on preferred stock which accrue (but are not paid in cash) or are paid in kind; provided, however, that (a) the Borrower's Subsidiaries may make Restricted Payments to the Borrower or a wholly owned Domestic Subsidiary of the Borrower that is a Borrower Party; (b) to the extent permitted by the Management Fees Subordination Agreement, T-Netix and Evercom Systems, Inc. may make payments in accordance with the Management Agreements as they exist on the date hereof or as amended as permitted by this Agreement, (c) the Borrower may pay annual fees to the directors of the Borrower appointed by the former shareholders of the Target in an aggregate amount not to exceed $60,000 and annual fees to the former shareholders of the Target in an aggregate amount not to exceed $140,000, (d) to the extent permitted by the Subordination Agreement, the Borrower Parties may make non-cash interest payments in accordance with the Subordinated Note Documents as they exist on the date hereof or as amended as permitted by this Agreement and (e) so long as no Default then exists or would be caused thereby and Distributable Cash Flow is available on the date thereof for the payment therefor, the Borrower Parties may make cash interest payments in accordance with the Subordinated Note Documents as they exist on the date hereof or as amended as permitted by this Agreement.

      Section 8.5 Investments. No Borrower Party will make Investments, except that (a) the Borrower may purchase or otherwise acquire and own and may permit any of its Subsidiaries to purchase or otherwise acquire and own Cash Equivalents; (b) the Borrower may hold the Investments in existence on the Agreement Date and described on Schedule 5.1(c)-2; (c) the Borrower Parties may hold the Equity Interests of their respective Subsidiaries in existence as of the Agreement Date and their Subsidiaries created after the Agreement Date in accordance with Section 6.20 and Section 8.7(i); (d) without limiting Section 8.2, any Borrower Party may make Investments in any other Borrower Party; (e) the Borrower Parties may make loans to employees in an aggregate amount not to exceed $500,000 at any time outstanding; (f) the Borrower Parties may hold Investments arising out of Hedge Agreements; (g) the Borrower may consummate the Merger on the Agreement Date; and (h) the Borrower Parties may make Investments permitted by Section 8.7(d).

      Section 8.6 Affiliate Transactions. No Borrower Party shall enter into or be a party to any agreement or transaction with any Affiliate except (a) as described on Schedule 8.6, (b) Restricted

Payments permitted by Section 8.4, (c) Investments permitted by Section 8.5 or
(d) in the ordinary course of and pursuant to the reasonable requirements of the applicable Borrower Party's business and upon fair and reasonable terms that are no less favorable to such Borrower Party than it would obtain in a comparable arms length transaction with a Person not an Affiliate of such Borrower Party, and otherwise on terms consistent with the business relationship of such Borrower Party and such Affiliate prior to the Agreement Date, if any, and fully disclosed to the Administrative Agent.

      Section 8.7 Liquidation; Change in Ownership, Name, or Fiscal Year; Disposition or Acquisition of Assets; Etc. No Borrower Party shall at any time:

      (a) Liquidate or dissolve itself (or suffer any liquidation or dissolution) or otherwise wind up its business, except that any Subsidiary of the Borrower may liquidate or dissolve itself in accordance with Applicable Law;

      (b) Sell, lease, abandon, transfer or otherwise dispose of, in a single transaction or a series of related transactions, any assets, property or business, except for (i) the sale of Inventory in the ordinary course of business at the fair market value thereof and for cash or cash equivalents, (ii) physical assets used or consumed in the ordinary course of business, and (iii) the sale or other disposal of obsolete equipment with a sale value not greater than $500,000 in the aggregate for all such assets that may be sold during any year if at least 75% of the purchase price therefor is paid in cash;

      (c) Become a general partner or joint venturer with any third party after the Agreement Date;

      (d) Acquire (i) any Person, (ii) all or any substantial part of the assets, property or business of a Person, or (iii) any assets that constitute a division or operating unit of the business of any Person; provided, however, that (A) the Borrower may consummate the Merger on the Agreement Date and (B) the Borrower Parties may acquire the Equity Interests or all or any substantial part of the assets, property or business of a Person or any assets that constitute a division or operating unit of the business of a Person so long as
(w) no Default hereunder (including, without limitation, under Section 8.7(i)) and no default under the Senior Note Documents or the Subordinated Note Documents exists or would be caused thereby and the Borrower delivers to the Lender Group evidence satisfactory to the Administrative Agent that the Borrower Parties will be in pro forma compliance with this Agreement and the other Loan Documents after giving effect to such acquisition, (x) the Borrower shall have minimum Availability of $5,000,000 after giving effect to such acquisition and
(y) the Borrower Parties execute and deliver to the Administrative Agent all documents required by Section 6.10 and 6.20 and any other Loan Documents and opinions reasonably requested by the Administrative Agent regarding the creation and perfection of the security interests of the Administrative Agent in the Collateral;

      (e) Merge or consolidate with any other Person; provided, however, that, so long as no Default then exists or would be caused thereby (i) any Guarantor may merge into the Borrower so long as the Borrower is the surviving entity after such merger, (ii) any Guarantor may merge into any other Guarantor;

      (f) Change its corporate name without giving the Administrative Agent thirty (30) days' prior written notice of its intention to do so and complying with all reasonable requirements of the Lenders in regard thereto;

      (g) Change its year-end for accounting purposes from the fiscal year ending December 31;

      (h) Acquire any real estate, unless the acquiring Borrower Party promptly provides a mortgage in support of the Obligations and any other documents, instruments, opinions and other items reasonably requested by the Administrative Agent;

      (i) Create any Subsidiary; provided, however, that, so long as no Default then exists or would be caused thereby, the Borrower or any Subsidiary of the Borrower may create wholly owned Domestic Subsidiaries so long as the Borrower and such Subsidiaries comply with Sections 6.10 and 6.20; or

      (j) (i) With respect to the Borrower, engage in any material business activity other than its ownership of the Equity Interests of its Subsidiaries, its performance hereunder and under the other Loan Documents, in respect of its obligations under the Senior Note Documents, in respect of its obligations under the Subordinated Note Documents, in respect of its corporate organizational documents and in respect of the payment of insurance, accounting, legal or other professional or administrative expenses incurred in the ordinary course of business and (ii) with respect to the other Borrower Parties, engage in any business other than (A) providing specialized telecommunications products and services, including security enhanced call processing, call validation and billing for the corrections communications marketplace and (B) consummating the transactions to occur on the Agreement Date contemplated hereunder.

      Section 8.8 Interest Coverage Ratio. The Borrower Parties shall not permit the Interest Coverage Ratio, measured at each fiscal quarter end occurring during the term of this Agreement and maintained through the next measurement date, to be less than the ratio specified below for the periods specified below:

                             Period                                  Interest Coverage Ratio
                             ------                                  -----------------------
For the fiscal quarter ending December 31, 2004, the Agreement            1.75 to 1.00
Date through December 31, 2004

For the fiscal quarter ending March 31, 2005, the Agreement Date          1.75 to 1.00
through March 31, 2005

For the fiscal quarter ending June 30, 2005, the Agreement Date           1.75 to 1.00
through June 30, 2005

For the fiscal quarter ending September 31, 2005, and each fiscal         1.75 to 1.00
quarter ending thereafter, immediately preceding four (4) fiscal quarter period

      Section 8.9 Capital Expenditures. The Borrower Parties and their Subsidiaries shall not make or incur in the aggregate any Capital Expenditures in excess of the amounts set forth in the table below for the applicable periods set forth in such table:

                Period                         Capital Expenditures shall not exceed:
                ------                        ----------------------------------------
Agreement Date through December 31, 2004                     $9,000,000

Calendar year 2005 and each calendar year     $22,000,000 plus the Capital Expenditure
thereafter                                           Carry Forward Amount

      Section 8.10 Minimum EBITDA. Commencing with the fiscal quarter ended December 31, 2004, the Borrower Parties shall not permit EBITDA, measured at each fiscal quarter end occurring during the term of this Agreement, for the immediately preceding four fiscal quarter period, to be less than $35,000,000; provided that it is agreed that EBITDA for the fiscal quarters ended March 31, 2004, and June 30, 2004, shall equal $12,062,000 and $12,489,000, respectively.

      Section 8.11 Sales and Leasebacks. No Borrower Party shall enter into any arrangement, directly or indirectly, with any third party whereby such Borrower Party, shall sell or transfer any property, real or personal, whether now owned or hereafter acquired, and whereby such Borrower Party shall then or thereafter rent or lease as lessee such property or any part thereof or other property which such Borrower Party intends to use for substantially the same purpose or purposes as the property sold or transferred.

      Section 8.12 Amendment and Waiver. No Borrower Party shall (a) amend, modify, alter, increase, or change any of the terms or conditions of any of the Senior Note Documents or any of the Subordinated Note Documents in any manner that would (i) have the effect of (A) increasing principal, interest, fee or other payment obligations thereunder, (B) adding collateral or other guarantors (other than as contemplated in the Senior Note Documents and, with respect to other guarantors, the Subordinated Note Documents, as of the Agreement Date),
(C) shortening the maturity or increasing the amortization of the obligations thereunder, or (D) making the covenants, defaults or other provisions thereof more burdensome or (ii) otherwise have a material adverse effect on the interests of the Lender Group or (b) enter into any amendment of, or agree to or accept any waiver, which would materially adversely affect the rights of such Borrower Party or any member of the Lender Group, in the reasonable determination of the Majority Lenders, of (i) its articles or certificate of incorporation or formation and by-laws, partnership agreement or other governing documents, (ii) the Management Agreements, (iii) the Merger Documents or (iv) any Material Contract.

      Section 8.13 ERISA Liability. No Borrower Party shall (a) cause or permit to occur any event that could result in the imposition of a Lien under Section 412 of the Code or Section 302 or 4068 of ERISA, or (b) cause or permit to occur an ERISA Event to the extent such ERISA Event could reasonably be expected to have a Materially Adverse Effect.

      Section 8.14 Prepayments. No Borrower Party shall prepay, redeem, defease or purchase in any manner, or deposit or set aside funds for the purpose of any of the foregoing, make any payment in respect of principal of, or make any payment in respect of interest on, any Funded Debt, except (a) the Borrower Parties may prepay, redeem, defease or purchase in any manner, or deposit or set aside funds for the purpose of any of the foregoing, make any payment in respect of principal of, or make any payment in respect of interest on, any Funded Debt (other than any Funded Debt incurred under the Subordinated Note Documents) in an aggregate amount not exceeding $1,000,000 in any fiscal year and (b) the Borrower may (i) make regularly scheduled payments of principal or interest required in accordance with the terms of the instruments governing any Funded Debt permitted hereunder (other than any Funded Debt incurred under the Subordinated Note Documents), (ii) make regularly scheduled payments of interest required in accordance with the terms of the Subordinated Note Documents as permitted by Section 8.4, (iii) so long as no Default then exists or would be caused thereby, within one hundred eighty (180) days after the end of each calendar year, purchase Securities (as defined in the Indenture) tendered for purchase pursuant to an Excess Cash Flow Offer (as defined in the Indenture) in an aggregate amount not to exceed for such calendar year, together with the amount of any repurchase made with respect to such calendar year under Section 8.14(b)(iv), the Excess Cash Flow Amount (as defined in the Indenture) for such calendar year, (iv) so long as no Default then exists or would be caused thereby, within thirty (30) days prior to the end of each calendar year, purchase Securities (as defined in the Indenture) available for purchase in an aggregate amount not to exceed for such calendar year, together with the amount of any repurchase made with respect to such calendar year under Section 8.14(b)(iii), the Excess Cash Flow Amount (as defined in the Indenture) for such calendar year and (v) make payments, including prepayments permitted or required hereunder, with respect to the Obligations. For purposes of this Section, the exchange of the Initial Securities (as defined in the Indenture) for Exchange Securities (as defined in the Indenture) pursuant to the Registration Rights Agreement (as defined in the Indenture) shall not be considered a redemption of the Initial Securities (as defined in the Indenture).

      Section 8.15 Negative Pledge, Etc. No Borrower Party shall, directly or indirectly, enter into any agreement (other than the Loan Documents, the Senior Note Documents and the Subordinated Note Documents) with any Person that prohibits or restricts or limits the ability of any Borrower Party or any such Subsidiary to create, incur, pledge, or suffer to exist any Lien upon any of its respective assets, or restricts the ability of any Subsidiary of the Borrower to pay Dividends to the Borrower.

      Section 8.16 Inconsistent Agreements. No Borrower Party shall enter into any contract or agreement which would materially violate the terms hereof, any other Loan Document or any Hedge Agreement.

                                    ARTICLE 9.

                                     DEFAULT

      Section 9.1 Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule, or regulation of any governmental or non-governmental body:

      (a) Any representation or warranty made under this Agreement, any other Loan Document or any Hedge Agreements shall prove incorrect or misleading in any material respect when made or deemed to have been made pursuant to Section 5.4;

      (b) (i) Any payment of any principal hereunder, or any reimbursement obligations with respect to any Letter of Credit, shall not be received by the Administrative Agent on the date such payment is due; or (ii) any payment of interest hereunder or any fees payable hereunder or under the other Loan Documents shall not be received by the Administrative Agent within five (5) calendar days of the date such payment is due;

      (c) Any Borrower Party shall default in the performance or observance of any agreement or covenant contained in Section 2.12, 6.1, 6.7 or 6.20 or in
Article 7 (other than Section 7.6(g)) or Article 8 (other than Sections 8.13,
8.15 and 8.16) or in any Security Document;

      (d) Any Borrower Party shall default in the performance or observance of any other agreement or covenant contained in this Agreement not specifically referred to elsewhere in this Section 9.1, and such default, if curable, shall not be cured to the Majority Lenders' satisfaction within the earlier of (i) a period of thirty (30) days from the date that such Borrower Party knew or should have known of the occurrence of such default, or (ii) a period of thirty (30) days after written notice of such default is given to such Borrower Party;

      (e) There shall occur any default in the performance or observance of any agreement or covenant contained in any of the other Loan Documents (other than this Agreement or the Security Documents or as otherwise provided in this
Section 9.1) which shall not be cured to the Majority Lenders' satisfaction within the applicable cure period, if any, provided for in such Loan Document;

      (f) There shall occur any Change in Control;

      (g) (i) There shall be entered a decree or order for relief in respect of any Borrower Party or any Subsidiary of a Borrower Party under the Bankruptcy Code, or any other applicable federal or state bankruptcy law or other similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator, or similar official of any Borrower Party or of any Subsidiary of a Borrower Party or of any substantial part of its properties, or ordering the winding-up or liquidation of the affairs of any Borrower Party or any Subsidiary of a Borrower Party, or (ii) an involuntary petition shall be filed against any Borrower Party or any Subsidiary of a Borrower Party and a temporary stay entered and (A) such petition and stay shall not be diligently contested, or (B) any such petition and stay shall continue undismissed for a period of sixty (60) consecutive days;

      (h) Any Borrower Party or any Subsidiary of a Borrower Party shall commence an Insolvency Proceeding or any Borrower Party or any Subsidiary of a Borrower Party shall consent to the institution of an Insolvency Proceeding or to the appointment or taking of possession of a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official of such Borrower Party or any Subsidiary of a Borrower Party or of any substantial part of its properties, or any Borrower Party or any Subsidiary of a Borrower Party shall fail generally to pay its debts as they become due, or any Borrower Party or any Subsidiary of a Borrower Party shall take any action in furtherance of any such action;

      (i) A final judgment (other than a money judgment or judgments fully covered (except for customary deductibles or copayments not to exceed $2,000,000 in the aggregate) by insurance as to which the insurance company has acknowledged coverage) shall be entered by any court against any Borrower Party or any Subsidiary of any Borrower Party for the payment of money which exceeds, together with all other such judgments of the Borrower Parties and their Subsidiaries outstanding at such time, $2,000,000 in the aggregate, or a warrant of attachment or execution or similar process shall be issued or levied against property of any Borrower Party or any Subsidiary of a Borrower Party pursuant to a final judgment which, together with all other such property of the Borrower Parties and their Subsidiaries subject to other such process, exceeds in value $2,000,000 in the aggregate, and if, within thirty (30) days after the entry, issue, or levy thereof, such judgment, warrant, or process shall not have been paid or discharged or stayed pending appeal, or if, after the expiration of any such stay, such judgment, warrant, or process shall not have been paid or discharged;

      (j) (i) There shall be at any time any "accumulated funding deficiency," as defined in ERISA or in Section 412 of the Code, with respect to any Plan maintained by any Borrower Party or any ERISA Affiliate of a Borrower Party, or to which any Borrower Party or any of its ERISA Affiliates has any liabilities, or any trust created thereunder; (ii) a trustee shall be appointed by a United States District Court to administer any such Plan; (iii) the PBGC shall institute proceedings to terminate any such Plan; (iv) any Borrower Party or any ERISA Affiliate of any Borrower Party shall incur any liability to the PBGC in connection with the termination of any such Plan; (v) any Plan or trust created under any Plan of any Borrower Party or any ERISA Affiliate of any Borrower Party shall engage in a non-exempt "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which would subject any such Plan, any trust created thereunder, any trustee or administrator thereof, or any party dealing with any such Plan or trust to any material tax or penalty on "prohibited transactions" imposed by Section 502 of ERISA or Section 4975 of the Code; (vi) there shall be at any time a Lien imposed against the assets of a Borrower Party or ERISA Affiliate under Code
Section 412, or ERISA Sections 302 or 4068; or (vii) there shall occur at any time an ERISA Event, in each case, to the extent such occurrence could reasonably be expected to have a Materially Adverse Effect.

      (k) There shall occur any acceleration or any Funded Debt is not paid within any applicable grace period under any indenture, agreement, or instrument evidencing Funded Debt of any Borrower Party or any Subsidiary of a Borrower Party or any Hedge Agreement in an aggregate principal amount exceeding $2,000,000 (determined singly or in the aggregate with other Funded Debt and any obligations under the Hedge Agreements);

      (l) There shall occur and be continuing an "Event of Default" under (and as defined in) the Indenture; or there shall occur and be continuing an "Event of Default" under (and as defined in) the Subordinated Note Documents; or there shall occur and be continuing an event of default under any of the other Senior Note Documents or under any of the other Subordinated Note Documents;

      (m) H.I.G. shall deliver notice of a breach or default under a Management Agreement to a Borrower Party;

      (n) All or any material portion of any Loan Document or any Hedge Agreement shall at any time and for any reason be declared to be null and void, or a proceeding shall be commenced by any Borrower Party, any Subsidiary of a Borrower Party or any Affiliate thereof, or by any governmental authority having jurisdiction over any Borrower Party, any Subsidiary of a Borrower Party or any Affiliate thereof, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or any Borrower Party, any Subsidiary of a Borrower Party thereof shall deny that it has any liability or obligation for the payment of any Obligation purported to be created under any Loan Document or any Hedge Agreement, or any Hedge Agreement shall be terminated as a result of a default or event of default by any Borrower Party or revoked;

      (o) There shall occur any default by any party under any Merger Document and any such document shall cease to be in full force and effect (except pursuant to its terms) or shall be declared null and void, which in any such case could reasonably be expected to expose the Borrower to a claim, loss or liability in an aggregate amount in excess of $2,000,000;

      (p) The Merger shall not have become effective on the Agreement Date;

      (q) The Employment Agreement of Richard Falcone is terminated for any reason and no replacement executive satisfactory to the Administrative Agent is employed by the Borrower to replace such Person terminated within one hundred fifty (150) days after such termination; or

      (r) Any Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on or security interest in Collateral with a fair market value of $2,000,000 or more covered hereby or thereby, other than the failure of the Administrative Agent to take any action within its control, and the Borrower Parties fail to correct such failure or cessation within ten (10) days after written notice of such failure or cessation is given to the Borrower.

      Section 9.2 Remedies. If an Event of Default shall have occurred and shall be continuing, in addition to the rights and remedies set forth elsewhere in this Agreement, the other Loan Documents and the Hedge Agreements:

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      (a) With the exception of an Event of Default specified in Section 9.1(f),
(g) or (h), the Administrative Agent may in its discretion (unless otherwise instructed by the Majority Lenders) or shall at the direction of the Majority Lenders, with notice to the Borrower (i) terminate the Commitments and the Letter of Credit Commitment, or (ii) declare the principal of and interest on the Loans and all other Obligations (other than any Obligations existing from time to time of any Borrower Party to the Administrative Agent (or an Affiliate of the Administrative Agent) arising in connection with any Hedge Agreements) to be forthwith due and payable without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived, anything in this Agreement or in any other Loan Document to the contrary notwithstanding, or both.

      (b) Upon the occurrence and continuance of an Event of Default specified in Sections 9.1(f), (g) or (h), such principal, interest, and other Obligations (other than any Obligations existing from time to time of any Borrower Party to the Administrative Agent (or an Affiliate of the Administrative Agent) arising in connection with any Hedge Agreements) shall thereupon and concurrently therewith become due and payable, and the Commitments and the Letter of Credit Commitment, shall forthwith terminate, all without any action by the Lender Group, or any of them and without presentment, demand, protest, or other notice of any kind, all of which are expressly waived, anything in this Agreement or in any other Loan Document to the contrary notwithstanding.

      (c) The Administrative Agent may in its discretion (unless otherwise instructed by the Majority Lenders) or shall at the direction of the Majority Lenders, with notice to the Borrower, exercise all of the post-default rights granted to the Lender Group, or any of them, under the Loan Documents or under Applicable Law. The Administrative Agent, for the benefit of the Lender Group, shall have the right to the appointment of a receiver for the Property of the Borrower Parties, and the Borrower Parties hereby consent to such rights and such appointment and hereby waive any objection the Borrower Parties may have thereto or the right to have a bond or other security posted by the Lender Group, or any of them, in connection therewith.

      (d) In regard to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of any acceleration of the Obligations pursuant to the provisions of this Section 9.2 or, upon the request of the Administrative Agent, after the occurrence of an Event of Default and prior to acceleration, the Borrower shall promptly upon demand by the Administrative Agent deposit in a Letter of Credit Reserve Account opened by the Administrative Agent for the benefit of the Lender Group an amount equal to one hundred and five percent (105%) of the aggregate then undrawn and unexpired amount of such Letter of Credit Obligations. Amounts held in such Letter of Credit Reserve Account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other Obligations in the manner set forth in Section 2.11. Pending the application of such deposit to the payment of the Reimbursement Obligations, the Administrative Agent shall, to the extent reasonably practicable, invest such deposit in an interest bearing open account or similar available savings deposit account and all interest accrued thereon shall be held with such deposit as additional security for the Obligations. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied, and all other Obligations shall have been paid in full, the balance, if any, in such Letter of Credit Reserve Account shall be returned to the Borrower. Except as expressly provided hereinabove, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

      (e) The rights and remedies of the Lender Group hereunder shall be cumulative, and not exclusive.

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                                   ARTICLE 10.

                            THE ADMINISTRATIVE AGENT

      Section 10.1 Appointment and Authorization. Each member of the Lender Group hereby irrevocably appoints and authorizes, and hereby agrees that it will require any transferee of any of its interest in this Agreement and the other Loan Documents and its Loans, Commitments and, if applicable, Letter of Credit Commitment irrevocably to appoint and authorize, the Administrative Agent to take such actions as its agent on its behalf and to exercise such powers hereunder and under the other Loan Documents as are delegated by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Without limiting the foregoing, each member of the Lender Group hereby authorizes the Administrative Agent to execute and deliver each Loan Document to which the Administrative Agent is, or is required to be, a party. Neither the Administrative Agent nor any of its directors, officers, employees, or agents shall be liable for any action taken or omitted to be taken by it hereunder or in connection herewith, except for its own gross negligence or willful misconduct as determined by a final non-appealable order of a court of competent jurisdiction.

      Section 10.2 Interest Holders. The Administrative Agent may treat each Lender, or the Person designated in the last notice filed with the Administrative Agent under this Section 10.2, as the holder of all of the interests of such Lender in this Agreement and the other Loan Documents and its Loans and Commitments until written notice of transfer, signed by such Lender (or the Person designated in the last notice filed with the Administrative Agent) and by the Person designated in such written notice of transfer, in form and substance satisfactory to the Administrative Agent, shall have been filed with the Administrative Agent.

      Section 10.3 Consultation with Counsel. The Administrative Agent may consult with legal counsel selected by it and shall not be liable to any Lender or the Issuing Lender for any action taken or suffered by it in good faith in reliance on the advice of such counsel.

      Section 10.4 Documents. The Administrative Agent shall not be under any duty to examine, inquire into, or pass upon the validity, effectiveness, or genuineness of this Agreement, any other Loan Document, or any instrument, document, or communication furnished pursuant hereto or in connection herewith, and the Administrative Agent shall be entitled to assume that they are valid, effective, and genuine, have been signed or sent by the proper parties, and are what they purport to be.

      Section 10.5 Administrative Agent and Affiliates. With respect to the Commitment and Loans, the Administrative Agent shall have the same rights and powers hereunder as any other Lender, and the Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower Parties or any Affiliates of, or Persons doing business with, the Borrower Parties, as if it were not the Administrative Agent or affiliated with the Administrative Agent and without any obligation to account therefor. The Lenders and the Issuing Lender acknowledge that the Administrative Agent and its Affiliates have other lending and investment relationships with the Borrower Parties and their Affiliates and in the future may enter into additional such relationships.

      Section 10.6 Responsibility of the Administrative Agent. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any other member of the Lender Group, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this

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Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The Administrative Agent shall be entitled to assume that no Default exists unless it has actual knowledge, or has been notified by the any Borrower Party, of such fact, or has been notified by a Lender that such Lender considers that a Default exists, and such Lender shall specify in detail the nature thereof in writing. The Administrative Agent shall provide each Lender with copies of such documents received from any Borrower Party as such Lender may reasonably request.

      Section 10.7 Action by Administrative Agent.

      (a) The Administrative Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, and with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, this Agreement, unless the Administrative Agent shall have been instructed by the Majority Lenders to exercise or refrain from exercising such rights or to take or refrain from taking such action. The Administrative Agent shall incur no liability under or in respect of this Agreement with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment or which may seem to it to be necessary or desirable in the circumstances.

      (b) The Administrative Agent shall not be liable to the Lenders and the Issuing Lender, or any of them, in acting or refraining from acting under this Agreement or any other Loan Document in accordance with the instructions of the Majority Lenders (or all Lenders if expressly required by Section 11.12), and any action taken or failure to act pursuant to such instructions shall be binding on all Lenders and the Issuing Lender.

      Section 10.8 Notice of Default. In the event that any member of the Lender Group shall acquire actual knowledge, or shall have been notified in writing, of any Default, such member of the Lender Group shall promptly notify the other members of the Lender Group, and the Administrative Agent shall take such action and assert such rights under this Agreement as the Majority Lenders shall request in writing, and the Administrative Agent shall not be subject to any liability by reason of its acting pursuant to any such request. If the Majority Lenders shall fail to request the Administrative Agent to take action or to assert rights under this Agreement in respect of any Default after their receipt of the notice of any Default from a member of the Lender Group, or shall request inconsistent action with respect to such Default, the Administrative Agent may, but shall not be required to, take such action and assert such rights (other than rights under Article 9) as it deems in its discretion to be advisable for the protection of the Lender Group, except that, if the Majority Lenders have instructed the Administrative Agent not to take such action or assert such right, in no event shall the Administrative Agent act contrary to such instructions.

      Section 10.9 Responsibility Disclaimed. The Administrative Agent shall not be under any liability or responsibility whatsoever as Administrative Agent:

      (a) To any Borrower Party or any other Person or entity as a consequence of any failure or delay in performance by or any breach by, any member of the Lender Group of any of its obligations under this Agreement;

      (b) To any Lender Group, or any of them, as a consequence of any failure or delay in performance by, or any breach by, any Borrower Party or any other obligor of any of its obligations under this Agreement or any other Loan Document; or

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

      (c) To any Lender Group, or any of them, for any statements, representations, or warranties in this Agreement, or any other document contemplated by this Agreement or any information provided pursuant to this Agreement, any other Loan Document, or any other document contemplated by this Agreement, or for the validity, effectiveness, enforceability, or sufficiency of this Agreement, any other Loan Document, or any other document contemplated by this Agreement.

      Section 10.10 Indemnification. The Lenders agree to indemnify (to the extent not reimbursed by the Borrower) and hold harmless the Administrative Agent and each of its employees, representatives, officers and directors (each an "Administrative Agent Indemnified Person") pro rata in accordance with their Aggregate Commitment Ratios from and against any and all claims, liabilities, investigations, losses, damages, actions, demands, penalties, judgments, suits, investigations, costs, expenses (including fees and expenses of experts, agents, consultants and counsel) and disbursements, in each case, of any kind or nature (whether or not an Administrative Agent Indemnified Person is a party to any such action, suit or investigation) whatsoever which may be imposed on, incurred by, or asserted against an Administrative Agent Indemnified Person resulting from any breach or alleged breach by the Borrower Parties of any representation or warranty made hereunder, or otherwise in any way relating to or arising out of the Commitments, this Agreement, the other Loan Documents or any other document contemplated by this Agreement or any action taken or omitted by the Administrative Agent under this Agreement, any other Loan Document, or any other document contemplated by this Agreement (other than Hedge Agreements), the making, administration or enforcement of the Loan Documents and the Loans or any transaction contemplated hereby or any related matters unless, with respect to any of the above, such Administrative Agent Indemnified Person is determined by a final non-appealable judgment of a court of competent jurisdiction to have acted or failed to act with gross negligence or willful misconduct. This Section
10.10 is for the benefit of each Administrative Agent Indemnified Person and shall not in any way limit the obligations of the Borrower Parties under Section
6.18. The provisions of this Section 10.10 shall survive the termination of this Agreement.

      Section 10.11 Credit Decision. Each member of the Lender Group represents and warrants to each other member of the Lender Group that:

      (a) In making its decision to enter into this Agreement and to make its Advances it has independently taken whatever steps it considers necessary to evaluate the financial condition and affairs of the Borrower Parties and that it has made an independent credit judgment, and that it has not relied upon information provided by the Administrative Agent;

      (b) So long as any portion of the Obligations remains outstanding, it will continue to make its own independent evaluation of the financial condition and affairs of the Borrower Parties; and

      (c) Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Administrative Agent, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower Parties which may come into the possession of any of the Administrative Agent or any Affiliates of the Administrative Agent.

      Section 10.12 Successor Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Majority Lenders shall have the right to appoint a successor Administrative Agent (with the consent of the Borrower if no Event of Default then exists). If no successor Administrative Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment within thirty (30) days after

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the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be any Lender or a Person organized under the laws of the US, a State or any political subdivision thereof which has combined capital and reserves in excess of $250,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, duties, and obligations of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of Article 10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

      Section 10.13 Administrative Agent May File Proofs of Claim. The Administrative Agent may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent, its agents, financial advisors and counsel), the Lenders and the Issuing Lender allowed in any judicial proceedings relative to any Borrower Party, or any of their respective creditors or property, and shall be entitled and empowered to collect, receive and distribute any monies, securities or other property payable or deliverable on any such claims and any custodian in any such judicial proceedings is hereby authorized by each Lender and the Issuing Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Lender, to pay to the Administrative Agent any amount due to the Administrative Agent for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent, its agents, financial advisors and counsel, and any other amounts due the Administrative Agent under Section 11.2. Nothing contained in the Loan Agreement or the Loan Documents shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the Issuing Lender any plan of reorganization, arrangement, adjustment or composition affecting this Agreement, any Notes, the Letters of Credit or the rights of any holder thereof, or to authorize the Administrative Agent to vote in respect of the claim of any Lender or the Issuing Lender in any such proceeding.

      Section 10.14 Collateral. The Administrative Agent is hereby authorized to hold all Collateral pledged pursuant to any Loan Document and to act on behalf of the Lender Group, in its own capacity and through other agents appointed by it, under the Security Documents; provided, that the Administrative Agent shall not agree to the release of any Collateral except in accordance with the terms of this Agreement. The Lender Group acknowledges that the Loans, any Overadvances, all Obligations with respect to Hedge Agreements and all interest, fees and expenses hereunder constitute one Funded Debt, secured by all of the Collateral. The Administrative Agent hereby appoints each Lender and the Issuing Lender as its agent (and each Lender and the Issuing Lender hereby accepts such appointment) for the purpose of perfecting the Administrative Agent's Liens in assets which, in accordance with the UCC, can be perfected by possession. Should any Lender or the Issuing Lender obtain possession of any such Collateral, subject to the limitations set forth in the Block Account Agreements, promptly upon the Administrative Agent's request therefor shall deliver such Collateral to the Administrative Agent or in accordance with the Administrative Agent's instructions.

      Section 10.15 Release of Collateral.

      (a) Each Lender and the Issuing Lender hereby directs, in accordance with the terms of this Agreement, the Administrative Agent to release any Lien held by the Administrative Agent for the benefit of the Lender Group:

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                  (i) against all of the Collateral, upon final and indefeasible payment in full of the Obligations and termination of the Commitments; or

                  (ii) against any part of the Collateral sold or disposed of by the Borrower Parties if such sale or disposition is permitted by Section 8.7 or is otherwise consented to by the requisite Lenders for such release as set forth in Section 11.12, as certified to the Administrative Agent by the Borrower in a certificate of an Authorized Signatory.

      (b) Each Lender and the Issuing Lender hereby directs the Administrative Agent to execute and deliver or file or authorize the filing of such termination and partial release statements and do such other things as are necessary to release Liens to be released pursuant to this Section 10.15 promptly upon the effectiveness of any such release. Upon request by the Administrative Agent at any time, the Lenders and the Issuing Lender will confirm in writing the Administrative Agent's authority to release particular types or items of Collateral pursuant to this Section 10.15.

                                   ARTICLE 11.

                                  MISCELLANEOUS

      Section 11.1 Notices.

      (a) All notices and other communications under this Agreement shall be in writing and shall be deemed to have been given five (5) days after deposit in the mail, designated as certified mail, return receipt requested, postage-prepaid, or one (1) day after being entrusted to a reputable commercial overnight delivery service, or when delivered to the telegraph office or sent out (with receipt confirmed) by telex or telecopy addressed to the party to which such notice is directed at its address determined as in this Section 11.1. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

                  (i) If to any Borrower Party, to such Borrower Party in care of the Borrower at:

                                Securus Technologies, Inc.
                                c/o Evercom Systems, Inc.
                                8201 Tristar Drive
                                Irving, Texas 75063
                                Attn: Keith Kelson
                                Telecopy No.: (972) 988-3774
                                Email: KKelson@evercom.net

                                with a copy to:

                                H.I.G. Capital, LLC
                                1001 Brickell Bay Drive,
                                27th Floor
                                Miami, Florida 33131
                                Attn: Alex Moskovitz
                                Telecopy No.: (305) 379-2013
                                Email:amoskovitz@higcapital.com

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

                                and:

                                White & Case LLP
                                200 South Biscayne Boulevard
                                50th Floor
                                Miami, Florida  33131
                                Attn: Jorge L. Freeland, Esq.
                                Telecopy No.: (305) 358-5744
                                Email: jfreeland@whitecase.com

                  (ii) If to the Administrative Agent, to it at:

                                ING Capital LLC
                                1325 Avenue of the Americas
                                New York, New York  10019
                                Attn: Lissette Ruiz, Associate
                                Telecopy No.: 646-424-8253
                                Email: lissette.ruiz@americas.ing.com

                                with a copy to:

                                Paul, Hastings, Janofsky & Walker LLP
                                600 Peachtree Street, N.E.
                                Suite 2400
                                Atlanta, Georgia 30308
                                Attn: Kevin Conboy, Esq.
                                Telecopy No.: (404) 815-2424
                                Email: kevinconboy@paulhastings.com

                  (iii) If to the Lenders, to them at the addresses set forth on the signature pages of this Agreement; and

                  (iv) If to the Issuing Lender, at the address set forth on the signature pages of this Agreement.

      (b) Any party hereto may change the address to which notices shall be directed under this Section 11.1 by giving ten (10) days' prior written notice of such change to the other parties.

      Section 11.2 Expenses. The Borrower agrees to promptly pay or promptly reimburse:

      (a) All reasonable out-of-pocket expenses of the Administrative Agent in connection with the preparation, negotiation, execution, delivery and syndication of this Agreement, the other Loan Documents and the Hedge Agreements, the transactions contemplated hereunder and thereunder, and the making of the initial Advance hereunder, including, but not limited to, the reasonable fees and disbursements of counsel for the Administrative Agent, and allocated costs for services of internal counsel for the Administrative Agent;

      (b) All reasonable out-of-pocket expenses of the Administrative Agent in connection with the administration of the transactions contemplated in this Agreement, the other Loan Documents and the Hedge Agreements, and the preparation, negotiation, execution, and delivery of any waiver, amendment,

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or consent by the Lenders relating to this Agreement or the other Loan
Documents, including, but not limited to, all out-of-pocket expenses of the Administrative Agent in connection with its periodic field audits and the fees and disbursements of counsel for the Administrative Agent and allocated costs for services of internal counsel for the Administrative Agent;

      (c) All reasonable out-of-pocket costs and expenses of the Administrative Agent, the Issuing Lender and any Lender in connection with any restructuring, refinancing, or "work out" of the transactions contemplated by this Agreement, and of obtaining performance under this Agreement, the other Loan Documents and the Hedge Agreements, and all reasonable out-of-pocket costs and expenses of collection if default is made in the payment of the Obligations, which in each case shall include fees and out-of-pocket expenses of counsel for the Administrative Agent, the Issuing Lender and any Lender, and the fees and out-of-pocket expenses of any experts of the Administrative Agent, or consultants of the Administrative Agent, including in each case, but without in any way limiting the generality of the foregoing, allocated costs for service of their internal counsel; and

      (d) All taxes, assessments, general or special, and other charges levied on, or assessed, placed or made against any of the Collateral, any Notes or the Obligations.

      Section 11.3 Waivers. The rights and remedies of the Lender Group under this Agreement, the other Loan Documents and the Hedge Agreements shall be cumulative and not exclusive of any rights or remedies which they would otherwise have. No failure or delay by the Lender Group, or any of them, or the Majority Lenders in exercising any right shall operate as a waiver of such right. The Lender Group expressly reserve the right to require strict compliance with the terms of this Agreement in connection with any funding of a request for an Advance. In the event the Lenders decide to fund a request for an Advance at a time when the Borrower is not in strict compliance with the terms of this Agreement, such decision by the Lenders shall not be deemed to constitute an undertaking by the Lenders to fund any further requests for Advances or preclude the Lenders from exercising any rights available to the Lenders under the Loan Documents or at law or equity. Any waiver or indulgence granted by the Lenders or by the Majority Lenders shall not constitute a modification of this Agreement, except to the extent expressly provided in such waiver or indulgence, or constitute a course of dealing by the Lenders at variance with the terms of the Agreement such as to require further notice by the Lenders of the Lenders' intent to require strict adherence to the terms of the Agreement in the future. Any such actions shall not in any way affect the ability of the Lenders, in their discretion, to exercise any rights available to them under this Agreement or under any other agreement, whether or not the Lenders are party, relating to the Borrower.

      Section 11.4 Set-Off. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, except to the extent limited by Applicable Law, at any time that a Default exists, each member of the Lender Group and each subsequent holder of the Obligations is hereby authorized by the Borrower Parties at any time or from time to time, without notice to the Borrower Parties or to any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and apply any and all deposits (general or special, time or demand, including, but not limited to, Funded Debt evidenced by certificates of deposit, in each case whether matured or unmatured, but not including any amounts held by any member of the Lender Group or any of its Affiliates in any escrow account) and any other Funded Debt at any time held or owing by any member of the Lender Group or any such holder to or for the credit or the account of any Borrower Party, against and on account of the obligations and liabilities of the Borrower Parties, to any member of the Lender Group or any such holder under this Agreement, any Notes, any other Loan Document and any Hedge Agreements, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement, any Notes, any other Loan Document or any Hedge Agreements, irrespective of whether or not (a) the Lender Group shall have made any demand hereunder or (b) the Lender Group shall have declared the principal of and interest on the Loans and any Notes and other amounts due hereunder to be

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due and payable as permitted by Section 9.2 and although said obligations and liabilities, or any of them, shall be contingent or unmatured. Any sums obtained by any member of the Lender Group or by any subsequent holder of the Obligations shall be subject to the application of payments provisions of Article 2.

      Section 11.5 Assignment.

      (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower Party without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Affiliates of the Administrative Agent) any legal or equitable right, remedy or claim under or by reason of this Agreement.

      (b) Any Lender (and any Lender that is an Issuing Lender) may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it and, if applicable, all or a portion of its Letter of Credit Commitment and excluding rights and obligations with respect to Hedge Agreements); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default exists, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed), and (ii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Acceptance, the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.8(b), 2.9, 6.18, 12.3 and 12.5. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

      (c) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent's Office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding

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notice to the contrary. The Register shall be available for inspection by the
Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

      (d) Any Lender may, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower and the Lender Group shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 11.12(a)(i) that affects such Participant. Subject to paragraph (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.8(b), 2.9, 6.18, 6.19(c) and 12.3 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.4 as though it were a Lender, provided such Participant agrees to be subject to
Section 2.8(b) as though it were a Lender.

      (e) A Participant shall not be entitled to receive any greater payment under Section 2.8(b) or Section 12.3 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.8(b) unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with
Section 2.8(b) as though it were a Lender.

      (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation (i) any pledge or assignment to secure obligations to a Federal Reserve Bank and (ii) in the case of any Lender that is a Fund, any pledge or assignment of all or any portion of such Lender's rights under this Agreement to any holders of obligations owed, or securities issued, by such Lender as security for such obligations or securities, or to any trustee for, or any other representative of, such holders, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

      Section 11.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument. In proving this Agreement or any other Loan Document in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures delivered by a party by facsimile transmission or by e-mail transmission of an adobe file format document (also known as a PDF file) shall be deemed an original signature hereto.

      Section 11.7 Under Seal; Governing Law. This Agreement and the other Loan Documents are intended to take effect as sealed instruments and shall be construed in accordance with and governed by the laws of the State of New York, without regard to the conflict of laws principles thereof, except to the extent otherwise provided in the Loan Documents.

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      Section 11.8 Severability. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

      Section 11.9 Headings. Headings used in this Agreement are for convenience only and shall not be used in connection with the interpretation of any provision hereof.

      Section 11.10 Source of Funds. Notwithstanding the use by the Lenders of the Prime Rate and the Eurodollar Rate as reference rates for the determination of interest on the Loans, the Lenders shall be under no obligation to obtain funds from any particular source in order to charge interest to the Borrower at interest rates tied to such reference rates.

      Section 11.11 Entire Agreement. THIS WRITTEN AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. Each Borrower Party represents and warrants to the Lender Group that it has read the provisions of this Section 11.11 and discussed the provisions of this Section 11.11 and the rest of this Loan Agreement with counsel for such Borrower Party, and such Borrower Party acknowledges and agrees that the Lender Group is expressly relying upon such representations and warranties of such Borrower Party (as well as the other representations and warranties of such Borrower Party set forth in this Agreement and the other Loan Documents) in entering into this Agreement.

      Section 11.12 Amendments and Waivers.

      (a) Neither this Agreement, any other Loan Document nor any term hereof or thereof may be amended orally, nor may any provision hereof be waived orally but only by an instrument in writing signed by the Majority Lenders, or in the case of Loan Documents executed by the Administrative Agent (and not the other members of the Lender Group), signed by the Administrative Agent and approved by the Majority Lenders and, in the case of an amendment, also by the Borrower, except that (i) the consent of each of the Lenders shall be required for (A) any sale or release of, or the subordination of the Administrative Agent's security interest in, all or any substantial part of the Collateral except in conjunction with sales or transfers of Collateral permitted hereunder or any release of any guarantor of the Obligations, (B) any extensions, postponements or delays of the Maturity Date or the scheduled date of payment of interest or principal or fees, or any reduction of principal (without a corresponding payment with respect thereto), or reduction in the rate of interest or fees due to the Lenders hereunder or under any other Loan Documents, (C) any amendment of this Section
11.12 or of the definition of "Majority Lenders" or any other provision of the Loan Documents specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, (D) any amendment increasing the Commitments (it being understood and agreed that a waiver of any Default or modification of any of the defined terms contained herein (other than those defined terms specifically addressed in this Section 11.12) shall not constitute a change in the terms of the Commitments of any Lender), (E) any amendment increasing the amounts or percentages set forth in the definition of "Borrowing Base", (F) any amendment to the definition of "Availability", and (G) any amendment to Section 2.11; (ii) the consent of the Administrative Agent, the Majority Lenders and the Borrower shall be required for any amendment to Section 2.1(d) or Article 10; (iii) the consent of the Issuing Lender, the Majority Lenders and the Borrower shall be required for any amendment to Section 2.1(b) or 2.15 or the definition of "Letter of Credit Commitment"; (iv) the consent of the Guarantors and the Majority Lenders shall be required for any amendment to Article 3; and (v) the consent of the

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Administrative Agent only shall be required to amend Schedule 1(a) hereto to reflect assignments of the Commitments and Loans in accordance with this Agreement. In addition to the required consents set forth above, if ING Capital LLC or any Affiliate thereof has entered into a Hedge Agreement with any Borrower Party and ING Capital LLC is no longer the Administrative Agent or a Lender, the consent of ING Capital LLC or such Affiliate shall be required for any amendment to Section 2.11 or any amendment described in clause (A) above. Any amendment, modification, waiver, consent, termination or release of any Hedge Agreements may be effected by the parties thereto without the consent of the Lender Group.

      (b) Each Lender grants to the Administrative Agent the right to purchase all (but not less than all) of such Lender's Commitment, Letter of Credit Commitment, the Loans and Letter of Credit Obligations owing to it and any Notes held by it and all of its rights and obligations hereunder and under the other Loan Documents at a price equal to the outstanding principal amount of the Loans payable to such Lender plus any accrued but unpaid interest on such Loans and accrued but unpaid commitment fees and letter of credit fees owing to such Lender plus the amount necessary to cash collateralize any Letters of Credit issued by such Lender, which right may be exercised by the Administrative Agent if such Lender refuses to execute any amendment, waiver or consent which requires the written consent of all of the Lenders and to which the Majority Lenders, the Administrative Agent and the Borrower have agreed. Each Lender agrees that if the Administrative Agent exercises its option hereunder, it shall promptly execute and deliver an Assignment and Acceptance and other agreements and documentation necessary to effectuate such assignment. The Administrative Agent may assign its purchase rights hereunder to any assignee if such assignment complies with the requirements of Section 11.5(b).

      (c) If any fees are paid to the Lenders as consideration for amendments, waivers or consents with respect to this Agreement, at Administrative Agent's election, such fees may be paid only to those Lenders that agree to such amendments, waivers or consents within the time specified for submission thereof.

      Section 11.13 Other Relationships. No relationship created hereunder or under any other Loan Document shall in any way affect the ability of any member of the Lender Group to enter into or maintain business relationships with the Borrower, or any of its Affiliates, beyond the relationships specifically contemplated by this Agreement and the other Loan Documents.

      Section 11.14 Pronouns. The pronouns used herein shall include, when appropriate, either gender and both singular and plural, and the grammatical construction of sentences shall conform thereto.

      Section 11.15 Disclosure. The Borrower Parties agree that the Administrative Agent shall have the right to issue press releases regarding the making of the Loans and issuance and the Commitments to the Borrower pursuant to the terms of this Agreement.

      Section 11.16 Replacement of Lender. In the event that a Replacement Event occurs and is continuing with respect to any Lender, the Borrower may designate another financial institution (such financial institution being herein called a "Replacement Lender") acceptable to the Administrative Agent, and which is not the Borrower or an Affiliate of the Borrower, to assume such Lender's Commitment hereunder, to purchase the Loans and participations of such Lender and such Lender's rights hereunder and (if such Lender is the Issuing Lender) to issue Letters of Credit in substitution for all outstanding Letters of Credit issued by such Lender, without recourse to or representation or warranty by, or expense to, such Lender for a purchase price equal to the outstanding principal amount of the Loans payable to such Lender plus any accrued but unpaid interest on such Loans and accrued but unpaid commitment fees and letter of credit fees owing to such Lender plus amounts necessary to cash collateralize any Letters of Credit issued by such Lender, and upon such assumption, purchase and substitution, and subject to the

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execution and delivery to the Administrative Agent by the Replacement Lender of
documentation satisfactory to the Administrative Agent (pursuant to which such Replacement Lender shall assume the obligations of such original Lender under this Agreement), the Replacement Lender shall succeed to the rights and obligations of such Lender hereunder and such Lender shall no longer be a party hereto or have any rights hereunder provided that the obligations of the Borrower to indemnify such Lender with respect to any event occurring or obligations arising before such replacement shall survive such replacement. "Replacement Event" shall mean, with respect to any Lender, (a) the commencement of or the taking of possession by, a receiver, custodian, conservator, trustee or liquidator of such Lender, or the declaration by the appropriate regulatory authority that such Lender is insolvent, (b) the failure by a Lender to fund its portion of any Advance as described in Section 2.2(e) or (c) the making of any claim by any Lender under Section 2.8(b), 12.3 or 12.5, unless the changing of the lending office by such Lender would obviate the need of such Lender to make future claims under such Sections.

      Section 11.17 Confidentiality. No member of the Lender Group shall disclose any non-public confidential information regarding the Borrower Parties ("Confidential Information") to any other Person without the consent of the Borrower, other than (i) to such member of the Lender Group's Affiliates and their officers, directors, employees, agents and advisors, to other members of the Lender Group and, as contemplated by Section 11.5, to actual or prospective assignees and participants, and then only on a confidential basis, (ii) as required by any law, rule or regulation or judicial process, (iii) to any rating agency when required by it, provided, that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Confidential Information relating to the Borrower Parties received by it from such member of the Lender Group, (iv) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking, and (v) in connection with the exercise of any remedy hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder.

      Section 11.18 Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by the Borrower or any Guarantor, or the transfer to the Lender Group of any property, should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences or other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if the Lender Group, or any of them, is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender Group, or any of them, is required or elects to repay or restore, and as to all reasonable costs, expenses and attorneys' fees of the Lender Group related thereto, the liability of the Borrower or such Guarantor, as applicable, automatically shall be revived, reinstated and restored and shall exist as though such Voidable Transfer had never been made.

      Section 11.19 USA Patriot Act. The Administrative Agent (for itself and not on behalf of any Lender) and each Lender that is subject to the USA Patriot Act hereby notify the Borrower that, pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Borrower Parties, which information includes the name and address of the Borrower Parties and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Borrower Party in accordance with the USA Patriot Act.

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                                  ARTICLE 12.

                                YIELD PROTECTION

      Section 12.1 Eurodollar Rate Basis Determination. Notwithstanding anything contained herein which may be construed to the contrary, if with respect to any proposed Eurodollar Advance for any Eurodollar Advance Period, the Administrative Agent determines that deposits in Dollars (in the applicable amount) are not being offered to leading banks in the London interbank market for such Eurodollar Advance Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Lenders, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such situation no longer exist, the obligations of the Lenders to make Eurodollar Advances shall be suspended.

      Section 12.2 Illegality. If any change in Applicable Law, any change in the interpretation or administration of any Applicable Law by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any change in compliance with Applicable Law as a result of any request or directive (whether or not having the force of law) of any such authority, central bank, or comparable agency after the Agreement Date, shall make it unlawful or impossible for any Lender to make, maintain, or fund its Eurodollar Advances, such Lender shall so notify the Administrative Agent, and the Administrative Agent shall forthwith give notice thereof to the other Lenders and the Borrower. Before giving any notice to the Administrative Agent pursuant to this Section 12.2, such Lender shall designate a different lending office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. Upon receipt of such notice, notwithstanding anything contained in
Article 2, the Borrower shall repay in full the then outstanding principal amount of each affected Eurodollar Advance of such Lender, together with accrued interest thereon, either (a) on the last day of the then current Eurodollar Advance Period applicable to such Eurodollar Advance if such Lender may lawfully continue to maintain and fund such Eurodollar Advance to such day or (b) immediately if such Lender may not lawfully continue to fund and maintain such Eurodollar Advance to such day. Concurrently with repaying each affected Eurodollar Advance of such Lender, notwithstanding anything contained in Article 2, the Borrower shall borrow a Prime Rate Advance from such Lender, and such Lender shall make such Advance in an amount such that the outstanding principal amount of the Revolving Loans held by such Lender shall equal the outstanding principal amount of such Revolving Loans immediately prior to such repayment.

      Section 12.3 Increased Costs.

      (a) If any change in Applicable Law, any change in the interpretation or administration of any Applicable Law by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof or any change in compliance with Applicable Law as a result of any request or directive (whether or not having the force of law) of such governmental authority, central bank, or comparable agency after the Agreement
Date:

                  (i) Shall subject any Lender to any tax, duty, or other charge with respect to its obligation to make Eurodollar Advances, or its Eurodollar Advances, or shall change the basis of taxation of payments to any Lender of the principal of or interest on its Eurodollar Advances or in respect of any other amounts due under this Agreement in respect of its Eurodollar Advances or its obligation to make Eurodollar Advances (except for changes in the rate of tax on the overall net income of such Lender);

                  (ii) Shall impose, modify, or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System, but excluding any

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included in an applicable Eurodollar Reserve Percentage), special deposit, assessment, or other requirement or condition against assets of, deposits (other than as described in Section 12.5) with or for the account of, or commitments or credit extended by any Lender, or shall impose on any Lender or the eurodollar interbank borrowing market any other condition affecting its obligation to make such Eurodollar Advances or its Eurodollar Advances; and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining any such Eurodollar Advances, or to reduce the amount of any sum received or receivable by the Lender under this Agreement or under any Notes with respect thereto, and such increase is not given effect in the determination of the Eurodollar Rate;

                  (iii) Shall subject the Issuing Lender or any Lender to any tax, duty or other charge with respect to the obligation to issue Letters of Credit, maintain Letters of Credit or participate in Letters of Credit, or shall change the basis of taxation of payments to the Issuing Lender or any Lender in respect of amounts drawn under Letters of Credit or in respect of any other amounts due under this Agreement in respect of Letters of Credit or the obligation of the Issuing Lender to issue Letters of Credit or maintain Letters of Credit or the obligation of the Lenders to participate in Letters of Credit (except for changes in the rate of tax on the overall net income of the Issuing Lender or any Lender); or

                  (iv) Shall impose, modify, or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit, assessment, or other requirement or condition against assets of, deposits (other than as described in Section 12.5) with or for the account of, or commitments or credit extended by the Issuing Lender, or shall impose on the Issuing Lender or any Lender any other condition affecting the obligation to issue Letters of Credit, maintain Letters of Credit or participate in Letters of Credit; and the result of any of the foregoing is to increase the cost to the Issuing Lender or any Lender of issuing, maintaining or participating in any such Letters of Credit or to reduce the amount of any sum received or receivable by the Issuing Lender or any Lender under this Agreement with respect thereto, then promptly upon demand by such Lender or Issuing Lender, the Borrower agrees to pay, without duplication of amounts due under Section 2.8(b), to such Lender or Issuing Lender such additional amount or amounts as will compensate such Lender or Issuing Lender for such increased costs. Each Lender or Issuing Lender will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender or the Issuing Lender to compensation pursuant to this Section 12.3 and will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole judgment of such Lender or the Issuing Lender, be otherwise disadvantageous to such Lender or the Issuing Lender.

      (b) A certificate of any Lender or the Issuing Lender claiming compensation under this Section 12.3 and setting forth the additional amount or amounts to be paid to it hereunder and calculations therefor shall be conclusive in the absence of manifest error. In determining such amount, such Lender or the Issuing Lender may use any reasonable averaging and attribution methods. If any Lender demands compensation under this Section 12.3, the Borrower may at any time, upon at least five (5) Business Days' prior notice to such Lender, prepay in full the then outstanding affected Eurodollar Advances of such Lender, together with accrued interest thereon to the date of prepayment, along with any reimbursement required under Section 2.9. Concurrently with prepaying such Eurodollar Advances, the Borrower shall borrow a Prime Rate Advance, or a Eurodollar Advance not so affected, from such Lender, and such Lender shall make such Advance in an amount such that the outstanding principal amount of the Revolving Loans held by such Lender shall equal the outstanding principal amount of such Revolving Loans immediately prior to such prepayment.

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      Section 12.4 Effect On Other Advances. If notice has been given pursuant to Section 12.1, 12.2 or 12.3 suspending the obligation of any Lender to make any, or requiring Eurodollar Advances of any Lender to be repaid or prepaid, then, unless and until such Lender (or, in the case of Section 12.1, the Administrative Agent) notifies the Borrower that the circumstances giving rise to such repayment no longer apply, all Advances which would otherwise be made by such Lender as to the Eurodollar Advances affected shall, at the option of the Borrower, be made instead as Prime Rate Advances.

      Section 12.5 Capital Adequacy. If after the Agreement Date, any Lender or Issuing Lender (or any Affiliate of the foregoing) shall have reasonably determined that the adoption of any applicable law, governmental rule, regulation or order regarding the capital adequacy of banks or bank holding companies, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender or Issuing Lender (or any Affiliate of the foregoing) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency (but only if such adoption, change, request or directive occurs after the Agreement Date), has or would have the effect of reducing the rate of return on such Lender's or Issuing Lender's (or any Affiliate of the foregoing) capital as a consequence of such Lender's or Issuing Lender's Commitment or obligations hereunder to a level below that which it could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or Issuing Lender's (or any Affiliate of the foregoing) policies with respect to capital adequacy immediately before such adoption, change or compliance and assuming that such Lender's or Issuing Lender's (or any Affiliate of the foregoing) capital was fully utilized prior to such adoption, change or compliance), then, promptly upon demand by such Lender or Issuing Lender, the Borrower shall immediately pay to such Lender or Issuing Lender such additional amounts as shall be sufficient to compensate such Lender or Issuing Lender for any such reduction actually suffered; provided, however, that there shall be no duplication of amounts paid to a Lender pursuant to this sentence and Section
12.3 hereof. A certificate of such Lender or Issuing Lender setting forth the amount to be paid to such Lender or Issuing Lender by the Borrower as a result of any event referred to in this paragraph shall, absent manifest error, be conclusive.

                                  ARTICLE 13.

                  JURISDICTION, VENUE AND WAIVER OF JURY TRIAL

      Section 13.1 Jurisdiction and Service of Process. FOR PURPOSES OF ANY LEGAL ACTION OR PROCEEDING BROUGHT BY ANY MEMBER OF THE LENDER GROUP WITH RESPECT TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY HEDGE AGREEMENT, EACH BORROWER PARTY AND EACH MEMBER OF THE LENDER GROUP HEREBY IRREVOCABLY SUBMITS TO THE PERSONAL JURISDICTION OF THE FEDERAL AND STATE COURTS SITTING IN THE STATE OF NEW YORK AND HEREBY IRREVOCABLY DESIGNATES AND APPOINTS, AS ITS AUTHORIZED AGENT FOR SERVICE OF PROCESS IN THE STATE OF NEW YORK, THE SECRETARY OF STATE OF NEW YORK, OR SUCH OTHER PERSON AS SUCH BORROWER PARTY SHALL DESIGNATE HEREAFTER BY WRITTEN NOTICE GIVEN TO THE ADMINISTRATIVE AGENT. THE CONSENT TO JURISDICTION HEREIN SHALL NOT BE EXCLUSIVE. THE LENDER GROUP SHALL FOR ALL PURPOSES AUTOMATICALLY, AND WITHOUT ANY ACT ON THEIR PART, BE ENTITLED TO TREAT SUCH DESIGNEE OF EACH BORROWER PARTY AS THE AUTHORIZED AGENT TO RECEIVE FOR AND ON BEHALF OF SUCH BORROWER PARTY SERVICE OF WRITS, OR SUMMONS OR OTHER LEGAL PROCESS IN THE STATE OF NEW YORK, WHICH SERVICE SHALL BE DEEMED EFFECTIVE PERSONAL SERVICE ON SUCH BORROWER PARTY SERVED WHEN DELIVERED, WHETHER OR NOT SUCH AGENT GIVES NOTICE TO SUCH BORROWER

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PARTY; AND DELIVERY OF SUCH SERVICE TO ITS AUTHORIZED AGENT SHALL BE DEEMED TO
BE MADE WHEN PERSONALLY DELIVERED OR THREE (3) BUSINESS DAYS AFTER MAILING BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH AUTHORIZED AGENT. EACH BORROWER PARTY FURTHER IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL TO SUCH BORROWER PARTY AT THE ADDRESS SET FORTH ABOVE, SUCH SERVICE TO BECOME EFFECTIVE THREE (3) BUSINESS DAYS AFTER SUCH MAILING. IN THE EVENT THAT, FOR ANY REASON, SUCH AGENT OR ITS SUCCESSORS SHALL NO LONGER SERVE AS AGENT OF EACH BORROWER PARTY TO RECEIVE SERVICE OF PROCESS IN THE STATE OF NEW YORK, EACH BORROWER PARTY SHALL SERVE AND ADVISE THE ADMINISTRATIVE AGENT THEREOF SO THAT AT ALL TIMES EACH BORROWER PARTY WILL MAINTAIN AN AGENT TO RECEIVE SERVICE OF PROCESS IN THE STATE OF NEW YORK ON BEHALF OF SUCH BORROWER PARTY WITH RESPECT TO THIS AGREEMENT, ALL OTHER LOAN DOCUMENTS AND THE HEDGE AGREEMENTS. IN THE EVENT THAT, FOR ANY REASON, SERVICE OF LEGAL PROCESS CANNOT BE MADE IN THE MANNER DESCRIBED ABOVE, SUCH SERVICE MAY BE MADE IN SUCH MANNER AS PERMITTED BY LAW.

      Section 13.2 Consent to Venue. EACH BORROWER PARTY AND EACH MEMBER OF THE LENDER GROUP HEREBY IRREVOCABLY WAIVES ANY OBJECTION IT WOULD MAKE NOW OR HEREAFTER FOR THE LAYING OF VENUE OF ANY SUIT, ACTION, OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY HEDGE AGREEMENT BROUGHT IN THE FEDERAL COURTS OF THE UNITED STATES SITTING IN NEW YORK COUNTY, NEW YORK, AND HEREBY IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION, OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

      Section 13.3 Waiver of Jury Trial. EACH BORROWER PARTY AND EACH MEMBER OF THE LENDER GROUP WAIVES, AND OTHERWISE AGREES NOT TO REQUEST, A TRIAL BY JURY IN ANY COURT AND IN ANY ACTION, PROCEEDING OR COUNTERCLAIM OF ANY TYPE IN WHICH ANY BORROWER PARTY, ANY MEMBER OF THE LENDER GROUP OR ANY OF THEIR RESPECTIVE SUCCESSORS OR ASSIGNS IS A PARTY, AS TO ALL MATTERS AND THINGS ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, THE HEDGE AGREEMENTS AND THE RELATIONS AMONG THE PARTIES LISTED IN THIS ARTICLE 13.

                  [Remainder of page intentionally left blank.]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers in all as of the day and year first above written.

BORROWER:                    SECURUS TECHNOLOGIES, INC., a Delaware corporation,
                             as the Borrower

                             By:   /s/ Lewis Schoenwetter
                                  Title: Vice President

                             Attest: /s/ Brian Schwartz
                                    Title: Vice President

GUARANTORS:                  T-NETIX, INC., a Delaware corporation, as a
                             Guarantor

                             By:   /s/ Lewis Schoenwetter
                                 Title: Vice President

                             TELEQUIP LABS, INC., a Nevada corporation, as a Guarantor

                             By:   /s/ Lewis Schoenwetter
                                 Title: Vice President

                             T-NETIX TELECOMMUNICATIONS SERVICES, INC., a Texas corporation, as a Guarantor

                             By:   /s/ Lewis Schoenwetter
                                 Title: Vice President

                             SPEAKEZ, INC., a Colorado corporation, as a Guarantor

                             By:   /s/ Lewis Schoenwetter
                                 Title: Vice President

CREDIT AGREEMENT

                             T-NETIX MONITORING CORPORATION,
                             a Colorado corporation, as a Guarantor

                             By:   /s/ Lewis Schoenwetter
                                 Title: Vice President

                             EVERCOM HOLDINGS, INC., a Delaware corporation, as a Guarantor

                             By:   /s/ Lewis Schoenwetter
                                 Title: Vice President

                             EVERCOM, INC., a Delaware corporation, as a Guarantor

                             By:   /s/ Lewis Schoenwetter
                                 Title: Vice President

                             EVERCOM SYSTEMS, INC., a Delaware corporation, as a Guarantor

                             By:   /s/ Lewis Schoenwetter
                                 Title: Vice President

                             FORTUNELINX, INC., a Delaware corporation, as a Guarantor

                             By:   /s/ Lewis Schoenwetter
                                 Title: Vice President

                             EVERCONNECT, INC., a Delaware corporation, as a Guarantor

                             By:   /s/ Lewis Schoenwetter
                                 Title: Vice President

ADMINISTRATIVE AGENT:        ING CAPITAL LLC, as the Administrative Agent

                             By:   /s/ John Lanier
                                 Title: Director

ISSUING LENDER:              ING CAPITAL LLC, as the Issuing Lender

CREDIT AGREEMENT

                             By:   /s/ John Lanier
                                 Title: Director

                             Address: See address for Administrative Agent set
                                      forth in Section 11.1(a)

LENDERS:                     ING CAPITAL LLC, as a Lender

                             By:   /s/ John Lanier
                                 Title: Director

                             Address: See address for Administrative Agent set
                                      forth in Section 11.1(a)

CREDIT AGREEMENT

                             NORTH FORK BUSINESS CAPITAL
                             CORPORATION, as a Lender

                             By:  /s/ Barry S. Fein
                                 Title: Senior Vice President

                             Addresses: North Fork Business Capital Corporation
                                        275 Broadhollow Road
                                        P.O. Box 8914
                                        Melville, New York 11747
                                        Attn: Michael S. Burns
                                        Telecopy No.: (631) 501-5524
                                        Email: Mburns@nfb.com

                                        North Fork Business Capital Corporation
                                        275 Broadhollow Road
                                        P.O. Box 8914
                                        Melville, New York 11747
                                        Attn: Barry Fein
                                        Telecopy No.: (631) 501-5524
                                        Email: Bfein@nfb.com

CREDIT AGREEMENT

                                  Schedule 1(a)

                                Commitment Ratios

                         Commitment
Lender       Commitment     Ratio
------       ----------  ----------
Totals       $_________       100%